Exhibit 10.5

EXECUTION VERSION

AMENDED & RESTATED LOAN AGREEMENT (G&I)

dated as of August 12, 2014

among

HASI CF I BORROWER LLC

and

HAT CF I BORROWER LLC,

and

HAT CF II BORROWER LLC,

as Borrowers,

EACH LENDER PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Administrative Agent

$200,000,000 Senior Secured Credit Facility

Amended & Restated Loan Agreement (G&I)

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5.7.	Taxes	59
5.8.	Lender Tax Information	61
5.9.	[Reserved]	63
5.10.	Mitigation Obligations; Replacement of Lenders	63
5.11.	Nature and Extent of Each Borrower’s Liability	64
5.12.	Fraudulent Transfer Laws	66
5.13.	Subrogation	67

SECTION 6. CONDITIONS PRECEDENT		67
6.1.	Loan Document Effective Date	67
6.2.	Conditions to Approved Financings	71
6.3.	Approved Subsequent Credit Date	78

SECTION 7. UNDERLYING FINANCING PROPOSAL AND APPROVAL PROCESS		79
7.1.	Underlying Financing Proposal	79
7.2.	Approval Process	80

SECTION 8. AMENDMENT AND RESTATEMENT PROVISIONS		81

SECTION 9. COLLATERAL ADMINISTRATION		86
9.1.	Borrowing Base Certificates	86
9.2.	Administration of Accounts	89
9.3.	Administration of Deposit Accounts	90
9.4.	General Provisions	90
9.5.	Power of Attorney	91

SECTION 10. REPRESENTATIONS AND WARRANTIES		92
10.1.	Representations and Warranties of Each Borrower	92

SECTION 11. COVENANTS AND CONTINUING AGREEMENTS		99
11.1.	Affirmative Covenants	99
11.2.	Negative Covenants	106

SECTION 12. EVENTS OF DEFAULT; REMEDIES ON DEFAULT		112
12.1.	Events of Default	112
12.2.	Remedies upon Default	116
12.3.	Sub-License	116
12.4.	Setoff	117
12.5.	Remedies Cumulative; No Waiver	117

SECTION 13. AGENT		117
13.1.	Appointment and Authority	117
13.2.	Exculpatory Provisions	118

Amended & Restated Loan Agreement (G&I)

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13.3.	Reliance by Administrative Agent	119
13.4.	Delegation of Duties	119
13.5.	Resignation of Administrative Agent	119
13.6.	Non-Reliance on Administrative Agent and Other Lenders	120
13.7.	No Other Duties, Etc.	121
13.8.	Administrative Agent May File Proofs of Claim	121
13.9.	Collateral and Guaranty Matters	121

SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS		122
14.1.	Successors and Assigns	122
14.2.	Participations	122
14.3.	Assignments	124
14.4.	Replacement of Certain Lenders	126

SECTION 15. MISCELLANEOUS		127
15.1.	Consents, Amendments and Waivers	127
15.2.	Expenses; Indemnity; Damage Waiver	128
15.3.	Notices and Communications	130
15.4.	Performance of Borrowers’ Obligations	131
15.5.	Credit Inquiries	131
15.6.	Severability	131
15.7.	Cumulative Effect; Conflict of Terms	132
15.8.	Counterparts; Execution	132
15.9.	Electronic Execution of Assignments and Certain Other Documents	132
15.10.	Entire Agreement	132
15.11.	Relationship with Lenders	132
15.12.	No Advisory or Fiduciary Responsibility	132
15.13.	Confidentiality	133
15.14.	GOVERNING LAW	134
15.15.	Consent to Forum	134
15.16.	Waivers by each Borrower	134
15.17.	Patriot Act Notice	135
15.18.	NO ORAL AGREEMENT	135

Amended & Restated Loan Agreement (G&I)

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LIST OF EXHIBITS, APPENDIXES AND SCHEDULES

Forms of Loan Document Effective Date Documents
Exhibit A:	[Reserved]
Forms of Credit Date Documents
Exhibit B-1:	[Reserved]
Exhibit B-2:	Form of Notice of Borrowing
Exhibit B-3:	Form of Notice of Collateral Assignment (Underlying Financing)
Exhibit B-4:	Form of Notice of Assignment (Underlying Financing)
Exhibit B-5:	Form of Master Intercompany Agreement
Exhibit B-5A:	Form of A&R Master Intercompany Agreement
Forms of Security Documents
Exhibit C-1:	Form of Security Agreement
Exhibit C-1A:	Form of A&R Security Agreement
Exhibit C-2:	Form of Pledge Agreement
Exhibit C-3:	Form of Guaranty
Exhibit C-4:	Form of Borrower Note
Exhibit C-4A:	Form of A&R Borrower Note
Exhibit C-5:	Form of Paying Agency Agreement
Exhibit C-6:	Form of Intercompany Note
Exhibit C-6A:	Form of A&R Intercompany Note
Exhibit C-7:	Form of Collateral Assignment (Intercompany Loan)
Exhibit C-8:	Form of Collateral Assignment (Underlying Financing)
Exhibit C-9:	Form of Intercreditor Agreement
Exhibit C-10:	Form of HAT Holdings I Limited Guaranty
Exhibit C-11:	Form of HAT Holdings II Limited Guaranty
Exhibit C-12:	Form of Intercompany Security Agreement
Exhibit C-13:	Form of A&R Continuing Guaranty
Exhibit C-14:	Form of A&R HAT Holdings I Limited Guaranty
Forms of Certificates and Opinions
Exhibit D-1:	Form of Opinion of Morrison & Foerster (Loan Document Effective Date)
Exhibit D-1A:	Form of Opinion of Morrison & Foerster (A&R Effective Date)
Exhibit D-2:	Form of HA In-House Opinion (Loan Document Effective Date)
Exhibit D-2A:	Form of HA In-House Opinion (A&R Effective Date)
Exhibit D-3:	Form of 40 Act Opinion (Loan Document Effective Date)
Exhibit D-3A:	Form of 40 Act Opinion (A&R Effective Date)
Exhibit D-4:	Form of Qualification REIT Opinion of Clifford Chance US LLP (Loan Document Effective Date)
Exhibit D-5:	Form of Opinion of Morrison & Foerster (Credit Date)
Exhibit D-6:	Form of Borrowing Base Certificate
Exhibit D-7:	Form of Borrower Loan Document Effective Date Certificate

Amended & Restated Loan Agreement (G&I)

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Exhibit D-7A:	Form of Borrower A&R Effective Date Certificate
Exhibit D-8:	Form of Borrower Subsidiary Loan Document Effective Date Certificate
Exhibit D-8A:	Form of Borrower Subsidiary A&R Effective Date Certificate
Exhibit D-9:	Form of Guarantor Loan Document Effective Date Certificate
Exhibit D-9A:	Form of Guarantor A&R Effective Date Certificate
Exhibit D-10:	Form of Borrower Credit Date Certificate
Exhibit D-11:	Form of Borrower Subsidiary Credit Date Certificate
Exhibit D-12:	Form of Guarantor Credit Date Certificate
Exhibit D-13:	[Reserved]
Exhibit D-14:	Form of Compliance Certificate
Exhibit D-15A:	Form of U.S. Tax Compliance Certificate (Foreign Lender non-U.S. Partnership)
Exhibit D-15B:	Form of U.S. Tax Compliance Certificate (Foreign Participant non-U.S. Partnership)
Exhibit D-15C:	Form of U.S. Tax Compliance Certificate (Foreign Participant U.S. Partnership)
Exhibit D-15D:	Form of U.S. Tax Compliance Certificate (Foreign Lender U.S. Partnership)
Exhibit D-16:	Form of Solvency Certificate
Exhibit D-17:	[Reserved]
Exhibit D-18:	Form of HAT Holdings I Loan Document Effective Date Certificate
Exhibit D-18A:	Form of HAT Holdings I A&R Effective Date Certificate
Exhibit D-19:	Form of HAT Holdings I Credit Date Certificate
Exhibit D-20:	Form of HAT Holdings II A&R Effective Date Certificate
Exhibit D-21:	Form of HAT Holdings II Credit Date Certificate
Miscellaneous
Exhibit E-1:	Form of Assignment and Assumption
Exhibit E-2:	[Reserved]
Exhibit E-3:	[Reserved]
Exhibit E-4:	Form of Consent to Collateral Assignment (Underlying Financing)
Exhibit E-5:	Form of Administrative Questionnaire
Appendixes
Appendix 1:	Principal Offices
Appendix 2A:	Underlying Financing Criteria (U.S. Federal Government Obligor)
Appendix 2B:	Underlying Financing Criteria (Institutional Obligor)
Appendix 2C:	Underlying Financing Criteria (State/Local Obligor)
Appendix 3:	Form of Underlying Financing Specification
Appendix 4:	[Reserved]
Appendix 5:	[Reserved]
Appendix 6:	Form of Notice of Approval
Appendix 7:	Certain Definitions with Respect to Appendices 2 Through 6
Appendix 8:	Value Appendix

Amended & Restated Loan Agreement (G&I)

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Schedules
Schedule 1.1.1:	Commitment of Lenders and Applicable Percentages
Schedule 6.1.7:	Jurisdictions of Formation and Foreign Qualification (Loan Document Effective Date)
Schedule 6.1.8:	Financial Statements (Loan Document Effective Date)
Schedule 6.1.9:	Required Approvals (Loan Document Effective Date)
Schedule 6.1.14:	Organization and Capital Structure (Loan Document Effective Date)
Schedule 6.1.15:	Separateness Undertakings
Schedule 8.1.7:	Jurisdictions of Formation and Foreign Qualification (A&R Effective Date)
Schedule 8.1.8:	Financial Statements (A&R Effective Date)
Schedule 8.1.9:	Required Approvals (A&R Effective Date)
Schedule 8.1.14:	Organization and Capital Structure (A&R Effective Date)
Schedule 9.3:	Deposit Accounts
Schedule 10.1.12:	Consents and Waivers Not Obtained
Schedule 10.1.14:	Commercial Tort Claims/Litigation
Schedule 10.1.26:	Affiliate Transactions
Schedule 10.1.31:	Intellectual Property
Schedule 10.1.32:	Environmental Actions

Amended & Restated Loan Agreement (G&I)

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AMENDED & RESTATED LOAN AGREEMENT (G&I))

This AMENDED & RESTATED LOAN AGREEMENT (G&I)) dated as of August 12, 2014, (this “Agreement” or this “A&R Agreement”) is entered into by and among HASI CF I Borrower LLC, a Delaware limited liability company (“Borrower HASI”), HAT CF I Borrower LLC, a Delaware limited liability company (“Borrower HAT I”), HAT CF II Borrower LLC, a Delaware limited liability company (“Borrower HAT II” or the “New Borrower”, and together with Borrower HASI and Borrower HAT I, “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, N.A., as Administrative Agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals and not defined shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Borrowers, the Lenders and the Administrative Agent have entered into that certain Loan Agreement (G&I) dated as of July 19, 2013, (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Loan Agreement”), pursuant to which the Lenders have provided a senior secured revolving credit facility in the amount of $200,000,000 (as such facility is modified and amended in accordance with the terms herein, the “Loan Facility”) to Borrowers to finance certain Approved Financings to be owned and managed by each Applicable Borrower Subsidiary, on the terms and conditions set forth in the Original Loan Agreement;

WHEREAS, Borrowers, the Lenders and the Administrative Agent have also entered into that certain Amended & Restated Loan Agreement (PF) dated as of the date hereof, pursuant to which the Lenders have provided a senior secured revolving credit facility in the amount of $250,000,000 (the “Other Loan Facility” and together with the Loan Facility, the “Secured Credit Facilities”) to Borrowers to finance certain project financing investments to be owned and managed by each Applicable Borrower Subsidiary, and the Lenders are willing to provide the Other Loan Facility on the terms and conditions set forth in the documents governing the Other Loan Facility;

WHEREAS, in support of Borrowers’ obligations under the Secured Credit Facilities, (i) Hannon Armstrong Sustainable Infrastructure Capital, Inc., (“HA INC”) a Maryland corporation, Hannon Armstrong Sustainable Infrastructure, LP (“HA LP”), a Delaware limited partnership, Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HA LLC”, and together with HA INC and HA LP, each a “Guarantor” and together the “Guarantors”), have provided a guarantee pursuant to that certain Amended & Restated Continuing Guaranty, dated as of the date hereof, in the form of Exhibit C-13 (the “A&R Guaranty”), (ii) HAT Holdings I LLC, a Maryland limited liability company (“HAT Holdings I”) has provided a limited guarantee pursuant to that certain Amended & Restated Continuing Guaranty, dated as of the date hereof in the form of Exhibit C-14 (the “A&R HAT Holdings I Limited Guaranty”) and (iii) HAT

Amended & Restated Loan Agreement (G&I)

Holdings II LLC, a Maryland limited liability company (“HAT Holdings II) has provided a limited guarantee pursuant to that certain Amended & Restated Continuing Guaranty, dated as of the date hereof in the form of Exhibit C-11 (the “HAT Holdings II Limited Guaranty”);

WHEREAS, each Borrower has secured the Obligations under the Loan Facility by granting to Collateral Agent, for the benefit of the Secured Parties, a Lien on their respective assets, including a pledge by (i) Borrowers of all of their respective assets and Property, (ii) Borrower HASI of all of the Equity Interests in each of HASI CFI OP A LLC, a Delaware limited liability company (“Borrower Sub HASI A”), HASI CFI OP 5 LLC, a Delaware limited liability company (“Borrower Sub HASI 5”), and HASI CFI OP 7 LLC, a Delaware limited liability company (“Borrower Sub HASI 7”), (iv) Borrower HAT I of all of the Equity Interests in each of HAT CFI OP A LLC, a Delaware limited liability company (“Borrower Sub HAT I A”), HAT CFI OP 5 LLC, a Delaware limited liability company (“Borrower Sub HAT I 5”), and HAT CFI OP 7 LLC, a Delaware limited liability company (“Borrower Sub HAT I 7”), (v) Borrower HAT II of all of the Equity Interests in HAT CFII OP A LLC, a Delaware limited liability company (“Borrower Sub HAT II A”), HAT CFII OP 5 LLC, a Delaware limited liability company (“Borrower Sub HAT II 5”), and HAT CFII OP 7 LLC, a Delaware limited liability company (“Borrower Sub HAT II 7”), (vi) HA LLC of all of the Equity Interests in Borrower HASI, (vi) HAT Holdings I of all of the Equity Interests in Borrower HAT I, and (vii) HAT Holdings II of all of the Equity Interests in Borrower HAT II; and

WHEREAS, the parties hereto wish to modify, amend and restate the terms and provisions of the Original Loan Agreement in its entirety as of the A&R Effective Date to provide for the addition of the New Borrower and the New Borrower Subsidiaries and provide for amendments to certain provisions of the Original Loan Agreement as more specifically set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree that the Original Loan Agreement is hereby modified, amended and restated in its entirety as of the A&R Effective Date to read as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions. As used herein, the following terms have the meanings set forth below:

“Acceptance” has the meaning set forth in the Underlying Financing Agreement.

“Account” as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

“Account Debtor” means a Person obligated under an Account, Chattel Paper or General Intangible.

“Additional Collateral Event” means a request by Borrowers to Administrative Agent to include any Approved Financing not already included in the Borrowing Base in the calculation of the Borrowing Base in accordance with Section 5.2.1 without a corresponding Advance being made hereunder.

Amended & Restated Loan Agreement (G&I)

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Appendix 1, or such other address or account as Administrative Agent may from time to time notify to Borrower Agent and Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-5 or any other form approved by Administrative Agent.

“Advance” means the making of a Loan by Lenders to Borrowers under this Agreement.

“Adverse Proceeding” means (a) any pending or, to any Obligor’s Knowledge, threatened (in writing) action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Borrower) at law or in equity, or before or by any Governmental Authority, domestic or foreign that: (i) relates to the Eligible Collateral or to any transaction contemplated by any of the Loan Documents; (ii) relates to the legality, validity or enforceability of any of the Loan Documents; or (iii) any Obligor or, to any Obligor’s Knowledge, any other Material Underlying Financing Participant (including any Intellectual Property Claim and Environmental Notice or Environmental Release), that in the case of (i), (ii) or (iii) above, either singly or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect or (b) any Insolvency Proceeding.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of (a) Administrative Agent, (b) Collateral Agent, and (c) any other Person appointed under the Loan Documents to serve in an agent or similar capacity.

“Agent Commitment Document” means that certain commitment letter dated as of April 3, 2013, between Guarantors and Administrative Agent providing for, among other things, the payment of certain fees and other amounts.

“Agent Indemnitees” means each Agent and its respective officers, directors, employees, Affiliates, agents and attorneys.

“Agent Parties” has the meaning set forth in Section 15.3.3.

“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, engineers or consultants, turnaround consultants, and other professionals and experts retained by an Agent, in each case excluding personnel who are employees of such Agent.

Amended & Restated Loan Agreement (G&I)

“Aggregate DD Amount” means, with respect to a Delayed Draw Financing, the BB Nominal Value (or, if not the BB Nominal Value, the amount to be agreed between the Administrative Agent and the Borrowers) for such Delayed Draw Financing, as such amount is set forth in the Underlying Financing Specification for such Delayed Draw Financing.

“Aggregate Usage” means as of any date of determination (a) the Outstanding Amount plus (b) the Unfunded Financing Commitment Amount.

“Agreement” has the meaning set forth in the recitals hereto.

“Anti-Terrorism Laws” has the meaning set forth in Section 10.1.24.

“Anti-Terrorism Order” means the U.S.A. Patriot Act and Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Borrower Subsidiary” means (a) with respect to any Approved Financing, a Related Borrower Subsidiary that acquires an Approved Financing with the proceeds of an Intercompany Loan, the funds for which are derived from (i) an Advance to the Related Borrower on any Credit Date and/or (ii) equity contributions to such Related Borrower, and (b) with respect to any Nominated Financing, a Borrower Subsidiary proposing to acquire such Nominated Financing.

“Applicable Interest Rate” has the meaning set forth in Section 3.1.1(a).

“Applicable Law” means all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the outstanding Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 4.2. If the commitment of each Lender to make Loans have been terminated pursuant to Section 2.6 or if the outstanding Commitments have expired, then the “Applicable Percentage” of each Lender shall be determined based on the “Applicable Percentage” of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Valuation Percentage” means as of any date of determination, (i) for each Approved Financing with (a) a U.S. Federal Government Obligor, 80% or, with respect to any Delinquent U.S. Federal Government Contract, the applicable percentage set forth in such definition, (b) an Institutional Obligor, 75%, (c) a State/Local Obligor, 75%, (d) with respect to any Zero Value Approved Financing, 0% or (v) such other percentage that may be prescribed by Administrative Agent in its discretion and set forth in the applicable Underlying Financing Specification or its administration and revaluation of a Watched Loan pursuant to Section 9.1.3.

Amended & Restated Loan Agreement (G&I)

“Approval Process” has the meaning set forth in Section 7.2.1.

“Approved Additional Collateral Event” means Administrative Agent approval of a Borrowing Base Certificate in connection with an Additional Collateral Event.

“Approved Financing” has the meaning set forth in Section 7.2.1.

“Approved Fund” means any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

“Approved Subsequent Credit Date” means each Credit Date with respect to (a) an Approved Financing occurring after the first Advance made by Lenders with respect to such Approved Financing, or (b) with respect to an Approved Financing included in the calculation of Borrowing Base as the result of an Approved Additional Collateral Event following the satisfaction of each of the conditions set forth in Section 6.2, each Advance made in respect of such Approved Financing.

“A&R Borrower Note” means each amended and restated promissory note, in grid note format, issued by Borrowers to each Lender in the form of Exhibit C-4A, as such notes may be amended, restated, supplemented or otherwise modified from time to time.

“A&R Guaranty” has the meaning set forth in the recitals.

“A&R Effective Date” has the meaning set forth in Section 8.1.

“A&R Effective Date Funds Memo” means a flow of funds memo executed and delivered on the A&R Effective Date, in form and substance satisfactory to Administrative Agent.

“A&R HAT Holdings I Limited Guaranty” has the meaning set forth in the recitals.

“A&R Intercompany Security Agreement” means that certain Security Agreement between each New Borrower and its Related Borrower Subsidiaries providing security for Intercompany Loans made by such Borrower, substantially in the form of Exhibit C-12.

“A&R Loan Documents” means this A&R Agreement, the A&R Master Intercompany Agreement, the A&R Intercompany Security Agreement, the A&R Intercreditor Agreement and the New Security Documents.

“A&R Paying Agency Agreement” means an amended and restated paying agency agreement among HA LLC, The Bank of New York Mellon, the Administrative Agent, the Other Administrative Agent, the Collateral Agent and the Other Collateral Agent, in form and substance satisfactory to Administrative Agent and Lenders.

Amended & Restated Loan Agreement (G&I)

“A&R Security Agreement” means an amended and restated security agreement between each Borrower and Collateral Agent, dated as of the date hereof, in substantially the form of Exhibit C-1A.

“Assignment and Assumption” means an assignment agreement between a Lender and another Lender, in the form of Exhibit E-1 or otherwise satisfactory to Administrative Agent.

“Authorized Officer” means (a) as applied to any Person, any individual holding the position of chairman of the board or similar body (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer, treasurer, secretary, assistant secretary or any other Person duly authorized to act on behalf of such Person; provided that the authority of such Authorized Officer is supported by an incumbency certificate delivered to Administrative Agent or (b) the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

“Availability” means as of any date of determination, an amount equal to the Borrowing Base minus the Aggregate Usage, as of such date.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bank of America Indemnitees” means Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Rate” means for any day a fluctuating rate per annum equal to the Federal Funds Rate.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“BB Adjusted Value” has the meaning set forth in Appendix 8.

“BB Aggregate Value” has the meaning set forth in Appendix 8.

“BB Nominal Value” has the meaning set forth in Appendix 8.

“Board of Governors” means the Board of Governors of the Federal Reserve System.

“Borrower A&R Effective Date Certificate” means a certificate from Borrowers substantially in the form of Exhibit D-7A.

“Borrower Advance Rate” means the amount, not less than zero, equal to 1 minus the Applicable Valuation Percentage.

“Borrower Agent” has the meaning set forth in Section 4.4.

“Borrower Allocable Amount” has the meaning set forth in Section 5.11.3(b).

Amended & Restated Loan Agreement (G&I)

“Borrower Collateral Accounts” means the Accounts (as defined in the Depositary Agreement) and such other accounts of the Borrower as required from time to time and approved by Administrative Agent and otherwise subject to the Depositary Agreement.

“Borrower Credit Date Certificate” means a certificate from Borrowers, substantially in the form of Exhibit D-10.

“Borrower HASI” has the meaning set forth in the preamble hereto.

“Borrower HAT I” has the meaning set forth in the preamble hereto.

“Borrower HAT II” has the meaning set forth in the preamble hereto.

“Borrower Loan Document Effective Date Certificate” means a certificate from Borrowers substantially in the form of Exhibit D-7.

“Borrower Materials” means Borrowing Base Certificates, Compliance Certificates, and other information, reports, financial statements and other materials delivered by any Borrower hereunder, as well as other reports and information provided by Administrative Agent to Lenders.

“Borrower Note” means each promissory note, in grid note format, issued by Borrowers to each Lender in the form of Exhibit C-4, as such notes may be amended, restated, supplemented or otherwise modified from time to time.

“Borrower Parties” means Borrowers and each Borrower Subsidiary.

“Borrower Sub HASI 5” has the meaning set forth in the recitals hereto.

“Borrower Sub HASI 7” has the meaning set forth in the recitals hereto.

“Borrower Sub HASI A” has the meaning set forth in the recitals hereto.

“Borrower Sub HAT I 5” has the meaning set forth in the recitals hereto.

“Borrower Sub HAT I 7” has the meaning set forth in the recitals hereto.

“Borrower Sub HAT I A” has the meaning set forth in the recitals hereto.

“Borrower Sub HAT II 5” has the meaning set forth in the recitals hereto.

“Borrower Sub HAT II 7” has the meaning set forth in the recitals hereto.

“Borrower Sub HAT II A” has the meaning set forth in the recitals hereto.

“Borrower Subsidiary” means each Subsidiary owned by a Borrower, and as of the A&R Effective Date includes the New Borrower Subsidiaries.

Amended & Restated Loan Agreement (G&I)

“Borrower Subsidiary A&R Effective Date Certificate” means a certificate from Borrowers substantially in the form of Exhibit D-8A.

“Borrower Subsidiary Credit Date Certificate” means a certificate from each Borrower Subsidiary, substantially in the form of Exhibit D-11.

“Borrower Subsidiary Loan Document Effective Date Certificate” means a certificate from Borrowers substantially in the form of Exhibit D-8.

“Borrowers” has the meaning set forth in the preamble hereto.

“Borrowing Base” means as of any date of determination, an amount equal to the least of (a) the BB Aggregate Value, (b) the Commitments then in effect, and (c) the Maximum Loan Amount.

“Borrowing Base Certificate” means a certificate, duly completed and signed by an Authorized Officer of Borrowers, substantially in the form of Exhibit D-6, or such other form which is acceptable to Administrative Agent in its reasonable discretion.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York, and if such day relates to a Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within three (3) months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within three (3) months of the date of acquisition, and overnight bank deposits, in each case which are (x) issued by Bank of America or (y) a commercial bank (other than Bank of America) organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition (provided that the aggregate amount of all such deposits, and acceptances held at such other commercial bank shall not at any time exceed $5,000,000), and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than thirty (30) days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within three (3) months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

“Cashflow Available for Interest Service” means for any period, the sum of (i) accrued interest on the Approved Financings that are Eligible Collateral, plus (ii) accrued Permitted

Amended & Restated Loan Agreement (G&I)

Interest Rate Hedge Agreement payments allocated to such Approved Financings; provided that any accrued interest due and payable that was paid in kind and added to the principal of such Approved Financing during such period shall not be included as interest for purposes of this definition.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements , the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means at any time prior to the Revolver Termination Date: (a) HA INC ceases to own and control, beneficially and of record, directly, at least fifty and one-tenth percent (50.1%) of the voting and economic Equity Interests in HA LP; (b) subject to the proviso in Section 15(b)(xii)(C)(1) of the Guaranty, HA LP ceases to own and control, beneficially and of record, directly, at least fifty and one-tenth percent (50.1%) of the voting and economic Equity Interests in HA LLC; (c) subject to the proviso in Section 15(b)(xii)(C)(1) of the Guaranty, HA LLC ceases to (i) own and Control, beneficially and of record, at least 100% of the Equity Interests of Borrower HASI, or (ii) own and Control, beneficially and of record, at least 100% of the Equity Interests of HAT Holdings I or HAT Holdings II; (d) HAT Holdings I ceases to hold, own and control, beneficially and of record, 100% of the Equity Interests of Borrower HAT I; (e) HAT Holdings II ceases to hold, own and control, beneficially and of record, 100% of the Equity Interests of Borrower HAT II; (f) any Borrower ceases to directly (i) hold 100% of the voting and economic Equity Interests of each Related Borrower Subsidiary or (ii) have Control over each Related Borrower Subsidiary; (g) the sale or transfer of all or substantially all assets of any Guarantor; (h) at any time HA INC ceases to become subject to the reporting requirements of the Exchange Act; or (i) the capital stock of HA INC is no longer listed on the New York Stock Exchange, American Stock Exchange or NASDAQ.

“Claims” means all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable and documented, out-of-pocket third-party fees (including attorneys’ fees), costs and expenses and Extraordinary Expenses at any time (including after Full Payment of the Obligations or replacement of Administrative Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Material Underlying Financing Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with

Amended & Restated Loan Agreement (G&I)

any Loan Documents or Material Underlying Financing Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Document or Material Underlying Financing Document or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document or Material Underlying Financing Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“COBRA” has the meaning set forth in Section 10.1.37(b).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations pursuant to the terms of any Security Documents.

“Collateral Agent” means The Bank of New York Mellon, and any successor collateral agent under the Depositary Agreement.

“Collateral Assignment (Intercompany Loan)” means an instrument by which a Borrower collaterally assigns to Collateral Agent for the benefit of the Secured Parties as security for the Obligations all of such Borrower’s rights in, to and under Intercompany Documents with respect to an Intercompany Loan, in form and substance satisfactory to Administrative Agent and Lenders, substantially in the form of Exhibit C-7.

“Collateral Assignment (Underlying Financing)” means an instrument by which a Related Borrower Subsidiary collaterally assigns to the Related Borrower as security for such Related Borrower Subsidiary’s obligations under an Intercompany Loan all of such Related Borrower Subsidiary’s rights in, to and under Underlying Financing Documents and related rights and property with respect to the Approved Financing being financed with the proceeds of such Intercompany Loan, in form and substance satisfactory to Administrative Agent and Lenders, substantially in the form of Exhibit C-8.

“Collateral Release” has the meaning set forth in Section 9.1.5(a).

“Collateral Release Request” has the meaning set forth in Section 9.1.5(a).

“Commitment” means for any Lender, its obligation to make Loans in an aggregate principal amount at any one time outstanding not to exceed the maximum principal amount shown on Schedule 1.1.1 or in an Assignment and Assumption to which it is a party as such amount may be adjusted from time to time in accordance with this Agreement, including without limitation, Sections 2.5 and 2.6.

“Commitment Termination Date” has the meaning set forth in Section 2.6.

“Commitments” means the aggregate Commitment of all Lenders. From and after the date on which the Maximum Advance Limitation is met, and unless and until the Commitments are otherwise reduced pursuant to Sections 2.6(a) or 2.6(c) (in which case the Lender’s

Amended & Restated Loan Agreement (G&I)

Commitment would be $0), the Commitment of each Lender shall equal such Lender’s Applicable Percentage of Loans outstanding on the date on which the Maximum Advance Limitation is met.

“Compliance Certificate” means a certificate, in the form of Exhibit D-14 and satisfactory to Administrative Agent, by which HA INC certifies compliance with Sections 11.1.1(c), 11.1.1(d), 11.2.28 and Sections 15(b)(vii)(A), (B) and (C) of the Guaranty.

“Consent to Collateral Assignment (Underlying Financing)” means an instrument by which an Underlying Borrower and, if such Person’s consent is required pursuant to an Underlying Financing Document, any other counterparty to an Underlying Financing Document consents to a Related Borrower Subsidiary’s collateral assignment to a Borrower (and Borrower’s subsequent assignment to Collateral Agent) of such Related Borrower Subsidiary’s rights in, to and under Underlying Financing Documents with respect to an Approved Financing in form and substance satisfactory to Administrative Agent and Lenders (a form of which may be attached as Exhibit E-4 at such time as Administrative Agent, Lenders and Borrowers mutually agree upon a form thereof).

“Contingent Obligation” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (as used in this definition, “primary obligations”) of another obligor (as used in this definition, “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Contractual Obligation” means as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

“Corrupt Practices Laws” means (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95 213, §§101 104), as amended, and (ii) any equivalent U.S. or foreign Applicable Law.

Amended & Restated Loan Agreement (G&I)

“Credit Date” means for any Loan, the date of an Advance, including each Approved Subsequent Credit Date, and the date any Approved Financing first becomes a part of or joins the Borrowing Base.

“Credit Date Flow of Funds Memo” means a flow of funds memo executed and delivered on a Credit Date, in form and substance satisfactory to Administrative Agent.

“CWA” means the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

“Debt” means as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables and other accrued liabilities incurred and being paid in the Ordinary Course of Business, (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; (d) net obligations of such Person under any Hedge Agreement (e) all obligations under any leases, including a sale and lease-back arrangement and (e) in the case of Borrowers, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture if the Person has liability for the Debt.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Decision Period” has the meaning set forth in Section 7.1.1.

“Default” means an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.1.1(b).

“Defaulting Lender” means subject to Section 4.2.2, any Lender (other than Bank of America) that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower Agent or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrowers, to confirm in writing to Administrative Agent and Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant

Amended & Restated Loan Agreement (G&I)

to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding (including under any Debtor Relief Law), or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender (other than Bank of America) is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.2.2) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower Agent and each other Lender promptly following such determination.

“Delayed Draw Commitment Amount” means the total aggregate amount of principal that Lenders have agreed to fund (subject to the terms and condition set forth in this Agreement, including Sections 6.2 and 6.3) in respect of any Delayed Draw Financing, as such amount is set forth in the Underlying Financing Specification for such Delayed Draw Financing.

“Delayed Draw Financing” means any Approved Financing that is Eligible Collateral that is not fully funded at the time of closing but instead allows the Underlying Borrower to withdraw or advance at predefined times during the term of such Underlying Financing; provided that, once fully funded, such financing shall no longer be deemed to be a Delayed Draw Financing, but simply an Approved Financing for all purposes under this Agreement, including for purposes of valuing such financing pursuant to Appendix 8.

“Delinquent U.S. Federal Government Contract” means any contract between a U.S. Federal Government Obligor and an Underlying Borrower (A) with respect to which one or more Receivables are delinquent for a period of sixty (60) days or more and (B) the Administrative Agent has agreed in writing with the Borrowers that such delinquency is solely administrative in nature and therefore eligible for the graduated Applicable Valuation Percentage step-downs set forth in the next succeeding sentence. If the Administrative Agent has provided its written consent as provided in the preceding sentence and in accordance with Section 9.1.3, the Applicable Valuation Percentage for any Delinquent U.S. Federal Government Contract shall be equal to (i) 70% for any Delinquent U.S. Federal Government Contract with respect to which one or more Receivables are delinquent on the first date on which any calculation of Borrowing Base and Availability is required to be made pursuant to Section 9.1 occurring not less than sixty (60) days following the date on which such Receivable was required to be paid, (ii) 60% for any Delinquent U.S. Federal Government Contract remaining so delinquent on the first date on which any calculation of Borrowing Base and Availability is required to be made pursuant to Section 9.1 occurring not less than ninety (90) days following the date on which such Receivable

Amended & Restated Loan Agreement (G&I)

was required to be paid; (iii) 50% for any Delinquent U.S. Federal Government Contract remaining so delinquent on the first date on which any calculation of Borrowing Base and Availability is required to be made pursuant to Section 9.1 occurring not less than one-hundred twenty (120) days following the date on which such Receivable was required to be paid and (iv) 0% for any Delinquent U.S. Federal Government Contract remaining so delinquent on the first date on which any calculation of Borrowing Base and Availability is required to be made pursuant to Section 9.1 occurring not less than one-hundred eighty (180) days following the date on which such Receivable was required to be paid.

“Deposit Account” means shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union, or like financial institution, other than an account evidenced by a negotiable certificate of deposit.

“Depositary Agreement” means that certain Amended & Restated Collateral Agency and Depositary Agreement (G&I) dated as of the date hereof (as amended, modified, supplemented from time to time in accordance therewith), between Borrowers, the Administrative Agent, the Other Administrative Agent and The Bank of New York Mellon in its capacity as Collateral Agent, Other Collateral Agent and Depositary and as Securities Intermediary (each as defined thereunder).

“Designated Jurisdiction” means any country or territory, to the extent that such country or territory itself is the subject of any Sanction.

“Deteriorating Credit Condition” means with respect to any Approved Financing (including the Underlying Financing), (i) any downgrade of the credit rating of the Underlying Obligor (other than a U.S. Federal Government Obligor) by two or more notches (whether as a result of a single downgrade or multiple downgrades) by Moody’s or S&P since the date on which the applicable Approved Financing was initially financed or became Eligible Collateral hereunder, (ii) prior to Acceptance, any downgrade of the credit rating of Underlying Borrower or Underlying Borrower Guarantor by two or more notches by Moody’s or S&P (whether as a result of a single downgrade or multiple downgrades) since the date on which the applicable Approved Financing was initially financed or became Eligible Collateral hereunder, (iii) (A) prior to Acceptance, any expected delay in Acceptance from the scheduled Acceptance date after giving effect to any grace period expressly provided for under the Underlying Financing Agreement and (B) after Acceptance, a material energy savings shortfall during a measurement period, or (iv) an Underlying Material Adverse Effect.

“Distribution” means any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

“Dollars” means lawful money of the United States.

“Eligible Collateral” means each Approved Financing for which (i) an Advance has been made during the applicable Loan Availability Period under this Loan Facility in respect of such Approved Financing or (ii) all conditions precedent set forth in Section 6.2 have been satisfied

Amended & Restated Loan Agreement (G&I)

during the applicable Loan Availability Period in respect of an Additional Collateral Event in respect of such Approved Financing, and in each case of clauses (i) and (ii), is not an Excluded Investment.

“Eligible Nominated Financing” has the meaning set forth in Section 7.1.1.

“Enforcement Action” means any action to enforce any Obligations or Loan Documents or any Material Underlying Financing Document or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor’s Insolvency Proceeding, credit bid of any Obligations, or otherwise).

“Engagement Letter” means that certain Engagement Letter dated as of April 3, 2013, between Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and providing for, among other things, the payment of certain fees and other amounts.

“Environmental Claim” means any investigation (excluding routine inspections), notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to human health, natural resources or the environment.

“Environmental Laws” means all Applicable Laws (including programs, permits and guidance promulgated by regulators), relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

“Environmental Notice” means a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

“Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.

“Equity Interest” means the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means (a) any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code); and (b) each Guarantor and any of its successors or assigns.

Amended & Restated Loan Agreement (G&I)

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

“Eurodollar Daily Floating Rate” means, for all Eurodollar Rate Loans, on each day any such Loan is outstanding, the fluctuating rate of interest equal to LIBOR, as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) any such Loan is outstanding, for Dollar deposits with a term equivalent to a one month interest period. If such rate is not available at such time for any reason, then the “Eurodollar Daily Floating Rate” shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery in same day funds in the approximate amount of the Eurodollar Rate Loans being made or converted and with a term equivalent to a one-month interest period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time), on each day (or, if such day is not a Business Day, on the immediately preceding Business Day) any such Loan is outstanding.

“Eurodollar Rate” means (I) with respect to a Loan referred to in clause (i)(a) of the definition of “Interest Period”, the Eurodollar Daily Floating Rate and (II) with respect to a Loan referred to in clause (i)(b) or clause (ii) of the definition of “Interest Period”, the rate per annum equal to (i) LIBOR, as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period.

Amended & Restated Loan Agreement (G&I)

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the definition of Eurodollar Rate.

“Event of Default” has the meaning set forth in Section 12.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Investment” means an Approved Financing which Administrative Agent has determined does not meet the criteria for inclusion in the Borrowing Base, including, without limiting the foregoing, any Approved Financing: (i) which is not owned by Applicable Borrower Subsidiary; (ii) which is not subject to a first priority and perfected security interest in favor of Collateral Agent, or (iii) was acquired, in part, with advances or other funding provided under an Intercompany Loan and such Intercompany Note has been sold, assigned (other than to Related Borrower) or otherwise disposed of or is revoked, cancelled, rescinded or otherwise ceases to be in full force and effect.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), revenues, property holdings, intangibles or capital base, franchise Taxes, and branch profits Taxes, in each case that are (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 5.10.2) or (ii) such Lender changes its Lending Office (other than pursuant to Section 5.10.1), except in each case to the extent that, pursuant to Section 5.7.1 or Section 5.7.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.8 and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Expenses” means all reasonable and documented, out-of-pocket, fees, costs, expenses or advances that any Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against an Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Material Underlying Financing Documents or Obligations, including any lender liability or other

Amended & Restated Loan Agreement (G&I)

Claims (provided that such fees, costs, expenses or advances shall not be reimbursable, as to any Indemnitee, to the extent that such fees, costs, expenses or advances result from a claim brought by any Borrower or any other Obligor against an Indemnitee for lender liability or other similar Claim in connection with the Loan Documents, if Borrowers or any other Obligor has obtained a final and nonappealable judgment in its favor against such Indemnitee on such claim as determined by a court of competent jurisdiction); (c) the exercise of any rights or remedies of any Agent in, or the monitoring of, any Insolvency Proceeding of an Obligor or any of its Affiliates; (d) settlement or satisfaction of Taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents, Material Underlying Financing Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“Fair Salable Value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“Financial Officer” means as applied to any Person, any individual holding the position of chief financial officer or treasurer.

“Financial Officer Certification” means with respect to the financial statements for which such certification is required, the certification of the chief financial officer or treasurer, as applicable, of any Person that such financial statements fairly present, in all material respects, the financial condition of such Person and its subsidiaries (if any) as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; provided that for purposes of Section 11.1.1(c)(i)

Amended & Restated Loan Agreement (G&I)

and Section 11.1.1(d)(i) to the extent satisfied pursuant to the terms herein as a result of the applicable 10-K or 10-Q filing, the certification by an appropriate Financial Officer in such publicly filed SEC documents shall be deemed a satisfactory “Financial Officer Certification”.

“First Priority Lien” means with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien that is, pursuant to Applicable Law, senior to the Lien created pursuant to any Security Document.

“Fiscal Quarter” means each period of three (3) months, commencing on the first day of a Fiscal Year.

“Fiscal Year” means the fiscal year of HA INC for accounting and Tax purposes, ending on December 31 of each year.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Asset Control Regulations” has the meaning set forth in Section 10.1.25.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fraudulent Transfer Laws” has the meaning set forth in Section 5.12.

“Full Payment” means with respect to any Obligation, the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding), as evidenced by execution and delivery of the parties thereto of a Payoff Letter. No Loans shall be deemed to have been paid in full unless all Commitments have expired or terminated.

“Funding Default” has the meaning set forth in Section 5.10.4.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time; provided, however, that as it relates to all financial statements of any Obligor besides HA INC, references to GAAP do not require footnotes and certain required statements (including Statements of Cash Flow and Equity) and that consolidation and year-end entries are made at the consolidated group level and not at the individual company level).

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” means any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including any supra-national bodies such as the European Union or the European Central Bank).

Amended & Restated Loan Agreement (G&I)

“Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

“Guarantor Credit Date Certificate” means a certificate from each Guarantor, substantially in the form of Exhibit D-12.

“Guarantor Loan Document Effective Date Certificate” means a certificate from Guarantors substantially in the form of Exhibit D-9.

“Guarantor A&R Effective Date Certificate” means a certificate from Guarantors substantially in the form of Exhibit D-9A.

“Guarantor Payment” has the meaning set forth in Section 5.11.3(b).

“Guarantors” has the meaning set forth in the recitals hereto.

“Guaranty” has the meaning set forth in the recitals hereto, in the form of Exhibit C-3.

“HA INC” has the meaning set forth in the recitals hereto.

“HA INC IPO” means the initial public offering of Hannon Armstrong Sustainable Infrastructure Capital, Inc.

“HA LLC” means Hannon Armstrong Capital, LLC.

“HA LP” means Hannon Armstrong Sustainable Infrastructure, LP.

“HAT Holdings I” has the meaning ascribed thereto in the recitals.

“HAT Holdings I Credit Date Certificate” means a certificate from HAT Holdings I substantially in the form of Exhibit D-19.

“HAT Holdings I Limited Guaranty” has the meaning set forth in the recitals hereto, in the form of Exhibit C-10.

“HAT Holdings I Loan Document Effective Date Certificate” means a certificate from HAT Holdings I substantially in the form of Exhibit D-18.

“HAT Holdings I A&R Effective Date Certificate” means a certificate from HAT Holdings I substantially in the form of Exhibit D-18A.

“HAT Holdings II” has the meaning ascribed thereto in the recitals.

“HAT Holdings II A&R Effective Date Certificate” means a certificate from HAT Holdings II substantially in the form of Exhibit D-20.

“HAT Holdings II Credit Date Certificate” means a certificate from HAT Holdings II substantially in the form of Exhibit D-21.

Amended & Restated Loan Agreement (G&I)

“HAT Holdings II Limited Guaranty” has the meaning ascribed thereto in the recitals.

“Hazardous Materials” means any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, classified or regulated as such in or under any Environmental Laws, including (a) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law and (b) any other chemical, material or substance, the import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under, or for which liability is imposed pursuant to, any Environmental Law.

“Hazardous Materials Activity” means any past or current activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Environmental Release, threatened (in writing) Environmental Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (as used in this definition, any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation, and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitees” means Agent Indemnitees, Lender Indemnitees and Bank of America Indemnitees.

Amended & Restated Loan Agreement (G&I)

“Independent Appraiser” means an independent third party appraiser acceptable to Administrative Agent and Borrower Agent.

“Independent Manager” means an independent manager acceptable to Administrative Agent and Required Lenders.

“Information” has the meaning set forth in Section 15.13.

“Initial Borrowing Base Certificate” has the meaning set forth in Section 5.2.1(a)(i).

“Initial Cure Period” has the meaning set forth in Section 12.1.6.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order or filing of a petition for relief under any Debtor Relief Law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors of such Person; (d) application or petition for dissolution of such Person; or (e) the sale or transfer of all or any material part of the assets of such Person or the cessation of the business of such Person as a going concern.

“Institutional Obligor” means An entity that (i) is (A) a public or private university, college or school (and any system or district thereof), or (B) a hospital, health care system or other health services-related entity, and (ii) (A) is rated by S&P or Moody’s (or both) and has a credit rating of at least “BBB” by S&P (if then rated by S&P), or “Baa2” by Moody’s (if then rated by Moody’s) or (B) if not rated by either S&P or Moody’s, has a rating that was calculated using Moody’s RiskCalc or Q-Rate credit rating software and such rating is at least equal to “Baa2”.

“Insurance Requirements” means that certain insurance required pursuant to Section 11.1.12.

“Intellectual Property” means all intellectual property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or its Related Borrower Subsidiaries’ ownership, use, marketing, sale or distribution of any Intellectual Property violates another Person’s Intellectual Property.

“Intercompany Assignment Agreement” means with respect to any Approved Financing, each OBS Transfer Instrument or Intercompany Transfer Instrument (as such terms are defined in the A&R Master Intercreditor Agreement) executed in connection therewith.

Amended & Restated Loan Agreement (G&I)

“Intercompany Documents” means with respect to an Intercompany Loan, the Intercompany Assignment Agreement, the A&R Master Intercompany Agreement, the Intercompany Security Agreements, the Intercompany Note, the Collateral Assignment (Intercompany Loan), each Collateral Assignment (Underlying Financing), the Consent to Collateral Assignment (Underlying Financing), if any, and all of the other documents evidencing the obligation of Applicable Borrower Subsidiary or representing any of the rights and interests of Related Borrower in its capacity as lender thereunder or delivered by Applicable Borrower Subsidiary in connection with such Intercompany Loan and all documents related to the creation, perfection or maintenance of Liens given to secure such Intercompany Loan, as the same may be supplemented, modified, amended, restated or replaced from time to time and including those documents under the heading “Intercompany Loan Documents” set forth in Part VI of Exhibit A to each Underlying Financing Specification.

“Intercompany Loan” means each loan extended by any Related Borrower to any Related Borrower Subsidiary as evidenced by an Intercompany Note for the purpose of such Applicable Borrower Subsidiary’s acquisition of an Underlying Financing, including amounts required for reasonable out-of-pocket expenses associated with such acquisition.

“Intercompany Note” means each promissory note issued by an Applicable Borrower Subsidiary to a Related Borrower in connection with the purchase by such Applicable Borrower Subsidiary of an Approved Financing, each substantially in the form of Exhibit C-6 or Exhibit C-6A.

“Intercompany Security Agreements” means the security agreements between each Borrower and its Related Borrower Subsidiaries providing security for Intercompany Loans made by such Borrower, each substantially in the form of Exhibit C-11.

“Intercreditor Agreement” or “A&R Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the date hereof, among Borrowers, Administrative Agent, Collateral Agent, Other Administrative Agent and the Other Collateral Agent, substantially in the form of Exhibit C-9.

“Interest Coverage Calculation Period” means, with respect to a Payment Date Borrowing Base Certificate, the period beginning on the first day of the calendar month (the “Subject Month”) that immediately preceded the month in which such Payment Date Borrowing Base Certificate is delivered and ending on the last day of such Subject Month.

“Interest Period” means (i) (a) for each Loan that is made on a date other than a Payment Date, interest on such Loan shall be charged for each day beginning on the day that such Loan was made until the tenth day of the following calendar month at the Eurodollar Daily Floating Rate as of each such day and (b) thereafter shall be automatically converted to a one month interest period in accordance with clause (ii) of this definition, and (ii) for each Loan that is made on a Payment Date and for each Loan that is automatically converted pursuant to clause (i)(b) of this definition, each period beginning on the tenth day of a calendar month and expiring on the tenth day of the following calendar month; provided that (x) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) no Interest Period shall extend beyond the Revolver Termination Date.

Amended & Restated Loan Agreement (G&I)

“Interest Rate Hedge Agreement” means any swap, cap, collar, forward purchase or similar agreements or arrangements entered into by a Borrower or one of its Affiliates in connection with the Loan Facility for the sole purpose of reducing a Borrower’s exposure to interest rate risk and not for speculative purposes.

“Interest Service Coverage Ratio” means for any period (a) Cashflow Available for Interest Service for such period, divided by (b) all interest accrued by the Borrowers on the aggregate outstanding principal amount of the Loans during such period.

“Interest Service Coverage Ratio Threshold” shall mean, for any period, as of any date of determination, the ratio obtained by dividing 1 / (the average Applicable Valuation Percentage weighted by the Nominal Value of each of the Approved Financings part of the Borrowing Base as of such date).

“Investment” means an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means when used in reference to any (i) Obligor, (x) the actual knowledge of the officers and employees of each of the Obligors and their Subsidiaries (collectively) whose duties require them to have responsibility for the matter in question, and (y) any knowledge that should have been obtained by any such officers and employees as a result of the reasonable exercise or discharge by such officer or employee of his/her duties or responsibilities in the ordinary course; and (ii) any other Person, the actual knowledge of any such Person or any knowledge that should have been obtained by such Person as a result of the reasonable exercise of a discharge by such Person of his/her duties or responsibilities in the ordinary course (and the words “Know” and “Known” shall be construed accordingly).

“Lender” or “Lenders” has the meaning set forth in the preamble hereto, and shall, for the avoidance of doubt, include any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Assumption.

“Lender Indemnitees” means Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

“Lending Office” means the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Administrative Agent and Borrower Agent.

“LIBOR” means the British Bankers Association one-month U.S. Dollar LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a U.S. Dollar LIBOR rate available.

Amended & Restated Loan Agreement (G&I)

“License” means any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Lien” means a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception or encumbrance.

“Loan” has the meaning set forth in Section 2.1.1.

“Loan Availability Date” means with respect to any Approved Financing, the date occurring during the Loan Availability Period on which the conditions precedent set forth in Section 6.2 in respect of the applicable Approved Financing have been satisfied.

“Loan Availability Period” means for any Approved Financing, the period beginning on the date of the Notice of Approval for such Approved Financing and ending on the date that is the sixtieth (60th) Business Day thereafter.

“Loan Document Effective Date” has the meaning set forth in Section 6.1.

“Loan Document Effective Date Flow of Funds Memo” means a flow of funds memo executed and delivered on the Loan Document Effective Date, in form and substance satisfactory to Administrative Agent.

“Loan Documents” means this Agreement, Other Agreements and Security Documents, and as of the A&R Effective Date includes the A&R Loan Documents.

“Loan Facility” has the meaning set forth in the recitals hereto.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Mandatory Prepayment” means any prepayment required pursuant to the terms of Section 5.2.1.

“Margin” means with respect to each Loan, 1.50%.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors.

“Market Disruption” means the occurrence of a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect Lenders’ ability to make a requested Commitment available for an Underlying Financing as determined by Administrative Agent in its sole discretion.

“Master Intercompany Agreement” or “A&R Master Intercompany Agreement” means that certain Amended & Restated Master Intercompany Loan, Collateral Assignment and Purchase and Sale Agreement dated as of the date hereof, by and among Borrowers, each Related Borrower Subsidiary and certain of their respective Affiliates that are party thereto from time to time.

Amended & Restated Loan Agreement (G&I)

“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has or could be reasonably expected to have a material adverse effect (a)(i) on the business, operations, Properties, prospects or condition (financial or otherwise) of any Borrower or Guarantor, (ii) on the value of the Collateral, (iii) on the enforceability of any Loan Document, or (iv) on the validity or priority of Administrative Agent’s Liens on any Collateral; (b) on the ability of an Obligor to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) on the ability of Administrative Agent or any Lender to enforce or collect in any Obligation or to realize upon the Collateral (taken as a whole).

“Material Underlying Financing Document” means with respect to any Approved Financing, each document designated by the Administrative Agent as a “Material Underlying Financing Document” in Part IV to Exhibit A to the applicable Underlying Financing Specification and such other Underlying Financing Documents that (i) were entered into after the date such Approved Financing joined the Borrowing Base and (ii) the Administrative Agent and Borrowers agree are material.

“Material Underlying Financing Participant” means with respect to any Approved Financing, each Person listed in Part III to Exhibit A to the applicable Underlying Financing Specification and each other Person that (i) is or becomes a party to a Material Underlying Financing Document after the date hereof and (ii) the Administrative Agent and Borrowers agree is material.

“Material Underlying Financing Project Document” means with respect to any Approved Financing, each of the “Underlying Financing Project Documents” designated by the Administrative Agent as a Material Underlying Financing Project Document in Part IV to Exhibit A to the applicable Underlying Financing Specification.

“Maximum Advance Limitation” means has the meaning set forth in Section 2.6.

“Maximum Loan Amount” means $200,000,000.

“Maximum Rate” means has the meaning set forth in Section 3.10.

“Midpoint Valuation” means the amount equal to the lesser of (x) midpoint of: Borrowers’ valuation amount, Administrative Agent’s valuation amount and the Independent Appraiser’s valuation amount and (y) the Nominal Value for such loan.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust or deed to secure debt in which a Borrower grants a Lien on its Real Estate to an Agent, as security for the Obligations.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Amended & Restated Loan Agreement (G&I)

“Net Proceeds” means proceeds (including, when received, any deferred or escrowed payments) received by a Borrower in cash from any disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; and (b) transfer or similar taxes.

“New Borrower” has the meaning set forth in the preamble hereto.

“New Borrower Subsidiary” means each of Borrower Sub HAT II 5, Borrower Sub HAT II 7, and Borrower Sub HAT II A.

“New Collateral” means all Property described in any New Security Document as security for any Obligations

“Nominal Value” has the meaning set forth in Appendix 8.

“Nominated Financing” means a prospective Underlying Financing proposed to be purchased by an Applicable Borrower Subsidiary with the proceeds of one or more Advances and described in the draft Underlying Financing Specification submitted with the applicable Proposal Package.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or affected Lenders in accordance with the terms of Section 15.1 and (ii) has been approved by Required Lenders.

“Non-Defaulting Lender” means at any time, each Lender that is not a Defaulting Lender at such time.

“Notice of Approval” means a notice delivered by Administrative Agent to Borrower Agent substantially in the form of Appendix 6.

“Notice of Borrowing” means a notice submitted by Borrower Agent in order to request an Advance substantially in the form of Exhibit B-2.

“Notice of Assignment (Underlying Financing)” means a notice to an Underlying Borrower or an Underlying Obligor by which such Person is given notice of an Origination Company’s assignment of such Person’s rights in, to and under Underlying Financing Documents with respect to an Approved Financing pursuant to an Underlying Financing Agreement, in form and substance satisfactory to Administrative Agent and Lenders (a form of which may be attached as Exhibit B-4 at such time as Administrative Agent, Lenders and Borrowers mutually agree upon a form thereof).

“Notice of Collateral Assignment (Underlying Financing)” means a notice to an Underlying Borrower or an Underlying Obligor, as applicable, by which such Underlying Borrower or such Underlying Obligor, as applicable is given notice of a Related Borrower Subsidiary’s collateral assignment to a Borrower of such Related Borrower Subsidiary’s rights

Amended & Restated Loan Agreement (G&I)

in, to and under Underlying Financing Documents with respect to an Approved Financing pursuant to a Collateral Assignment (Underlying Financing) and which includes payment instructions in respect of any amounts paid to or for the benefit of such Underlying Borrower or such Underlying Obligor, as applicable under such Underlying Financing Documents, in form and substance satisfactory to Administrative Agent and Lenders (a form of which may be attached as Exhibit B-3 at such time as Administrative Agent, Lenders and Borrowers mutually agree upon a form thereof).

“Obligations” means all (a) principal of and premium, if any, on the Loans, (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents and (c) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

“Obligor” means each Borrower Party, HAT Holdings I, HAT Holdings II and each Guarantor.

“OFAC” means Office of Foreign Assets Control of the U.S. Treasury Department.

“Ordinary Course of Business” means with respect to each Obligor, the ordinary course of business of such Obligor, undertaken in good faith and consistent with Applicable Law and past practices.

“Organizational Documents” means with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“Origination Company” means with respect to an Underlying Financing, any Affiliate (other than a Borrower or Borrower Subsidiary) of HA INC which is the original purchaser and counterparty under the Underlying Financing Documents and the direct or indirect seller of such Underlying Financing Documents and Approved Financing to Applicable Borrower Subsidiary.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Other Administrative Agent” means the administrative agent under the Other Loan Facility.

“Other Agreement” means Engagement Letter, each Agent Commitment Document, the Placement Fee Letter, each fee letter, Intercreditor Agreement, Borrowing Base Certificate, Compliance Certificate, each Intercompany Document, or other note, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person by or on behalf of such Obligor to Administrative Agent or a Lender in connection with the Loan Documents.

Amended & Restated Loan Agreement (G&I)

“Other Collateral Agent” means the collateral agent under the Other Loan Facility.

“Other Connection Taxes” means Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

“Other Loan Facility” has the meaning set forth in the recitals hereto.

“Other Material Underlying Event” means any of the following events with respect to an Approved Financing: (i) an Adverse Proceeding shall exist or shall have occurred in respect of any Material Underlying Financing Participant; (ii) the Underlying Borrower or following Acceptance, Underlying Obligors (unless the Underlying Borrower retains the obligation to insure) have failed to comply with the insurance requirements provided in the Material Underlying Financing Documents or such insurance is not in full force and effect; (iii) the execution, delivery and performance of the Material Underlying Financing Documents by the parties thereto violates in any material respect any provision of any Applicable Law; (iv) a Material Underlying Financing Participant, or any of its respective directors, officer, employees, agents, affiliates or representatives, is an individual or entity currently the subject of any Sanctions, or a Material Underlying Financing Participant, is located, organized or resident in a Designated Jurisdiction; (v) an Underlying Borrower or an Underlying Obligor or a director, officer or employee thereof is in violation in any material respect of the Anti-Terrorism Laws applicable to it; (vi) an Underling Borrower or an Underlying Obligor or any Subsidiary of any Underlying Borrower or Underlying Obligor is an individual or entity currently the subject of any Sanctions, or the Underlying Borrower or Underlying Obligor or any Subsidiary of an Underlying Borrower or Underlying Obligor is located, organized or resident in a Designated Jurisdiction; or (vii) a Material Underlying Financing Participant, or any Person that Controls a Material Underlying Financing Participant, or any of their respective Principal Persons is in violation in any material respects of any laws relating to terrorism, “know your customer” obligations or money laundering including the Patriot Act and the Anti-Terrorism Order applicable to it.

“Other Obligations” means Obligations (as defined in the Other Loan Facility).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.10.2).

“Outstanding Amount” means the aggregate outstanding principal amount of Loans extended by Lenders after giving effect to any borrowings and prepayments or repayments of Loans.

“Participant” has the meaning set forth in Section 14.2.1.

Amended & Restated Loan Agreement (G&I)

“Participant Register” means has the meaning specified in Section 14.2.2.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Paying Agency Agreement” means a paying agency agreement among HA LLC, The Bank of New York Mellon, the Administrative Agent, the Other Administrative Agent, the Collateral Agent and the Other Collateral Agent, in form and substance satisfactory to Administrative Agent and Lenders (a form of which may be attached as Exhibit C-5 at such time as Administrative Agent, Lenders and Borrowers mutually agree upon a form thereof).

“Payment Date” has the meaning set forth in Section 3.1.1(c).

“Payment Date Borrowing Base Certificate” has the meaning set forth in Section 9.1.1(a).

“Payment Item” means each check, draft or other item of payment payable to any Borrower, including those constituting proceeds of any Collateral.

“Payoff Letter” means a letter agreement among, and in form and substance satisfactory to, the Borrowers, the Guarantors and the Administrative Agent confirming Full Payment and providing for the survival of certain provisions, including indemnification obligations, as set forth in Section 4.6 and as otherwise provided in the Loan Documents.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Debt” has the meaning set forth in Section 11.2.1.

“Permitted Disposition” means as long as no Default or Event of Default exists and all Net Proceeds are remitted to Collateral Agent for application in accordance with the terms of the Depositary Agreement, any disposition of Collateral or other Property that is (a) disposed of in accordance with Section 9.1.5; or (b) otherwise approved in writing by Administrative Agent and Required Lenders.

“Permitted Interest Rate Hedge Agreement” means an Interest Rate Hedge Agreement (i) in form, structure (including approval of each counterparty) and substance, in each case, acceptable to Administrative Agent in its sole discretion, (ii) that together with all rights thereunder have been pledged as Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to documentation in form and substance satisfactory to Administrative Agent, (iii) that is unsecured, or secured by assets other than Collateral or assets of any Borrower Party, any Origination Company, HAT Holdings I, HAT Holdings II or TRS Subsidiary and (iv) that

Amended & Restated Loan Agreement (G&I)

provides that all payments to be made under such hedge agreement to or for the benefit of any Obligor will be paid directly to the Revenue Account pursuant to documentation in form and substance satisfactory to Administrative Agent.

“Permitted Investment” means (a) Investments in Borrower Subsidiaries to the extent existing on the Loan Document Effective Date (or the A&R Effective Date with respect to the New Borrower Subsidiaries); (b) Cash Equivalents that are subject to Administrative Agent’s Lien in accordance with the Depositary Agreement and the Depositary Agreement (as defined in the Other Loan Facility); (c) Intercompany Loans and Underlying Financings permitted under the Loan Documents; and (d) equity contributions made in cash by a Guarantor to the Borrowers for the purpose set forth in Section 11.2.16; provided that any such cash contribution shall be directly funded by such Guarantor into the Borrower Collateral Accounts for further application and deposit into the applicable Borrower Party subaccount in accordance with the terms of the Depositary Agreement.

“Permitted Liens” has the meaning set forth in Section 11.2.2.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

“Placement Fee Letter” means that certain Placement Fee Letter, dated as of July 19, 2013, between HA INC and Bank of America, N.A., as amended by that certain Amendment No. 1 to the Placement Fee Letter Side Letter, dated as of May 28, 2014.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

“Platform” has the meaning set forth in Section 15.3.3.

“Pledge Agreement(s)” means individually or collectively as the context requires: (a) that certain Pledge and Security Agreement dated as of July 19, 2013 among HA LLC, Borrower HASI and Collateral Agent; (b) that certain Pledge and Security Agreement dated as of July 19, 2013 among HAT Holdings I, Borrower HAT I and Collateral Agent, (c) that certain Pledge and Security Agreement dated as of July 19, 2013 among Borrower HASI, Borrower Sub HASI A, Borrower Sub HASI 5, Borrower Sub HASI 7 and Collateral Agent, (d) that certain Pledge and Security Agreement dated as of July 19, 2013 among Borrower HAT I, Borrower Sub HAT I A, Borrower Sub HAT I 5, and Borrower Sub HAT I 7 and Collateral Agent, (e) that certain Pledge and Security Agreement dated as of the date hereof among HAT Holdings II, Borrower HAT II and Collateral Agent, and (f) that certain Pledge and Security Agreement dated as of the date hereof among Borrower HAT II, Borrower Sub HAT II A, Borrower Sub HAT II 5, Borrower Sub HAT II 7 and Collateral Agent. “Prepay Period” has the meaning set forth in Section 5.2.1(a)(i).

“Pre-Joining Amount” means, with respect to a Delayed Draw Financing, the aggregate amount funded by the Applicable Borrower Subsidiary under such Delayed Draw Financing prior to the date that such Delayed Draw Financing was joined to the Borrowing Base.

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“Principal Office” means for Administrative Agent, such Person’s “Principal Office” as set forth on Appendix 1, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower Agent and Lenders.

“Principal Person” means any officer, director, managing member, beneficial owner of 10% or more of equity interests that are not publicly traded securities, other natural person (whether or not an employee) with primary management or supervisory responsibilities over a Borrower Party or the Project Portfolio or who has critical influence on or substantive control over a Borrower Party or the Project Portfolio, and each of their respective successors and assigns.

“Project Portfolio” means the series of Approved Financings financed with or that have otherwise become Eligible Collateral under the Loan Facility, including all Underlying Financings and other collateral securing any such Approved Financings.

“Properly Contested” means with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proposal Package” has the meaning set forth in Section 7.1.1.

“Proposed Nominated Financing” has the meaning set forth in Section 7.1.2.

“Public Lender” has the meaning set forth in Section 15.3.3.

“QRS” means a Person qualifying for treatment as a “qualified REIT subsidiary” under Section 856(i) of the Code.

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

“Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real property or any buildings, structures, parking areas or other improvements thereon.

“Receivable” means any payment or amount of principal, interest, premium, prepayment or other amount required to be paid to an Applicable Borrower Subsidiary under an Underlying Financing Document.

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“Recipient” means Administrative Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

“Register” has the meaning set forth in Section 5.6.2.

“REIT” means a Person qualifying as a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Status” means with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code, and (c) the qualification and taxation of such Person as a real estate investment trust under analogous provisions of state and local law in each state and jurisdiction in which such Person owns Property, operates or conducts business.

“Related Borrower” means any Borrower which is the lender to any Related Borrower Subsidiary under an Intercompany Loan.

“Related Borrower Party” has the meaning set forth in Section 10.1.

“Related Borrower Subsidiary” has the meaning set forth in Section 10.1.

“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Date” has the meaning set forth in Section 9.1.3(e).

“Removal Effective Date” has the meaning set forth in Section 13.5.2.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Approval” means any (a) permit, license, authorization, plan, directive, consent order, consent decree or other regulatory or governmental approval of or from any Governmental Authority, (b) any notice of filing with any Governmental Authority and (c) approval, waiver or other consent of any other Person, in each case to the extent necessary with respect to the Loan Facility, the Eligible Collateral, any Intercompany Loan or any Underlying Financing.

“Required Lenders” means as of any date of determination, Lenders holding more than 50% of, (a) at any time prior to the Revolver Termination Date, the sum of the (i) Outstanding Amount at such time and (ii) aggregate unused Commitments at such time and (b) thereafter, the Outstanding Amount at such time; provided that the Loans and unused Commitments held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resignation Effective Date” has the meaning set forth in Section 13.5.1.

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“Resolved” means, with respect to an Approved Financing that is subject to one of the conditions set forth in clauses (iv) through (vii) of the definition of Other Material Underlying Events, that the Administrative Agent has determined in its sole discretion based on information that has been provided to it by the Borrowers as well as its own internal investigation that such Approved Financing may remain a part of the Borrowing Base as Eligible Collateral as a Watched Loan; provided that the Administrative Agent shall have the right to re-evaluate such Approved Financing if the Administrative Agent becomes aware of facts not previously disclosed to it or of which it was not previously aware during the initial review process.

“Restricted Investment” means any Investment by any Borrower, other than Permitted Investments.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Borrower Party now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower Party now or hereafter outstanding; (d) management or similar fees payable to any Guarantor or any of their Affiliates and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in- substance or legal defeasance), sinking fund or similar payment with respect to, any Debt (other than payments by the Related Borrower Subsidiary to the Borrower in respect of principal and interest on the applicable Intercompany Note).

“Revolver Termination Date” means is the earlier of (x) July 19, 2018 and (y) such other date on which the final payment of the principal amount of all Loans becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by any Borrower under a License.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Sanction” means any international economic sanction administered or enforced by the United States Government, including without limitation, OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Scheduled DD Amount” means, at any time with respect to a Delayed Draw Financing, the aggregate portion of the Aggregate DD Amount to be funded on a Credit Date by the Applicable Borrower Subsidiary and/or Lenders, as the case may be.

“Scheduled Pre-Joining Amount” means, with respect to a Delayed Draw Financing where a Pre-Joining Amount has been funded by the Applicable Borrower Subsidiary, that

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portion of the Pre-Joining Amount that the Lenders may advance against at the Applicable Valuation Percentage on the date on which such Delayed Draw Financing is joined to the Borrowing Base as such amount is set forth in the Underlying Financing Specification for such Delayed Draw Financing.

“Secured Credit Facilities” has the meaning set forth in the recitals hereto.

“Secured Parties” means Administrative Agent, Collateral Agent and Lenders.

“Security Agreement” means a security agreement between each Borrower and Collateral Agent, in substantially the form of Exhibit C-1.

“Security Documents” means the Guaranty, the HAT Holdings I Limited Guaranty, the Security Agreement, the Pledge Agreements, the Depositary Agreement, the Paying Agency Agreement, each document included under the heading of “Underlying Financing Security Document” in Part IV to Exhibit A to each Underlying Financing Specification and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations, and as of the A&R Effective Date includes the New Security Documents.

“New Security Documents” means the A&R Security Agreement, the Pledge Agreements described in clauses (e) and (f) of the definition of “Pledge Agreements”, the HAT Holdings II Limited Guaranty, the A&R Guaranty, the A&R HAT Holdings I Limited Guaranty, and the A&R Paying Agency Agreement.

“Semi-annual Period” means each period of six-months, commencing on the first day of a Fiscal Year; provided that the first such period shall begin on July 1, 2013 and end on December 31, 2013.

“Solvency Certificate” means a certificate from the Obligors substantially in the form of Exhibit D-16.

“Solvent” means (a) with respect to any Obligor, that as of the date of determination, both (i) (A) the sum of such Obligor’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Obligor’s present assets; (B) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Loan Document Effective Date (or the A&R Effective Date with respect to the New Borrower and the New Borrower Subsidiaries) and reflected in the pro forma balance sheets and income statements delivered to Administrative Agent pursuant to Section 6.1.8 or Section 8.1.7(b) or with respect to any transaction contemplated by such Obligor to be undertaken after the Loan Document Effective Date (or the A&R Effective Date with respect to the New Borrower and the New Borrower Subsidiaries); and (C) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Obligor is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the

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facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5) and (b) as to any other Person, such Person (i) owns Property whose Fair Salable Value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) owns Property whose present Fair Salable Value is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (iii) is able to pay all of its debts as they mature; (iv) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (v) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (vi) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.

“Specified Expenses” means with respect to any Nominated Financing, the reasonable and documented, out-of-pocket, third-party fees, costs and expenses, of Administrative Agent and Lenders arising out of, in connection with or as a result of due diligence review and analysis by its legal counsel of the Material Underlying Financing Documents.

“State/Local Obligor” means An entity that (i) is a U.S. state or U.S. county, city, township, or municipal agency, authority, body, commission, court, instrumentality, political subdivision, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions as a governmental authority, and (ii) (A) is rated by S&P or Moody’s (or both) and has a credit rating of at least “BBB” by S&P (if then rated by S&P) or “Baa2” by Moody’s (if then rated by Moody’s) or (B) if not rated by either S&P or Moody’s, has a rating that was calculated using Moody’s RiskCalc or Q-Rate credit rating software and such rating is at least equal to “Baa2”.

“Subsidiary” means with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of any Borrower.

“Supplemental Borrowing Base Certificate” has the meaning set forth in Section 5.2.1(a)(i).

“Swap Bank” means any Person (other than HA INC or any of its Affiliates) in its capacity as a counterparty to any Permitted Interest Rate Hedge Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tax” shall mean any of the foregoing.

Amended & Restated Loan Agreement (G&I)

“Title IV Plan” means a Plan, excluding any Multiemployer Plan, that is subject to Title IV of ERISA.

“Trade Date” has the meaning as set forth in Section 14.3.1(b)(ii).

“TRS” means a Person qualifying for treatment as a “taxable REIT subsidiary” under Section 856(l) of the Code.

“U.S. Federal Government Obligor” means an entity that is an agency of the United States of America and the obligations of which are fully guaranteed by the full faith and credit of the United States.

“U.S. Person” means a “United States Person” (as defined in Section 7701(a)(30) of the Code).

“U.S. Tax Compliance Certificate” means a certificate, in the form of Exhibit D-15A, Exhibit D-15B, Exhibit D-15C or Exhibit -15D, as applicable and satisfactory to Administrative Agent, by which a Foreign Lender or Foreign Participant certifies compliance with Section 5.8.2(b).

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“Underlying Borrower” means each Person identified as such, or Underlying Borrower Guarantor, in each case, under each Underlying Financing as identified in the applicable Underlying Financing Specification.

“Underlying Borrower Advance” means, with respect to any Delayed Draw Financing, the portion of the advance or borrowing amount requested by the applicable Underlying Borrower from the Applicable Borrower Subsidiary in accordance with the terms of the Underlying Financing Documents.

“Underlying Borrower Guarantor” means each Person identified as such in the Underlying Financing Specification.

“Underlying Depositary” means any depositary, collateral agent, administrative agent or paying agent or any other Person performing such similar role appointed pursuant to the Underlying Financing Documents.

“Underlying Financing” means with respect to any Approved Financing, the financing as described in the applicable Underlying Financing Specification, as the same may be supplemented, modified, amended, restated or replaced from time to time, and any renewals, extensions, or refinancing thereof, and all collateral securing such loan.

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“Underlying Financing Agreement” means with respect to any Approved Financing, the assignment schedule or master purchase agreement identified as such in Part IV of Exhibit A to the applicable Underlying Financing Specification, as the same may be supplemented, modified, amended, restated or replaced from time to time.

“Underlying Financing Criteria” means each of the criteria, terms and conditions set forth in Appendix 2A, B or C, as applicable.

“Underlying Financing Documents” means with respect to any Underlying Financing, any promissory note evidencing the obligations of the Underlying Borrower, the Underlying Financing Agreement, each Underlying Financing Project Document and all of the other documents evidencing the obligation of the applicable Underlying Borrower and applicable Underlying Obligor or representing any of the rights and interests of Applicable Borrower Subsidiary as lender thereunder or delivered by or assigned or collaterally assigned to an Applicable Borrower Subsidiary in connection with such Underlying Financing and all documents related to the creation, perfection or maintenance of Liens granted or collateral provided to secure such Underlying Financing, as the same may be supplemented, modified, amended, restated or replaced from time to time and including those documents set forth in Part IV of Exhibit A to the applicable Underlying Financing Specification.

“Underlying Financing Project Documents” means each document listed in Part IV of Exhibit A of the applicable Underlying Financing Specification under the heading “Underlying Financing Project Documents”.

“Underlying Financing Proposal Certificate” means each certificate substantially in the form of Exhibit A to Appendix 2A, B or C, as applicable or otherwise satisfactory to Administrative Agent.

“Underlying Financing Specifications” means each investment specification delivered by Borrowers in the form of Appendix 3.

“Underlying Material Adverse Effect” means with respect to an Underlying Financing, the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects, condition (financial or otherwise) or the value of any Underlying Project or other material collateral securing the applicable Underlying Financing, on the enforceability of any Material Underlying Financing Document, or on the validity or priority of the Applicable Borrower Subsidiary’s Lien on any collateral under the applicable Underlying Financing Documents; (b) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of a Material Underlying Financing Participant or otherwise impairs the ability of the applicable Material Underlying Financing Participant to perform its obligations under the Underlying Financing Documents, including repayment of any obligations thereunder; or (c) has or could be reasonably expected to have a material adverse effect on the ability of Administrative Agent or any Lender or the Applicable Borrower Subsidiary to enforce or collect any obligations under the Underlying Financing Documents or to realize upon any collateral provided pursuant to any Underlying Financing Documents.

Amended & Restated Loan Agreement (G&I)

“Underlying Obligor” means with respect to any Approved Financing, each State/Local Obligor, U.S. Federal Government Obligor or Institutional Obligor or other Person, in each case identified as an “Underlying Obligor” in each Underlying Financing Specification for such Approved Financing.

“Underlying Project” means with respect to an Underlying Financing, the energy efficiency, clean energy or other sustainable infrastructure project financed by the Applicable Borrower Subsidiary under such Underlying Financing.

“Unfunded Financing Commitment Amount” means with respect to any Delayed Draw Financing, as of any date of determination, an amount equal to the Delayed Draw Commitment Amount for such loan minus the aggregate principal amount advanced by Lenders hereunder in respect of such Delayed Draw Financing.

“United States” and “U.S.” means the United States of America.

“Unused Line Fee Rate” means 0.50%.

“Voluntary Prepayment” has the meaning set forth in Section 5.2.2(a).

“Watched Loans” has the meaning set forth in Section 9.1.2(b).

“Written Materials and Notices” means any written offer, report, filing, acceptance, election, approval, consent, certification, request, waiver, notice or other document or written communication delivered with respect to an Approved Financing, excluding communications relating to administrative matters.

“Zero Value Approved Financing” means an Approved Financing (I) whose corresponding Underlying Financing Documents are (x) subject to any payment or bankruptcy default described in clause (i) or (ii) of the defined term ‘Watched Loan” or (y)(i) subject to one of the conditions set forth in clause (iv) through and including (vii) of the definition of Other Material Underlying Events and (ii) thirty (30) days have elapsed since the date of determination by Administrative Agent or any Obligor that any such condition occurred without such Approved Financing having been Resolved or otherwise removed from the Borrowing Base pursuant to Section 9.1.3(e) or and (II) if the Applicable Borrower Subsidiary has failed to fund its portion of any advance required to be made by such Applicable Borrower Subsidiary under any Delayed Draw Financing or such Applicable Borrower Subsidiary is otherwise considered to be a defaulting lender or party under such Delayed Draw Financing.

1.2. Accounting Terms.

1.2.1. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Obligors, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial

Amended & Restated Loan Agreement (G&I)

covenant) contained herein, Debt of Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

1.2.2. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrowers or Required Lenders shall so request, Administrative Agent, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrowers shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Obligors for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.2.3. All references herein to consolidated financial statements of the Obligors or to the determination of any amount for the Obligors on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that HA INC is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.3. Certain Matters of Construction. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

1.3.1. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Sections, Exhibits, Appendixes and Schedules shall be construed to refer to Sections of, and Exhibits, Appendixes and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified,

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refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3.2. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

1.3.3. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.3.4. All references to Nominal Value, Borrowing Base components, Loans, Underlying Financings, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of BB Adjusted Value, Nominal Value, Borrowing Base (and all components thereof) and financial covenants) made from time to time under the Loan Documents, shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Administrative Agent (and not necessarily calculated in accordance with GAAP).

1.3.5. Unless otherwise specified herein or in such other Loan Document or unless the context requires otherwise, each reference to any Notice of Approval, Underlying Financing Specification, Underlying Financing, Underlying Financing Document, Underlying Borrower, Underlying Project, Underlying Financing Project Documents, Underlying Obligor, Intercompany Loan or Intercompany Documents shall refer to such Notice of Approval, Underlying Financing Specification, Underlying Financing, Underlying Financing Document, Underlying Borrower, Underlying Project, Underlying Financing Project Documents, Underlying Obligor, Intercompany Loan or Intercompany Documents with respect to the applicable Approved Financing or Nominated Financing. When an Underlying Financing is released pursuant to Section 9.13(e) or 9.1.5, such Underlying Financing shall cease to be an Approved Financing for purposes of this Agreement.

1.3.6. Unless otherwise specified herein or in such other Loan Document or the context requires otherwise, each reference to any Approved Financing shall refer, collectively, to the Intercompany Loan and the Underlying Financing securing such Intercompany Loan and all related Intercompany Loan Documents and Underlying Financing Documents related thereto.

1.4. Currency Equivalents. Borrowers shall deliver financial statements and calculate financial covenants in Dollars. In the event that any Borrowers propose that any Underlying Financing or Approved Financing be denominated in a currency other than Dollars, the parties hereto shall enter into good faith negotiations to amend this Agreement to provide for the Dollar equivalent of any such amounts as determined by Administrative Agent on a daily or other basis to be agreed, based on a conversion rate to be agreed between Borrowers and Lenders.

Amended & Restated Loan Agreement (G&I)

SECTION 2. CREDIT FACILITIES

2.1. Loans.

2.1.1. Subject to the terms and conditions hereof, including without limitation, Section 4.3, each Lender agrees to make, on or after the applicable Loan Availability Date pursuant to Section 4.1, one or more loans (each such loan, a “Loan” and collectively, the “Loans”) to Borrowers up to an aggregate amount equal to the Commitments; provided that after giving effect to any Loan, (a) the aggregate Outstanding Amount of the Loans attributable to a Lender plus any Unfunded Financing Commitment Amount attributable to a Lender shall not exceed the lesser of (i) such Lender’s Commitment at such time and (ii) such Lender’s Applicable Percentage of the Borrowing Base at such time and (b) the Aggregate Usage shall not exceed the Borrowing Base at such time. In no event shall Lenders have any obligation to honor a request for a Loan if either (I) the Aggregate Usage at such time plus the requested Loan (including any Unfunded Financing Commitment Amount resulting from such Loan) would exceed the Borrowing Base or (II) the Borrowers have failed to comply with the Interest Service Coverage Ratio for the applicable Interest Coverage Calculation Period.

2.1.2. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrowers may borrow under Section 4.1, prepay under Section 5.2.2, and re-borrow under Section 4.1. Subject to Sections 5.2.1 and 5.2.2, all amounts owed hereunder with respect to the outstanding principal amount of each Loan shall be paid in full no later than the Revolver Termination Date.

2.2. Notes. Loans and interest accruing thereon shall be evidenced by the accounts or records of Administrative Agent and the applicable Lender. As a condition precedent to the initial Advance under this Agreement and at any time thereafter if so requested by Administrative Agent (following a request therefore from a Lender) by written notice to Borrower Agent (with a copy to such Lender), Borrowers shall execute and deliver to the requesting Lender (with a copy to Administrative Agent) at least (2) Business Days prior to the applicable Credit Date for such Advance (or, if such notice is delivered after such Credit Date, promptly after receipt of such notice) a Borrower Note, which shall evidence the applicable Loan in the amount equal to the Maximum Loan Amount and shall be in addition to the accounts and records.

2.3. Use of Proceeds. The proceeds of each Advance shall be applied by Borrowers (a) to fund a portion of the Intercompany Loans made for the acquisition of Approved Financings, (b) to reimburse an Affiliate of Borrowers that funded the Origination Company in connection with its acquisition of an Underlying Financing, (c) to pay costs and expenses of Borrowers, in each case, in accordance with the terms in this Agreement and the other Loan Documents, and (d) to pay fees and transaction expenses associated with each Advance. No portion of the proceeds of any Advance shall be used (x) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of any Advance, is the subject of Sanctions or in any manner that will result in a violation by any Person of Sanctions or (y) in any manner that causes or might cause such Advance or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other applicable regulation thereof or to violate the Exchange Act.

Amended & Restated Loan Agreement (G&I)

2.4. [Reserved]

2.5. Increase in Commitments. Borrower Agent may request an increase in Commitments from time to time upon notice to Administrative Agent, as long as the requested increase is in a minimum amount of $50,000,000 and is offered on the same terms as existing Commitments; provided that Administrative Agent may impose additional fees in connection with any increased Commitment. Administrative Agent may accept or reject any Borrower Agent request for an increase in Commitments in its sole and absolute discretion. If Administrative Agent is willing to increase the Commitments, Administrative Agent shall promptly notify Lenders of the requested increase and, within twenty (20) Business Days thereafter, each Lender shall notify Administrative Agent if and to what extent such Lender commits to increase its Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. Administrative Agent may allocate, in its discretion, the increased Commitments among committing Lenders. Provided the conditions set forth in Section 6.2 or 6.3, as applicable, are satisfied, total Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders) on a date agreed upon by Administrative Agent and Borrower Agent, but no later than forty-five (45) days following Borrowers’ increase request. Administrative Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Administrative Agent deems appropriate to evidence the increase in and allocations of Commitments. Borrowers shall pay all agreed-upon fees and transaction expenses associated with each increase in Commitments pursuant to this Section 2.5. On the effective date of an increase, all outstanding Loans and other exposures under the Commitments shall be reallocated among Lenders, and settled by Administrative Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.

2.6. Termination or Reduction of Commitments. On the earlier of (a) the Revolver Termination Date, (b) the date on which the aggregate principal amount of all Advances made under the Loan Facility (without regard to any prepayment or repayments hereunder) is equal to or greater than $400,000,000 (the “Maximum Advance Limitation”), and (c) the occurrence of any event set forth in Sections 12.2.1(a) or (b) (the date of any such event, the “Commitment Termination Date”) the Commitments shall be automatically and permanently reduced to zero (or with respect to clause (b) above reduced as set forth in the definition of Commitments) and no further Loans shall be made hereunder.

SECTION 3. INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a) Except as otherwise set forth herein, (i) each Eurodollar Rate Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof payable in arrears on each Payment Date at a rate of interest equal to the Eurodollar Rate for the applicable Interest Period plus the Margin and (ii) each Base Rate Loan made pursuant to Sections 3.5 or 3.6 shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or

Amended & Restated Loan Agreement (G&I)

otherwise) thereof at a rate of interest equal to the Base Rate in effect from time to time plus the Margin (in each case, the “Applicable Interest Rate”). In computing interest on any Loan, the date of the making of such Loan and the last Payment Date with respect to such Loan shall be included, and the date of payment of such Loan shall be excluded.

(b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Administrative Agent or Required Lenders in their discretion so elect, Obligations, including any interest payments on the Loans and any fees or other amounts outstanding hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) at a rate in lieu of the interest rate otherwise payable hereunder with respect to the applicable Loans, equal to the Eurodollar Rate for the applicable Interest Period plus a margin of 2.50% per annum (the “Default Rate”), payable on demand to Administrative Agent on behalf of Lender. Each Borrower acknowledges that the cost and expense to Administrative Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this. For the avoidance of doubt, during the continuance of both an Insolvency Proceeding and an Event of Default referred to in the preceding sentence, the maximum additional interest under this clause (b) shall be limited to 2.50% per annum in excess of the Applicable Interest Rate (without giving effect to the “Margin” portion of such definition and calculation) otherwise payable hereunder with respect to the applicable Loans.

(c) Interest shall accrue from the date an Advance is made or Obligation is incurred or payable, until paid in full by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue. Interest accrued on the Loans shall be due and payable by Borrowers in arrears, (i) on the tenth day of each calendar month during the term hereof (each a “Payment Date”); (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Revolver Termination Date. All computations of interest for Base Rate Loans, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.2. Fees.

3.2.1. Unused Line Fee. Borrowers shall pay to Administrative Agent, for the pro rata benefit of Lenders, a fee equal to the product of (x) the Unused Line Fee Rate divided by 360, multiplied by (y) the actual daily amount by which the Borrowing Base then in effect as of each such date pursuant to the terms of this Agreement exceeds the Outstanding Amount as of such date. Such fee shall accrue at all times during the term hereof, and shall be due and payable in arrears on each Payment Date and on the, last day of the term of this Agreement.

3.2.2. Administrative Fee. Borrowers shall pay to Administrative Agent, for its own account, an administrative management fee in the amount of $33,500 per annum, payable in advance on the Loan Document Effective Date, and a like payment of $33,500 due and payable on each annual anniversary of the Loan Document Effective Date during the term of this Agreement.

Amended & Restated Loan Agreement (G&I)

3.2.3. Commitment Documents. All fees set forth in the Engagement Letter, the Agent Commitment Document and the Placement Fee Letter shall be paid as and when due and as set forth in such Engagement Letter, Agent Commitment Document or Placement Fee Letter, including, without limitation, the Structuring Fee (as defined in the Engagement Letter) and the Placement Fee (as defined in the Placement Fee Letter).

3.3. Computation of Interest, Fees. Each determination by Administrative Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Sections 3.4 (other than Extraordinary Expenses), 3.6, 3.7, 3.9 or 5.7, submitted to Borrower Agent by Administrative Agent or the affected Lender, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within ten (10) days following receipt of the certificate.

3.4. Reimbursement Obligations.

3.4.1. Extraordinary Expenses. Borrowers shall pay all Extraordinary Expenses. All amounts payable by Borrowers under this Section 3.4.1 shall be due and payable on demand.

3.4.2. Periodic Expenses. Borrowers shall reimburse Administrative Agent and each Lender for all reasonable and documented out-of pocket, third-party, legal, accounting, appraisal, consulting, and other reasonable and documented, out-of pocket, third-party fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, any Loan Document, any Advance (and the funding thereof), any Additional Collateral Event and any transactions contemplated thereby, including any actions taken to perfect or maintain priority of Administrative Agent’s Liens on any Collateral, to maintain any insurance required under the Insurance Requirements or to verify Collateral, whether prepared by Administrative Agent’s personnel or a third party; (c) subject to the limits of Section 11.1.3, each inspection, audit or appraisal with respect to any Obligor or Collateral; whether prepared by Administrative Agent’s personnel or a third party (d) subject to Sections 3.4.3 and 7.1.3, the due diligence and approval of any Nominated Financing including any Nominated Financing that is declined by Administrative Agent for financing under this Agreement; and (e) administration of and actions relating to any Intercompany Document or Underlying Financing Document or any of the transactions contemplated thereby, including any actions taken to perfect or maintain priority of the applicable Borrower’s Liens on any collateral securing any Intercompany Loan, to maintain any insurance required under any Intercompany Documents, or to verify any collateral securing any Intercompany Loan. All amounts payable by Borrowers under this Section 3.4.2 shall be due and payable as provided in Section 3.3.

Amended & Restated Loan Agreement (G&I)

3.4.3. Specified Expenses. Any fees, costs and expenses payable by Borrowers under Section 3.4.2 which are Specified Expenses shall be subject to a maximum fee expense payable by Borrowers in an amount to be agreed by Administrative Agent and Borrowers. All amounts payable by Borrowers under this Section 3.4.3 shall be due and payable as provided in Section 3.3.

3.5. Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrowers through Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans shall be suspended, until such Lender notifies Administrative Agent and Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrowers shall, at its option, either prepay all Eurodollar Rate Loans or convert, pursuant to written notice by Borrowers the Administrative Agent, all Eurodollar Rate Loans of such Lender to Base Rate Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the actual cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrowers and each Lender, together with information in reasonable detail to support such determination. Thereafter, (x) the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of Required Lenders) revokes such notice. Upon receipt of such notice, Borrowers may revoke in writing any pending request for an Advance of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for an Advance of Base Rate Loans in the amount specified therein.

Amended & Restated Loan Agreement (G&I)

3.7. Increased Costs; Reserves on Eurodollar Rate Loans.

3.7.1. Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.7.5;

(b) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, and (B) Taxes described in clauses (a) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

3.7.2. Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

3.7.3. [Reserved]

3.7.4. Delay in Requests. Failure or delay on the part of any Lender or to demand compensation pursuant to the foregoing provisions of this Section 3.7 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.7.4 for any increased costs incurred or reductions suffered more than nine (9)

Amended & Restated Loan Agreement (G&I)

months prior to the date that such Lender notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.7.5. Reserves on Eurodollar Rate Loans. Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrowers shall have received at least ten (10) days’ prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.8. [Reserved]

3.9. Funding Losses.

3.9.1. Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 14.4;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profit). Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.9.2. Loss Calculation. For purposes of calculating amounts payable by such Borrower to Lenders under this Section 3.9, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Applicable Interest Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Amended & Restated Loan Agreement (G&I)

3.10. Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (as used in this Section 3.10, “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude Voluntary Prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4. LOAN ADMINISTRATION

4.1. Notice of Borrowing.

4.1.1. For each request for an Advance, Borrower Agent shall deliver to Administrative Agent a fully executed Notice of Borrowing at least five (5) Business Days prior to the requested Credit Date. Each Notice of Borrowing shall be irrevocable and shall specify and include (A) the amount of the Advance, which amount when aggregated with all other Advances in respect of the Approved Financing shall not exceed the BB Nominal Value for the Approved Financing in respect of which such Advance is being made (B) the requested Credit Date for such Advance, (C) a certification that all conditions precedent to an Advance have been (or as of the requested Credit Date will be) satisfied, (D) a Borrowing Base Certificate (which certificate must be dated no later than five (5) Business Days prior to the actual Credit Date for such Advance), (E) with respect to any Approved Subsequent Credit Date, the aggregate principal amount previously Advanced in respect of such Approved Financing, (F) the portion of the Advance, if any, that will be used by the Applicable Borrower Subsidiary to fund a draw request under a Delayed Draw Financing and (G) with respect to each Delayed Draw Financing, a true and complete copy of the request for borrowing delivered by the Underlying Borrower requesting that an advance be made under each such Delayed Draw Financing and its corresponding Underlying Financing Agreement. The Borrowers shall deliver a new Borrowing Base Certificate (replacing the certificate delivered with the Notice of Borrowing) to Administrative Agent if the requested Advance is not made by Lenders within five (5) Business Days after the date on which the Borrowing Base Certificate referred to in clause (D) above (or any replacement thereof) was delivered. Promptly upon receipt by Administrative Agent of such Notice of Borrowing, Administrative Agent shall notify Lenders of the requested borrowing and each Lender’s Applicable Percentage thereof.

4.1.2. Each Lender shall make its Applicable Percentage of each Advance available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Subject to the satisfaction or waiver of the applicable

Amended & Restated Loan Agreement (G&I)

conditions precedent specified in this Agreement, including without limitation, the conditions set forth in Section 2.1 and Section 4.3 and if applicable, the delivery of a new Borrowing Base Certificate pursuant to Section 4.1.1, Administrative Agent shall make the proceeds of each Loan available to Borrowers on the Credit Date requested by the Borrowers in the Notice of Borrowing, by causing an amount of same day funds in Dollars equal to the proceeds of such Loans received by Administrative Agent from Lenders to be credited to the Loan Proceeds Account (as defined in Depositary Agreement) at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower Agent.

4.1.3. Any disbursements of the Loan Facility must occur within the period beginning on the Loan Document Effective Date and ending on the Revolver Termination Date. The initial Advance or in respect of an Approved Additional Collateral Event, the inclusion of the Approved Financing in the Borrowing Base must occur during the Loan Availability Period for such Approved Financing. Borrower Agent may only request either (a) one (1) Advance or (b) one (1) Additional Collateral Event in any seven (7) day period.

4.2. Defaulting Lender.

4.2.1. Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 15.1.1.

(b) Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 12 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share,

Amended & Restated Loan Agreement (G&I)

and (y) such Loans were made at a time when the conditions set forth in Section 6.2 or Section 6.3, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 4.2.1(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) (i) Each Defaulting Lender shall be entitled to receive fees payable under Section 3.2.1 for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of the outstanding principal amount of the Loans funded or committed by it. (ii) With respect to any fee payable under Section 3.2.1 not required to be paid to any Defaulting Lender pursuant to clause (i) above, Borrowers shall not be required to pay the remaining amount of any such fee.

4.2.2. Defaulting Lender Cure. If Borrowers and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

4.3. Amount of Loans. The aggregate principal amount of all Advances disbursed in connection with any one Approved Financing shall not be less than $1,500,000 nor greater than $40,000,000, or in such other amount as may be approved by Administrative Agent from time to time as set forth in a Underlying Financing Specification. In no event may the aggregate amount Advanced in respect of any one Approved Financing exceed the BB Nominal Value for such loan.

4.4. Borrower Agent. Each Borrower hereby designates Borrower HASI (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrower Materials, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Administrative Agent or any Lender. Borrower Agent hereby accepts such appointment. Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Administrative Agent and Lenders may give any notice or communication with

Amended & Restated Loan Agreement (G&I)

any Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Administrative Agent and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5. One Obligation. The Loans and other Obligations constitute one general obligation of Borrowers and are secured by Collateral Agent’s Lien on all Collateral; provided, however, that each Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed to such Lender by such Borrower.

4.6. Effect of Termination. On the Revolver Termination Date, the Obligations shall be immediately due and payable. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. No Agent shall be required to terminate its Liens unless it receives a written agreement, satisfactory to it, protecting Administrative Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.3, 3.4, 3.7, 3.9, 5.4, 5.7, 5.10.1, 5.10.2, 5.11, 13, 15.2, this Section 4.6, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5. PAYMENTS

5.1. General Payment Provisions.

5.1.1. General. All payments to be made by Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

5.1.2. Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Advance of Eurodollar Rate Loans (or, in the case of any Advance of Base Rate Loans, prior to 12:00 noon on the date of such Advance) that such Lender will not make available to Administrative Agent such Lender’s share of such Advance, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1.2 (or, in the case of an Advance of Base Rate Loans, that such Lender has made such share

Amended & Restated Loan Agreement (G&I)

available in accordance with and at the time required by Section 2.1.2) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Advance available to Administrative Agent, then such Lender and Borrowers severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Administrative Agent, at (a) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (b) in the case of a payment to be made by Borrowers, the interest rate applicable to Base Rate Loans. If Borrowers and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to each Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Advance to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender that shall have failed to make such payment to Administrative Agent.

5.1.3. Payments Accompanied by Interest. All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

5.1.4. Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrowers prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrowers have not in fact made such payment, then each of Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice from Administrative Agent to any Lender or Borrower Agents with respect to any amount owing under this Section 5.1.4 shall be conclusive, absent manifest error.

5.1.5. Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this Section 5, and such funds are not made available to Borrowers by Administrative Agent because the conditions to the applicable Advance set forth in Section 6.2 or Section 6.3, as applicable, are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Amended & Restated Loan Agreement (G&I)

5.1.6. Obligations of Lenders Several. The obligations of Lenders hereunder to make Loans and to make payments pursuant to Section 15.2.3 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 15.2.3 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 15.2.3.

5.1.7. Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

5.1.8. Consent to Charge of Borrower Collateral Accounts. Each Borrower hereby authorizes Administrative Agent to instruct Collateral Agent to, upon the failure by Borrowers to pay any amount due hereunder when the same becomes payable, instruct the Depositary to, pursuant to the terms of Depositary Agreement, charge Borrower Collateral Accounts in order to cause timely payment of such unpaid amounts to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

5.1.9. Priority. All payments received by any Borrower in connection with any Intercompany Loan shall be applied to Obligations in the same order of priority as set forth in Section 5.5.

5.1.10. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, such Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 5.1.10 shall not be construed to apply to (i) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to a Borrower or its Related Borrower Subsidiary (as to which the provisions of this Section 5.1.10 shall apply).

Amended & Restated Loan Agreement (G&I)

5.1.11. Related Borrower Party Setoff; Counterclaim. Each Borrower, on behalf of itself and each Related Borrower Subsidiary, consents to the foregoing Section 5.1.10 and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to such foregoing arrangements may exercise against any Borrower Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Party in the amount of such participation.

5.2. Repayment of Loans. The Outstanding Amount as well as all other amounts due and payable under the Loan Documents shall be due and payable on the Revolver Termination Date, unless payment is sooner required or accelerated hereunder in which case such Outstanding Amount shall be due and payable on such sooner or accelerated date.

5.2.1. Mandatory Prepayments.

(a) If on any date the Aggregate Usage exceeds the then applicable Borrowing Base (including if due to the exclusion of a Watched Loan from the calculation of the Borrowing Base pursuant to Section 9.1), Borrowers shall prepay the Loans in an amount sufficient to reduce the Aggregate Usage to the then applicable Borrowing Base amount as follows:

If on any date the Aggregate Usage:

(i) is greater than 105% of the current Borrowing Base amount as determined by reference to a Borrowing Base Certificate (the “Initial Borrowing Base Certificate”), then Borrowers shall, no later than the earlier of (A) five (5) Business Days from either the Administrative Agent’s written approval of the Initial Borrowing Base Certificate pursuant to Section 9.1.3 or its delivery of a revised certificate in response to the Initial Borrowing Base Certificate and (B) the first Business Day of the calendar month that immediately succeeds the month in which the Initial Borrowing Base Certificate was delivered to the Administrative Agent (the “Prepay Period”) prepay the outstanding principal amount of the Loans in an amount necessary to reduce the Aggregate Usage to an amount less than or equal to 100% of such Borrowing Base amount; provided that Borrowers may request that an Approved Financing not previously included within the Initial Borrowing Base Certificate calculation, be added to the Borrowing Base as Eligible Collateral prior to the expiration of the Prepay Period. In the event that such Approved Financing if added to the Borrowing Base using an agreed BB Nominal Value and BB Adjusted Value, would cause the Borrowing Base to equal or exceed the Aggregate Usage, as evidenced by a new Borrowing Base Certificate that has been approved by Administrative Agent (the “Supplemental Borrowing Base Certificate”), and such new Approved Financing is subsequently added to the Borrowing Base (following the satisfaction of conditions precedent set forth in this Agreement including, without limitation Section 6.2) as an Approved Additional Collateral Event prior to the expiration of

Amended & Restated Loan Agreement (G&I)

the Prepay Period, the Borrowers will no longer be obligated to prepay the Loans as a result of the original over-advance; provided that if, following the approval of the Supplemental Borrowing Base Certificate and addition to the Borrowing Base of such new Approved Financing the Aggregate Usage would still exceed the Borrowing Base amount as determined pursuant to the Supplemental Borrowing Base Certificate, Administrative Agent may immediately thereafter apply any and all funds in the Borrower Collateral Accounts to prepay the Loans until such time (but in no event later than the expiration of the Prepay Period) as the Aggregate Usage is equal to or less than the Borrowing Base amount; provided further that, nothing herein shall relieve the Borrowers of their obligation to repay the Loans no later than the expiration of the Prepay Period if the inclusion of an Approved Financing and/or sweeping of the Borrower Collateral Accounts do not otherwise reduce the Aggregate Usage to an amount less than or equal to the Borrowing Base as determined by reference to the Initial Borrowing Base Certificate or the Supplemental Borrowing Base Certificate if an Approved Financing was added to the Borrowing Base prior to the end of the Prepay Period. To the extent the provisions of this Section 5.2.1(a)(i) are applicable, Borrowers shall indicate to Administrative Agent on each date a Borrowing Base Certificate is delivered whether Borrowers will elect to provide new Approved Financings or otherwise prepay the Loans; or

(ii) is greater than 100% but equal to or less than 105% of the then current Borrowing Base amount as determined by reference to the most recently delivered Borrowing Base Certificate, then, Borrowers shall cause all amounts on deposit in the Borrower Collateral Accounts to be applied on (I) the earlier of the (x) Payment Date immediately following the delivery of such Borrowing Base Certificate and (y) the date that is five (5) Business Days after the approval by the Administrative Agent of such Borrowing Base Certificate or Administrative Agents delivery of a revised certificate in response to such Borrowing Base Certificate and (II) on each Payment Date thereafter, in each case, to prepay the principal amount of the Loan Facility in accordance with the terms of the Depositary Agreement until such time as the Aggregate Usage is equal to or less than 100% of the then current Borrowing Base amount,

(b) If the Interest Service Coverage Ratio as of the end of any Interest Coverage Calculation Period is less than the Interest Service Coverage Ratio Threshold for such Interest Coverage Calculation Period, Borrowers shall, no later than five (5) Business Days after the last day of such period, prepay the outstanding principal amount of the Loans in an amount sufficient to cause such Interest Service Coverage Ratio to be at least equal to such Interest Service Coverage Ratio Threshold, as evidenced by a new Borrowing Base Certificate that has been delivered by the Borrowers to Administrative Agent following such payment, and subsequently approved by Administrative Agent.

(c) All of the Loans shall become due and payable in full and the Borrowers shall repay all Loans in full immediately upon the consummation of a merger or consolidation of any Guarantor Party (as defined in the Guaranty) in accordance with Section 15(b)(xii)(A) of the Guaranty or an acquisition by any Guarantor Party (as defined in the Guaranty) in accordance with Section 15(b)(xiv)(A) of the Guaranty.

(d) Any such Mandatory Prepayment shall be applied as specified in Section 5.5.

Amended & Restated Loan Agreement (G&I)

5.2.2. Voluntary Prepayments.

(a) On any Payment Date, Borrowers may, at its option, prepay the Loans, together with accrued interest thereon, in whole or in part, without penalty or premium except as set forth in Section 3 (“Voluntary Prepayment”).

(b) All such Voluntary Prepayments shall be made upon not less than three (3) Business Days’ prior written or telephonic irrevocable notice given to Administrative Agent by 2:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written irrevocable notice thereof to Administrative Agent (and Administrative Agent will promptly transmit such original notice by facsimile or telephone to each Lender). Any such Voluntary Prepayment shall be applied as specified in Section 5.5.

5.3. Payment of Other Obligations. Obligations other than Loans and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified on demand.

5.4. Marshaling; Payments Set Aside. None of Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Administrative Agent or any Lender, or if Administrative Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5. Application and Allocation of Payments.

5.5.1. Payments Generally. Payments made by Borrowers hereunder shall be applied in accordance with the terms of the Depositary Agreement.

5.5.2. Post-Default Allocation. During an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated by Administrative Agent in its discretion.

5.5.3. Reduction of Principal. Notwithstanding anything to the contrary contained herein, the Outstanding Amount shall be reduced in connection with and in an amount equal to any Voluntary Prepayment or Mandatory Prepayment of the Loan.

Amended & Restated Loan Agreement (G&I)

5.5.4. Erroneous Application. Administrative Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.5.5. Account Stated. Administrative Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Administrative Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Administrative Agent in writing within thirty (30) days after receipt or inspection, that specific information is subject to dispute.

5.5.6. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then such Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by all Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 5.5.6 shall not be construed to apply to any payment made by or on behalf of such Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrowers’ rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.

Amended & Restated Loan Agreement (G&I)

5.6. Evidence of Debt; Register; Lender’s Books and Records.

5.6.1. Evidence of Debt. The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Advances made by Lenders to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

5.6.2. Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of each Lender and the Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrowers or Lenders (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of this Section 5.6.2, and each repayment or prepayment in respect of the Outstanding Amount, and any such recordation shall be conclusive and binding on Borrowers and Lenders, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s Obligations in respect of any Loan. Each Borrower hereby designates Administrative Agent to serve as such Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 5.6.2, and each Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

5.7. Taxes.

5.7.1. Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a) All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Administrative Agent in its sole discretion exercised in good faith) requires the deduction or withholding of any Tax from any such payment by Administrative Agent or an Obligor, then Administrative Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.8.2.

(b) If Administrative Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding Taxes, from any payment, then (i) Administrative Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If Administrative Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Administrative Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

Amended & Restated Loan Agreement (G&I)

5.7.2. Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Administrative Agent’s option, timely reimburse Administrative Agent for payment of, any Other Taxes.

5.7.3. Tax Indemnification.

(a) Each Borrower shall indemnify and hold harmless each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section 5.7) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Administrative Agent against any amount that a Lender fails for any reason to pay indefeasibly to Administrative Agent as required pursuant to this Section 5.7. Each Borrower shall make payment in accordance with Section 3.4 for any amount or liability payable under this Section 5.7. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender shall indemnify and hold harmless, on a several basis, (i) Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent Borrowers have not already paid or reimbursed Administrative Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Administrative Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Administrative Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment after demand for any amount or liability payable under this Section 5.7. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error.

Amended & Restated Loan Agreement (G&I)

5.7.4. Evidence of Payments. If Administrative Agent or an Obligor pays any Taxes pursuant to this Section 5.7, then upon request, Administrative Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Administrative Agent, respectively, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Administrative Agent or Borrower Agent, as applicable.

5.7.5. Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 5.7, it shall pay Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrowers agree, upon request by the Recipient, to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Administrative Agent or any Recipient be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.

5.7.6. Survival. Each party’s obligations under this Section 5.7 and Section 5.8 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.8. Lender Tax Information.

5.8.1. Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Agent and Administrative Agent, at the time or times reasonably requested by Borrower Agent or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Agent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Agent or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or Administrative Agent as will enable Borrower Agent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the

Amended & Restated Loan Agreement (G&I)

completion, execution and submission of such documentation (other than such documentation set forth in Section 5.8.2(a), (b) and (d) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

5.8.2. Documentation. Without limiting the generality of the foregoing, if any Borrower is a U.S. Person:

(a) any Lender that is a U.S. Person shall deliver to Borrower Agent and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in the form of Exhibit D-15A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-15B or Exhibit D-15C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign

Amended & Restated Loan Agreement (G&I)

Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-15D on behalf of each such direct and indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower Agent or Administrative Agent to determine the withholding or deduction required to be made; and

(d) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Agent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Agent or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Administrative Agent as may be necessary for Borrower Agent and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

5.8.3. Redelivery of Documentation. Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 5.8 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Agent and Administrative Agent in writing of its legal inability to do so.

5.9. [Reserved]

5.10. Mitigation Obligations; Replacement of Lenders.

5.10.1. Designation of a Different Lending Office. If any Lender (other than Bank of America) requests compensation under Section 3.7, or requires Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.7, or if any Lender gives a notice pursuant to Section 3.5, then at the request of Borrowers such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.7 or 5.7, as the case may be, in the future, or eliminate the need for

Amended & Restated Loan Agreement (G&I)

the notice pursuant to Section 3.5, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.10.2. Replacement of Lenders. If any Lender (other than Bank of America) requests compensation under Section 3.7, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender (other than Bank of America) or any Governmental Authority for the account of any Lender (other than Bank of America) pursuant to Section 5.7 and, in each case, such Lender (other than Bank of America) has declined or is unable to designate a different Lending Office in accordance with Section 5.10.1, Borrowers may replace such Lender (other than Bank of America) in accordance with Section 14.4.

5.10.3. No Waiver. Notwithstanding anything in this Section 5.10, any replacement of an affected Lender shall not be deemed to be a waiver of any rights that any Borrower, any Agent or any other Lender shall have against such affected Lender.

5.10.4. Changes to Commitment. No amount of the applicable Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 5.10, performance by each Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Default in the making of an Advance (a “Funding Default”) or the operation of this Section 5.10. The rights and remedies against a Defaulting Lender under this Section 5.10 are in addition to other rights and remedies that each Borrower may have against such Defaulting Lender with respect to any Funding Default and that Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

5.11. Nature and Extent of Each Borrower’s Liability.

5.11.1. Joint And Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to each Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 5.11) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by any Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by any Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any

Amended & Restated Loan Agreement (G&I)

claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2. Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agents or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a Borrower. It is agreed among each Borrower, Agents and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agents and Lenders would decline to make Loans. Each Borrower acknowledges that its guaranty pursuant to this Section 5.11 is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agents and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, any Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of any Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agents may bid all or a portion of the Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agents but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether any Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which any Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

Amended & Restated Loan Agreement (G&I)

5.11.3. Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, the other Borrower for the amount of such excess, ratably based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Borrower Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under any Fraudulent Transfer Law. No Borrower’s guaranty hereunder shall extend to Obligations under a Hedging Agreement to the extent such guaranty would violate Applicable Law.

(c) Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agents and Lenders shall have the right, at any time in their discretion, to condition Loans upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans to such Borrower.

5.11.4. Joint Enterprise. Each Borrower has requested that Agents and Lenders make this Loan Facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that extension of the Loan Facility will enhance the business of each Borrower and ease administration of the Loan Facility, all to their mutual advantage. Borrowers acknowledge that Agents’ and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5. Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

5.12. Fraudulent Transfer Laws. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of Borrowers hereunder, solely

Amended & Restated Loan Agreement (G&I)

to the extent that such Borrower did not receive proceeds of Loans from any borrowing hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, 11 U.S.C. § 548, or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Borrowers, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Borrowers in respect of intercompany Debt to any other Obligor or Affiliates of any other Obligor to the extent that such Debt would be discharged in an amount equal to the amount paid by such Obligor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of Borrowers pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among an Obligor and other Affiliates of any Obligor of Obligations arising under guaranties by such parties.

5.13. Subrogation. Until the Obligations shall have been indefeasibly paid in full in Cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against any other Obligor. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against any other Obligor, and any collateral or security therefor, shall be junior and subordinate to any rights Collateral Agent may have against the other Obligor, or any such collateral or security (or the underlying assets therefor).

SECTION 6. CONDITIONS PRECEDENT

6.1. Loan Document Effective Date. The effectiveness of this Agreement shall be subject to the satisfaction (or waiver by Administrative Agent) of the following conditions precedent, each of which must be to the satisfaction of Administrative Agent in its sole discretion (the “Loan Document Effective Date”):

6.1.1. Effective Date Loan Documents. The parties thereto shall have duly executed the following Loan Documents: (a) this Agreement, (b) the Guaranty, and (c) each Security Document, each of which shall be in full force and effect, and Administrative Agent shall have received sufficient copies of each agreement.

6.1.2. IPO. HA INC shall have consummated the HA INC IPO (and the same shall have been certified by HA INC to the Administrative Agent in a certificate signed by an Authorized Officer of HA INC).

6.1.3. KYC Requirements. Administrative Agent and each Lender shall have received all documentation and other information required by any Governmental Authority with respect to each Obligor under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Anti-Terrorism Laws.

Amended & Restated Loan Agreement (G&I)

6.1.4. Loan Document Effective Date Certificates.

(a) Borrowers shall have delivered to Administrative Agent an original, fully executed Borrower Loan Document Effective Date Certificate, together with all attachments thereto.

(b) Each Borrower shall have delivered to Administrative Agent an original, fully executed Borrower Subsidiary Loan Document Effective Date Certificate (including an assignment thereof by each Related Borrower in favor of Administrative Agent), together with all attachments thereto.

(c) Each Guarantor shall have delivered to Administrative Agent an original, fully executed Guarantor Loan Document Effective Date Certificate, together with all attachments thereto.

(d) HAT Holdings I shall have delivered to Administrative Agent an original, fully executed HAT Holdings I Loan Document Effective Date Certificate, together with all attachments thereto.

6.1.5. Independent Manager. Borrower Parties shall have appointed an Independent Manager.

6.1.6. No Material Adverse Effect. Administrative Agent shall have received satisfactory evidence that there is no event or condition, and no fact or circumstance that any Obligor has failed to disclose to Administrative Agent in writing, that, either individually or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect (and the same shall have been certified by each Obligor, with respect to itself, to the Administrative Agent in a certificate signed by an Authorized Officer of such Obligor).

6.1.7. Organizational Documents; Incumbency. Administrative Agent shall have received, in respect of each Obligor (a) copies of its Organizational Documents (including any amendments thereto) and, to the extent applicable, certified within five (5) Business Days of the Loan Document Effective Date by the appropriate Governmental Authority; (b) signature and incumbency certificates of its officers; (c) resolutions of its Board of Directors or similar governing body approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party as of the Loan Document Effective Date, certified as of the Loan Document Effective Date by its secretary or an assistant secretary of such entity, or of the entity acting on behalf of such entity, as being in full force and effect without modification or amendment; (d) a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation and each jurisdiction in which it is required to be qualified as a foreign corporation or other entity to do business, each dated within five (5) Business Days of the Loan Document Effective Date; and (e) such other documents as Administrative Agent may reasonably request. A list of each jurisdiction of incorporation, organization or formation for each Obligor and each jurisdiction in which any Obligor is qualified as a foreign corporation or other entity to do business is attached hereto as Schedule 6.1.7.

Amended & Restated Loan Agreement (G&I)

6.1.8. Financial Statements. Administrative Agent shall have received (i) the most recent quarterly 10-Q report filed with the SEC for HA INC (including all subsidiaries on a consolidated basis) and (ii) pro forma balance sheet and income statement of each Borrower Party which financial statements shall be in form and substance satisfactory to Administrative Agent. Such Borrower financial statements are attached hereto as Schedule 6.1.8. Each Obligor shall have certified to Administrative Agent that such Obligor’s accounting systems and controls and management information systems are satisfactory for financial reporting in accordance with GAAP.

6.1.9. Required Approvals and Consents. Each Obligor shall have obtained all Required Approvals (to the extent required to have been obtained by such time) and all consents of any Persons, in each case that are necessary for its entry into the Loan Documents to which it is a party and implementation of the Loan Facility, each of which is listed on Schedule 6.1.9, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent, and none of which shall be subject to waiting periods or appeal or contain any conditions (copies of which shall have been delivered to Administrative Agent and certified as true and complete by Borrower). No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

6.1.10. No Default. No Default or Event of Default shall have occurred and be continuing or would result from the execution, delivery and performance of this Agreement and the other Loan Documents executed and delivered on the Loan Document Effective Date (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.1.11. Representations and Warranties. Each of the representations and warranties made (or deemed made) by any Obligor in any Loan Document shall be true and correct as of the Loan Document Effective Date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time).

6.1.12. Due Diligence. Lenders and Administrative Agent shall have each completed a satisfactory due diligence review of the Loan Facility contemplated hereby and all other matters related thereto, including (a) the review of the business, operations, assets and liabilities of each Obligor, (b) the accuracy in all material respects of all information disclosed to Administrative Agent and Lenders prior to the execution and delivery of the Loan Documents, and (c) the satisfaction with any changes or developments, or any new additional information discovered by either Administrative Agent or each Lender after completion of such due diligence review, after Loan Document Effective Date regarding any Obligor that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) purports to adversely affect the Loan Facility (including Administrative Agent’s consideration of any Market Disruption).

6.1.13. Legal Opinions. Administrative Agent shall have received customary legal opinions regarding this Agreement and each other Loan Document executed on or prior to

Amended & Restated Loan Agreement (G&I)

the Loan Document Effective Date by the Obligors, as follows, (a) an opinion of Morrison & Foerster, as counsel to Borrower Parties, in the form of Exhibit D-1, (b) an opinion of the General Counsel of HA LLC, in the form of Exhibit D-2, (c) an opinion of Clifford Chance US LLP, as counsel to Obligors, in the form of Exhibit D-3, and (d) a tax opinion of Clifford Chance US LLP or other nationally recognized REIT tax counsel regarding HA INC’s qualification as a REIT, in the form of Exhibit D-4, in each case in form and substance, and from counsel, satisfactory to Administrative Agent.

6.1.14. Organizational and Capital Structure. Administrative Agent shall have received a description of the organizational structure and capital structure of each Borrower Party, in each case satisfactory to Administrative Agent. Such organizational structure and capital structure is attached hereto as Schedule 6.1.14.

6.1.15. Separateness Undertakings. Borrowers shall have delivered to Administrative Agent a compliance certificate as evidence that the Organizational Documents of each Borrower Party include the provisions for bankruptcy remoteness set forth in Schedule 6.1.15 including independent director or member requirements, or otherwise acceptable to Administrative Agent.

6.1.16. Fees. Administrative Agent shall have received all fees and amounts payable on or before the Loan Document Effective Date referred to herein, in the Engagement Letter, any Agent Commitment Document, the Placement Fee Letter or any fee letter and all expenses payable pursuant to any Loan Document which have accrued to the Loan Document Effective Date.

6.1.17. Solvency Certificate. Administrative Agent shall have received a Solvency Certificate from each Obligor in scope and substance satisfactory to Administrative Agent and each Lender, and demonstrating that after giving effect to the transactions contemplated by the Loan Documents and any rights of contribution, each Obligor will be Solvent.

6.1.18. No Litigation. There shall not exist any Adverse Proceeding in respect of any Obligor (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.1.19. Equity Ownership. Administrative Agent shall have received evidence that (a) HA LLC shall have established (i) Borrower HASI as a wholly-owned subsidiary of HA LLC and (ii) HAT Holdings I as a wholly-owned subsidiary of HA LLC, (b) HA LLC shall have caused to be established Borrower I as a wholly-owned subsidiary of HAT Holdings I, (c) Borrower HASI shall have established each of Borrower Sub HASI A, Borrower Sub HASI 5 and Borrower Sub HASI 7 as a wholly-owned subsidiary, and (d) Borrower HAT I shall have established each of Borrower Sub HAT I A, Borrower Sub HAT I 5 and Borrower Sub HAT I 7 as a wholly-owned subsidiary, in each case satisfactory to Administrative Agent.

6.1.20. Other Loan Facility Loan Document Effective Date: The Loan Document Effective Date (as defined under the Other Loan Facility) shall have occurred, or will occur simultaneously with, the Loan Document Effect Date hereunder (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

Amended & Restated Loan Agreement (G&I)

6.1.21. Collateral. In order to create in favor of Collateral Agent (for the benefit of the Secured Parties) valid, perfected First Priority Liens in the Collateral, subject to Permitted Liens, Borrowers shall have delivered to Collateral Agent evidence satisfactory to Collateral Agent of the compliance by the Obligors of their respective obligations under the Security Agreement, and the other Security Documents to which they are a party (including their obligations to execute and deliver (a) UCC financing statements and the results of a recent search by a Person satisfactory to Administrative Agent that there are no UCC or Tax or other Lien filings on any of the assets of Borrower Parties except for Liens pursuant to the Loan Documents, (b) originals of securities, (c) instruments and chattel paper, and (d) any agreements governing deposit and/or securities accounts as provided therein).

6.1.22. Service of Process Appointment: Satisfactory evidence that each Borrower Party has irrevocably appointed an agent for service of process in the State of New York in accordance with Section 15.15.1, including evidence of payment of all required appointment fees for a period of one (1) year from the Loan Document Effective Date.

6.1.23. Loan Document Effective Date Flow of Funds. Administrative Agent shall have received a fully executed Loan Document Effective Date Flow of Funds Memo.

6.1.24. Insurance, Policies and Certificates. Administrative Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Guarantors and by or for the benefit of each other Obligor, all in compliance with the Insurance Requirements and other Loan Documents.

6.1.25. Other Documents. Administrative Agent shall have received such other documents, certifications, consents, or other items relating to any Obligor, the Loan Facility, or the matters contemplated by the Loan Facility as Administrative Agent reasonably requests and such other documents as mutually agreed by the parties hereto in advance.

6.2. Conditions to Approved Financings. The obligation of each Lender to provide its Applicable Percentage of a Loan in respect of or in connection with an Approved Financing first becoming part of or joining the Borrowing Base as Eligible Collateral on any Credit Date, is subject to the satisfaction (or waiver by Administrative Agent) of the following conditions precedent, each of which must be to the satisfaction of Administrative Agent in its sole discretion:

6.2.1. Credit Date Certificates.

(a) Borrowers shall have delivered to Administrative Agent an original, undated, fully executed Borrower Credit Date Certificate at least five (5) Business Days prior to the proposed Credit Date, together with all attachments thereto; provided that (i) Borrowers shall be permitted to withdraw any submitted Borrower Credit Date Certificate prior to such proposed Credit Date and (ii) to the extent any submitted Borrower Credit Date Certificate is withdrawn pursuant to Section 6.2.1(a)(i), no Advance will be made on such proposed Credit Date.

Amended & Restated Loan Agreement (G&I)

(b) Borrowers shall have delivered to Administrative Agent an original, undated, fully executed Borrower Subsidiary Credit Date Certificate (including assignment thereof by each Related Borrower Subsidiary in favor of Administrative Agent) at least five (5) Business Days prior to the proposed Credit Date, together with all attachments thereto; provided that (i) Borrowers shall be permitted to withdraw any submitted Borrower Subsidiary Credit Date Certificate prior to such proposed Credit Date and (ii) to the extent any submitted Borrower Subsidiary Credit Date Certificate is withdrawn pursuant to Section 6.2.1(b)(i), no Advance will be made on such proposed Credit Date.

(c) Each Guarantor shall have delivered to Administrative Agent an original, undated, fully executed Guarantor Credit Date Certificate at least five (5) Business Days prior to the proposed Credit Date, together with all attachments thereto; provided that (i) each Guarantor shall be permitted to withdraw any submitted Guarantor Credit Date Certificate prior to such proposed Credit Date and (ii) to the extent any submitted Guarantor Credit Date Certificate is withdrawn pursuant to Section 6.2.1(c)(i), no Advance will be made on such proposed Credit Date.

(d) HAT Holdings I shall have delivered to Administrative Agent an original, undated, fully executed HAT Holdings I Credit Date Certificate at least five (5) Business Days prior to the proposed Credit Date, together with all attachments thereto; provided that (i) HAT Holdings I shall be permitted to withdraw any submitted HAT Holdings I Credit Date Certificate prior to such proposed Credit Date and (ii) to the extent any submitted HAT Holdings I Credit Date Certificate is withdrawn pursuant to Section 6.2.1(d)(i), no Advance will be made on such proposed Credit Date.

(e) HAT Holdings II shall have delivered to Administrative Agent an original, undated, fully executed HAT Holdings II Credit Date Certificate at least five (5) Business Days prior to the proposed Credit Date, together with all attachments thereto; provided that (i) HAT Holdings II shall be permitted to withdraw any submitted HAT Holdings II Credit Date Certificate prior to such proposed Credit Date and (ii) to the extent any submitted HAT Holdings II Credit Date Certificate is withdrawn pursuant to Section 6.2.1(e)(i), no Advance will be made on such proposed Credit Date.

Each certificate referred to in this Section 6.2.1 and the Underlying Loan Specification (to the extent delivered undated), shall, upon confirmation in writing by HA INC or its representative, be dated, and deemed delivered on, the Credit Date.

6.2.2. Organizational Documents; Incumbency. Administrative Agent shall have received in respect of each Borrower and Applicable Borrower Subsidiary, (i) resolutions of its Board of Directors or similar governing body approving and authorizing the execution, delivery and performance of each Intercompany Document and Loan Document to which it is a party as well as, with respect to the Applicable Borrower Subsidiary, such other Underlying Financing Documents to which it is a party, certified as of each Credit Date by its secretary or an assistant secretary of such entity, or of the entity acting on behalf of such entity, as being in full force and effect without modification or amendment; (ii) if reasonably requested by the Administrative Agent, a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is

Amended & Restated Loan Agreement (G&I)

required to be qualified as a foreign corporation or other entity to do business, each dated within five (5) Business Days of each Credit Date under this Agreement; and (iii) such other documents as Administrative Agent may reasonably request.

6.2.3. Approval. Approval for the applicable Underlying Financing shall have been granted in accordance with Section 7, Borrowers shall have submitted an executed Underlying Financing Specification on or prior to such Credit Date, and Administrative Agent shall have executed such Underlying Financing Specification in relation to such Approved Financing, and, the Advance or Additional Collateral Event shall occur before the Loan Availability Period expires for the applicable Loan.

6.2.4. Fees and Taxes. Each Borrower and Applicable Borrower Subsidiary shall have paid all filing, recordation, subscription and inscription fees and all recording and other similar fees and all recording, stamp and other Taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated by the Intercompany Documents (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.5. Notice of Borrowing. With respect to any requested Advance, Administrative Agent shall have received a Notice of Borrowing signed by an Authorized Officer of Borrower Agent in accordance with Section 4.1.1, confirming, among other things (a) the absence of any Default or Event of Default, (b) the perfection of a First Priority Lien in all Collateral created pursuant to the Security Documents, including all security to be given by each Borrower and Applicable Borrower Subsidiary, and (c) the amounts required to be drawn in accordance with Section 2.1.1.

6.2.6. Due Diligence. Administrative Agent shall have completed a satisfactory due diligence review of the applicable Approved Financing and all other matters related thereto.

6.2.7. Borrower Note. With respect to (a) the first Advance under the Loan Facility, each Borrower shall have delivered to each Lender a Borrower Note in accordance with Section 2.2 of this Agreement and (b) the first Advance under the Loan Facility from and after the A&R Effective Date, each Borrower shall have delivered to each Lender an A&R Borrower Note in accordance with Section 2.2 of this Agreement.

6.2.8. Other Documents. Administrative Agent shall have received, with respect to such Approved Financings, (a) an update to the Underlying Financing Specification with respect to such Approved Financing, revised to include each additional Intercompany Document and Material Underlying Financing Document not previously disclosed to Administrative Agent, (b) (1) an original of each Intercompany Note and the Master Intercompany Agreement (to the extent not previously provided) and (2) copies of all other Intercompany Documents not previously provided to Administrative Agent, and (c) such other documents, certifications, consents, or other items relating to the relevant Approved Financing, any Obligor, any Material Underlying Financing Participant, or the matters contemplated by the Intercompany Documents and the Material Underlying Financing Documents as Administrative

Amended & Restated Loan Agreement (G&I)

Agent reasonably requests or are otherwise required under the Underlying Financing Criteria or Underlying Financing Specification and such other documents as Administrative Agent may reasonably request (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.9. Legal Opinions. Administrative Agent shall have received (a) legal opinions regarding the Material Underlying Financing Documents and Underlying Financing Security Documents and the Obligors as available in connection with the Approved Financing funded from such Advance or included in the Borrowing Base as a result of an Additional Collateral Event and (b) in the case of each Borrower Subsidiary, an opinion of Morrison & Foerster, as counsel to Borrower Parties, in the form of Exhibit D-5, in respect of the first Intercompany Note issued by such Borrower Subsidiary to a Borrower.

6.2.10. No Existing Debt/Liens. Administrative Agent shall have received a certification from Borrowers that (a) neither the Collateral (including the applicable Approved Financing), nor the Applicable Borrower Subsidiary being financed, is subject to any Liens other than Permitted Liens, and (b) neither Borrowers nor such Applicable Borrower Subsidiary has any Debt other than Permitted Debt.

6.2.11. Fees. Administrative Agent shall have received (a) all fees and amounts payable by any Obligor on or before the Credit Date referred to herein, in any Agent Commitment Document, the Placement Fee Letter or any fee letter and all expenses payable pursuant to any Loan Document which have accrued to the Credit Date and (b) all fees, amounts and expenses payable by the Obligors to Lender, the Agents, and their respective counsel, advisors and other consultants that are then due and payable under the Loan Documents and in connection with the Eligible Collateral and each Approved Financing. Obligors shall have paid all fees, amounts and expenses required to be paid under the Intercompany Documents and the Material Underlying Financing Documents.

6.2.12. No Litigation. There shall not exist any Adverse Proceeding in respect of any Obligor (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.13. Representations and Warranties. As of such Credit Date, (a) each of the representations and warranties made (or deemed made) by any Borrower with respect to itself and its Related Borrower Subsidiaries, as provided in the Loan Documents, shall be true and correct in all material respects (unless qualified as to materiality, in which case such representations and warranties are true and correct) on and as of that Credit Date to the same extent as though made on and as of that date (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers), (b) each of the representations and warranties made by the Related Borrower Subsidiary under the Master Intercompany Agreement shall be true and correct in all material respects (unless qualified as to materiality, in which case such representations and warranties are true and correct) on and as of that Credit Date to the same extent as though made on and as of that date (and the same shall have been certified by each Related Borrower Subsidiary, with respect to itself, to the Administrative Agent in a certificate signed by an Authorized Officer of such Related Borrower Subsidiary) and (c) each of the representations and warranties made by

Amended & Restated Loan Agreement (G&I)

each Guarantor, HAT Holdings I and HAT Holdings II under the Guaranty, HAT Holdings I Limited Guaranty, HAT Holdings II Limited Guaranty and each other Loan Document to which it is a party shall be true and correct in all material respects (unless qualified as to materiality, in which case such representations and warranties are true and correct) on and as of that Credit Date (except to the extent such representation or warranty is made only as of a specific date or time in which event such representation or warranty shall be true and correct as of such date or time) to the same extent as though made on and as of that date (and the same shall have been certified by such Guarantor, HAT Holdings I or HAT Holdings II, with respect to itself, to the Administrative Agent in a certificate signed by an Authorized Officer of such Guarantor, HAT Holdings I or HAT Holdings II).

6.2.14. Covenants. Each Borrower Party shall be in compliance in all material respects with all of its respective covenants herein and in the other Loan Documents to which they are a party (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.15. No Default. As of such Credit Date, no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the applicable Advance or Additional Collateral Event (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.16. No Material Adverse Effect. During the period commencing on (x) with respect to the initial Advance or Additional Collateral Event hereunder, the Loan Document Effective Date and ending on the applicable Credit Date and (y) with respect to each subsequent Advance or Additional Collateral Event hereunder, the previous Credit Date and ending on the current applicable Credit Date, no event (including a change in Applicable Law) shall have occurred that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.17. Required Approvals. All Required Approvals required for the applicable Approved Financing shall have been received or evidence satisfactory to Administrative Agent that any such Required Approval not then required to implement the Approved Financing will be obtained prior to the Credit Date for such Approved Financing, none of which may be subject to waiting periods or appeal, and may not contain any conditions (copies of which shall be delivered to Administrative Agent, certified as true and complete by Borrower) (and the same shall have been certified by Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers as being all such required Required Approvals). No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.18. Updates to Schedules. Any information set forth on the Schedules accompanying Section 10 shall have been updated (and approved by the Administrative Agent) to reflect (i) any Approved Financing being funded, and (ii) any other material change in the information presented therein (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

Amended & Restated Loan Agreement (G&I)

6.2.19. Collateral Assignment; Assignment; Consent; Notice. Administrative Agent shall have received (a) copies of (i) each duly executed Collateral Assignment (Intercompany Loan) and Collateral Assignment (Underlying Financing) in connection with each such Approved Financing and (ii) each duly executed Consent to Collateral Assignment (Underlying Financing) in connection with each such Approved Financing as Administrative Agent shall have requested in Administrative Agent’s sole discretion executed on or before the Credit Date and (b) satisfactory evidence with respect to actions necessary for (i) an Intercompany Assignment Agreement of, among other things, its right in, to and under such Approved Financing, and (ii) the collateral assignment of the Applicable Borrower Subsidiary to the Related Borrower of, among other things, its rights in, to and under such Approved Financing (including if required pursuant to the terms of any Underlying Financing Document or otherwise reasonably requested by Administrative Agent, (A) evidence that each applicable Underlying Borrower or Underlying Depositary, as applicable and each applicable Underlying Obligor has received a Notice of Collateral Assignment (Underlying Financing) and a notice of the assignment to the Applicable Borrower Subsidiary of the Approved Financing and (B) evidence that each applicable Underlying Obligor has received a Notice of Assignment (Underlying Financing).

6.2.20. Lien Search. Administrative Agent shall have received the results of a recent search by a Person satisfactory to Administrative Agent that there are no UCC or Tax or other lien filings on any of the assets of (ii) the Origination Company and any other Affiliate that subsequently acquired the Underlying Financing prior to such Underlying Financing being acquired by the Applicable Borrower Subsidiary or (ii) the Applicable Borrower Subsidiary for such Approved Financing except for Liens granted pursuant to the Loan Documents.

6.2.21. Aggregate Advances; Aggregate Usage. After giving effect to the Advance or Additional Collateral Event on such Credit Date, (a) the aggregate Outstanding Amount will not exceed the Commitment, (b) the Aggregate Usage shall not exceed the Borrowing Base, (c) the Borrowers would be in compliance with the Interest Service Coverage Ratio for the most recently ended Interest Coverage Calculation Period and (d) the aggregate Advances made under the Loan Facility shall not exceed the Maximum Advance Limitation (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.22. Loan Availability Period. The Loan Availability Period for the applicable Approved Financing shall be effective and shall not have expired (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.23. Payment Instructions. Administrative Agent shall have received an irrevocable payment instruction (which may be satisfied by the Paying Agency Agreement) executed by the Underlying Depositary regarding each Approved Financing directing that payments to be made from any Underlying Obligor or Underlying Borrower to any to each applicable Borrower Subsidiary be made directly into the Borrower Collateral Accounts.

Amended & Restated Loan Agreement (G&I)

6.2.24. Collateral. In order to create in favor of Collateral Agent (for the benefit of the Secured Parties) valid, perfected First Priority Liens in the Collateral, Borrowers shall have delivered to Collateral Agent evidence satisfactory to Collateral Agent of the compliance by the Obligors of their respective obligations under the Security Documents to which they are a party (including their obligations to execute and deliver (a) originals of securities, (b) instruments and chattel paper and (c) any agreements governing deposit and/or securities accounts as provided therein).

6.2.25. Borrowing Base Certificate. Administrative Agent shall have received a Borrowing Base Certificate in form and substance satisfactory to it, as of a date no more than five (5) Business Days prior to the date on which any Advance (or joining of an Approved Financing to the Borrowing Base) is to be made and otherwise in accordance with Section 9.1.

6.2.26. Credit Date Flow of Funds. With respect to any requested Advance, Administrative Agent shall have received a fully executed Credit Date Flow of Funds Memo.

6.2.27. [Reserved]

6.2.28. Delayed Draw Financing. With respect to any Approved Financing that is a Delayed Draw Financing, Administrative Agent shall have received (i) satisfactory evidence that the Applicable Borrower Subsidiary has advanced in full to the applicable Underlying Borrower in such Delayed Draw Financing a total amount equal to the product of (x) the Borrower Advance Rate and (y) the Scheduled DD Amount as of the Credit Date, (ii) a true and complete copy of the request for the Underlying Borrower Advance (including all requests in connection with Pre-Joining Amounts) that was delivered by the applicable Underlying Borrower in connection with such Delayed Draw Financing and the same shall have been certified as due by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers, (iii) satisfactory evidence that the Applicable Borrower Subsidiary has fully funded any Pre-Joining Amount, and (iv) satisfactory evidence that all conditions under the applicable Underlying Financing Documents in connection with the funding of the applicable Underlying Borrower Advance have been satisfied by the Underlying Borrower.

6.2.29. Borrower Funding Amount. The Administrative Agent shall have received evidence satisfactory to it that the portion of the applicable Approved Financing to be financed by Borrower on a Credit Date has been fully funded (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.2.30. [Reserved]

6.2.31. Additional Conditions. Each Borrower shall have delivered to Administrative Agent satisfactory evidence that each “Additional Terms and Conditions specific to Approved Financing” identified in the Underlying Financing Specification with respect to such Approved Financing shall have been satisfied (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

Amended & Restated Loan Agreement (G&I)

6.2.32. [Reserved]

6.2.33. Other Documents. Administrative Agent shall have received such other documents, certifications, consents, or other items relating to any Obligor, the Loan Facility, or the matters contemplated by the Loan Facility as Administrative Agent reasonably requests in writing and such other documents as mutually agreed by the parties hereto in advance.

6.2.34. Additional Delayed Financing Conditions. With respect to any Approved Financing that is a Delayed Draw Financing (i) the Advance on each Credit Date will not exceed an amount equal to the product of (a) the Scheduled DD Amount as of the Credit Date and (b) the Applicable Valuation Percentage; provided that on the first Credit Date with respect to such Delayed Draw Financing, such amount may be increased by the Scheduled Pre-Joining Amount and (ii) after giving effect to the Advance on such Credit Date, the aggregate amount funded by the Lenders with respect to such Delayed Draw Financing will not exceed an amount greater than the product of (a) the Applicable Valuation Percentage and (b) the Aggregate DD Amount (plus, without duplication, the Scheduled Pre-Joining Amount to the extent applicable); provided that any such funding of an Advance shall be subject to the satisfaction of each of the other conditions set forth in Section 6.3.6, as applicable.

6.3. Approved Subsequent Credit Date. The obligation of each Lender to provide its Applicable Percentage of a Loan on any Approved Subsequent Credit Date is subject to the satisfaction (or waiver by Administrative Agent) of the following conditions precedent (and no conditions set forth in Section 6.2 shall be applicable except as set forth in this Section 6.3), each of which must be to the satisfaction of Administrative Agent in its sole discretion:

6.3.1. Applicable Conditions Precedent. Each of the conditions contained in Sections 6.2.1, 6.2.5, 6.2.10, 6.2.11, 6.2.12, 6.2.13, 6.2.14, 6.2.15, 6.2.16, 6.2.21, 6.2.25, 6.2.26, 6.2.28, 6.2.29 and 6.2.31.

6.3.2. Material Underlying Financing Document Amendments. As of such Approved Subsequent Credit Date, if Administrative Agent has provided written consent pursuant to Section 11.2.19 with respect to any Material Underlying Financing Document included in the related Underlying Financing Specification since execution of such Underlying Financing Specification in accordance with Section 6.2.3 and such written consent contained any conditions with respect to subsequent Advances, all such conditions shall have been satisfied (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.3.3. Organizational Documents. As of such Approved Subsequent Credit Date, there shall have been no material amendment, restatement, supplement or other modification to, or waiver of, any resolutions or Organizational Document delivered pursuant to Section 6.1.7 or Section 6.2.2 (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.3.4. Underlying Financing Specification. As of such Approved Subsequent Credit Date, there shall have been no material amendment, restatement, supplement or other

Amended & Restated Loan Agreement (G&I)

modification to, or waiver of, any material provision of, or attachment to, the Underlying Financing Specification then in effect with respect to the Approved Financing to be funded on such Approved Subsequent Credit Date.

6.3.5. Payment Instructions. As of such Approved Subsequent Credit Date, there shall have been no amendment, restatement, supplement or other modification to, or waiver of, any payment instruction delivered pursuant to Section 6.2.23 (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

6.3.6. Delayed Draw Financings. With respect to any Approved Financing that is a Delayed Draw Financing, Administrative Agent shall have received (i) satisfactory evidence that the Borrower has deposited into the Revenue Account (as defined in the Depositary Agreement) an amount equal to its portion, if any, of the Underlying Borrower Advance then due under the Underlying Financing Documents, (ii) a true and complete copy of the request for the Underlying Borrower Advance that was delivered by the applicable Underlying Borrower in connection with such Delayed Draw Financing and the same shall have been certified as due by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers, and (iii) satisfactory evidence that all conditions to the funding of the applicable Underlying Borrower Advance have been satisfied by the Underlying Borrower.

SECTION 7. UNDERLYING FINANCING PROPOSAL AND APPROVAL PROCESS

7.1. Underlying Financing Proposal.

7.1.1. Eligible Nominated Financing. Borrowers may from time to time request financing of a Nominated Financing by submitting to Administrative Agent an Underlying Financing Proposal Certificate substantially in the form of Exhibit A to Appendix 2A, B or C, as applicable, and including all reports, documents and information specified on Appendix 2A, B or C, as applicable, to be attached thereto, including the initial draft Underlying Financing Specification, and all other documents or information reasonably requested by Administrative Agent in connection with its Approval Process (a “Proposal Package”). Upon receipt of a Proposal Package, Administrative Agent may request additional documents or information that it reasonably determines is necessary for its review. If the Underlying Financing securing the Nominated Financing complies with the Underlying Financing Criteria (an “Eligible Nominated Financing”), Administrative Agent will, subject to Section 7.2.1, review and make a determination whether it approves or declines the financing of such Eligible Nominated Financing within 10 Business Days, subject to the extension set forth in this Section 7.1.1, after receipt of the complete Proposal Package for such Eligible Nominated Financing including all other documents or information reasonably requested by Administrative Agent in connection with its Approval Process (such 10 Business Day period, the “Decision Period”). Administrative Agent may, without notice, extend the Decision Period for a period of time up to ten (10) Business Days if Administrative Agent reasonably determines additional time is necessary to complete its review of such Eligible Nominated Financing due to the fact that the Underlying Borrower, Underlying Obligor or the type of Contract (as defined in Appendix 7) identified in the Proposal Package or the Underlying Financing Agreement in connection with the Underlying Project has not been previously reviewed and approved by Administrative Agent,

Amended & Restated Loan Agreement (G&I)

or such Underlying Borrower or Underlying Obligor does not have a published rating from either Moody’s or S&P or technology or structural considerations. If the Decision Period, as may be extended as provided herein, with respect to a Nominated Financing has expired and Administrative Agent has not delivered a Notice of Approval with respect to such Nominated Financing, Administrative Agent shall be deemed to have declined to finance such Nominated Financing. The Administrative Agent will review no more than five (5) Proposal Packages at any one time.

7.1.2. Proposed Underlying Financing. Borrower Agent may from time to time request financing of a Nominated Financing that does not meet the requirements of an Eligible Nominated Financing by delivering a written request to Administrative Agent (each, a “Proposed Nominated Financing”). Administrative Agent shall endeavor to notify Borrower Agent within five (5) Business Days whether Administrative Agent will agree or decline to review and diligence the Proposed Nominated Financing for potential financing under this Loan Facility. The Borrowers agree that any such decision shall be in the sole discretion of Administrative Agent. If Administrative Agent agrees to review and diligence the Proposed Nominated Financing (such review at all times subject to Section 7.2.1), Borrower Agent shall present to Administrative Agent a complete Proposal Package, including all reports, documents and information specified on Appendix 2A, B or C, as applicable, and all other documents and information requested by Administrative Agent. Borrowers and Administrative Agent will thereafter agree as to the period of time Administrative Agent shall have to review and diligence such Proposal Package.

7.1.3. Certain Expenses. With respect to any Eligible Nominated Financing, Administrative Agent agrees to use reasonable efforts (i) to minimize duplication of due diligence review and analysis previously conducted by the Origination Company (including access to its third party consultants and experts) with respect to such Eligible Nominated Financing and (ii) to notify Borrower Agent if additional Agent Professionals will be retained by Administrative Agent for the review and analysis of such Eligible Nominated Financing.

7.2. Approval Process.

7.2.1. Approval Required. The availability of the Commitment for any Nominated Financing shall be subject to due diligence, credit and other reviews and analysis by Administrative Agent and Agent Professionals and the written approval by Administrative Agent in its sole discretion (the “Approval Process”). Any Advance shall be made only for Nominated Financings that Administrative Agent has approved in its sole discretion (each such Nominated Financing approved by Administrative Agent, an “Approved Financing”).

7.2.2. Notice of Approval. The approval by Administrative Agent of a Nominated Financing will be confirmed by a written notice from Administrative Agent to Borrower Agent in the form of Appendix 6 and shall identify, without limitation, (i) any additional terms, Material Underlying Financing Participants and conditions specific to such Approved Financing, (ii) the Material Underlying Financing Documents, (iii) the aggregate principal amount of the Approved Financing as well as the Nominal Amount, if different and (iv) the amount of the Advance available for such Approved Financing which shall be determined by Administrative Agent and shall be no greater than the Nominal Value for such Approved

Amended & Restated Loan Agreement (G&I)

Financing. Lenders’ Commitment to finance any Approved Financing on the terms and conditions set forth in this Agreement shall automatically expire if neither the funding of the initial Advance nor the inclusion of the Approved Financing as part of the Borrowing Base (whether or not an Advance has been made) as a result of an Additional Collateral Event in respect of such Approved Financing occurs on or prior to the expiration of the Loan Availability Period.

7.2.3. Conditions Precedent. Each Advance and Additional Collateral Event with respect to an Approved Financing is subject to the satisfaction of each of the conditions precedent set forth in Section 6.2 or Section 6.3, as applicable.

7.2.4. Underlying Financing Specification. On or prior to the Credit Date for any Approved Financing, Borrower Agent shall execute and deliver to Administrative Agent an Underlying Financing Specification with respect to the Approved Financing, identifying the applicable Underlying Financing Documents, Underlying Financing Project Documents and the applicable Intercompany Documents and such other information set forth in Appendix 3. Upon execution and delivery of any Underlying Financing Specification by Administrative Agent, the Underlying Financing Specification shall form a part of this Agreement and each of the Loan Documents, Intercompany Documents, Underlying Financing Agreements, Underlying Financing Documents, Underlying Financing Project Documents, Material Underlying Financing Documents, Material Underlying Financing Participants and Material Underlying Financing Project Documents identified in such Underlying Financing Specification shall be deemed Loan Documents, Intercompany Documents, Underlying Financing Agreements, Underlying Financing Documents, Underlying Financing Project Documents, Material Underlying Financing Documents, Material Underlying Financing Participants and Material Underlying Financing Project Documents for purposes of this Agreement. The Borrowers and Administrative Agent hereby agree to amend each applicable Underlying Financing Specification to add any Person or document that is mutually agreed after the date hereof as a Material Underlying Financing Participant or Material Underlying Financing Document pursuant to the terms hereof.

SECTION 8. AMENDMENT AND RESTATEMENT PROVISIONS

8.1. A&R Effective Date. The effectiveness of this A&R Agreement shall be subject to the satisfaction (or waiver by Administrative Agent) of the following conditions precedent, each of which must be to the satisfaction of Administrative Agent in its sole discretion (the “A&R Effective Date”):

8.1.1. A&R Loan Documents. The parties thereto shall have duly executed the following A&R Loan Documents: (a) this A&R Agreement, (b) the A&R Master Intercompany Agreement, (c) each New Security Document, and (d) each A&R Borrower Note, each of which shall be in full force and effect, and Administrative Agent shall have received sufficient copies of each agreement.

8.1.2. [Intentionally Omitted].

8.1.3. KYC Requirements. Administrative Agent and each Lender shall have received all documentation and other information required by any Governmental Authority with

Amended & Restated Loan Agreement (G&I)

respect to the New Borrower, each New Borrower Subsidiary, and HAT Holdings II under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Anti-Terrorism Laws.

8.1.4. A&R Effective Date Certificates.

(a) Borrowers shall have delivered to Administrative Agent an original, fully executed Borrower A&R Effective Date Certificate, together with all attachments thereto.

(b) Each Borrower shall have delivered to Administrative Agent an original, fully executed Borrower Subsidiary A&R Effective Date Certificate (including an assignment thereof by each Related Borrower in favor of Administrative Agent), together with all attachments thereto.

(c) Each Guarantor shall have delivered to Administrative Agent an original, fully executed Guarantor A&R Effective Date Certificate, together with all attachments thereto.

(d) HAT Holdings I shall have delivered to Administrative Agent an original, fully executed HAT Holdings I A&R Effective Date Certificate, together with all attachments thereto.

(e) HAT Holdings II shall have delivered to Administrative Agent an original, fully executed HAT Holdings II A&R Effective Date Certificate, together with all attachments thereto.

8.1.5. Independent Manager. The New Borrower and each New Borrower Subsidiary shall have appointed an Independent Manager.

8.1.6. No Material Adverse Effect. Administrative Agent shall have received satisfactory evidence that there is no event or condition, and no fact or circumstance that any Obligor has failed to disclose to Administrative Agent in writing, that, either individually or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect (and the same shall have been certified by each Obligor, with respect to itself, to the Administrative Agent in a certificate signed by an Authorized Officer of such Obligor).

8.1.7. Organizational Documents; Incumbency.

(a) Administrative Agent shall have received (a) in respect of each of the New Borrower, the New Borrower Subsidiaries, and HAT Holdings II, copies of its Organizational Documents (including any amendments thereto) and, to the extent applicable, certified within five (5) Business Days of the A&R Effective Date by the appropriate Governmental Authority; (b) in respect of each of the New Borrower, the New Borrower Subsidiaries, and HAT Holdings II, signature and incumbency certificates of its officers; (c) in respect of each Obligor, resolutions of its Board of Directors or similar governing body approving and authorizing the execution, delivery and performance of each A&R Loan Document to which it is a party as of the A&R Effective Date, certified as of the A&R Effective

Amended & Restated Loan Agreement (G&I)

Date by its secretary or an assistant secretary of such entity, or of the entity acting on behalf of such entity, as being in full force and effect without modification or amendment; (d) in respect of each Obligor, a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation and each jurisdiction in which it is required to be qualified as a foreign corporation or other entity to do business, each dated within five (5) Business Days of the A&R Effective Date; and (e) in respect of each of the New Borrower, the New Borrower Subsidiaries, and HAT Holdings II, such other documents as Administrative Agent may reasonably request. A list of each jurisdiction of incorporation, organization or formation for each Obligor and each jurisdiction in which any Obligor is qualified as a foreign corporation or other entity to do business is attached hereto as Schedule 8.1.7.

(b) As of such A&R Effective Date, there shall have been no material amendment, restatement, supplement or other modification to, or waiver of, any resolutions or Organizational Document delivered pursuant to Section 6.1.7 or Section 6.2.2 (and the same shall have been certified by each Obligor (other than the New Borrower, each New Borrower Subsidiary and HAT Holdings II) to the Administrative Agent in the certificate delivered by such Obligor pursuant to Section 8.1.4).

8.1.8. Financial Statements. Administrative Agent shall have received pro forma balance sheet and income statement of the New Borrower and each New Borrower Subsidiary which financial statements shall be in form and substance satisfactory to Administrative Agent. The New Borrower and each New Borrower Subsidiary shall have certified to Administrative Agent that such New Borrower and such New Borrower Subsidiary’s accounting systems and controls and management information systems are satisfactory for financial reporting in accordance with GAAP.

8.1.9. Required Approvals and Consents. The New Borrower and each New Borrower Subsidiary shall have obtained all Required Approvals (to the extent required to have been obtained by such time) and all consents of any Persons, in each case that are necessary for its entry into the A&R Loan Documents to which it is a party and implementation of the Loan Facility, each of which is listed on Schedule 8.1.9 and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent, and none of which shall be subject to waiting periods or appeal or contain any conditions (copies of which shall have been delivered to Administrative Agent and certified as true and complete by Borrower). No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

8.1.10. No Default. No Default or Event of Default shall have occurred and be continuing or would result from the execution, delivery and performance of this A&R Agreement and the other A&R Loan Documents executed and delivered on the A&R Effective Date (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

Amended & Restated Loan Agreement (G&I)

8.1.11. Representations and Warranties. Each of the representations and warranties made (or deemed made) by any Obligor in any A&R Loan Document shall be true and correct as of the A&R Effective Date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time).

8.1.12. Due Diligence. Lenders and Administrative Agent shall have each completed a satisfactory due diligence review of the amendments contemplated by this A&R Agreement and all other matters related thereto, including (a) the review of the business, operations, assets and liabilities of each Obligor, (b) the accuracy in all material respects of all information disclosed to Administrative Agent and Lenders prior to the execution and delivery of the A&R Loan Documents, and (c) the satisfaction with any changes or developments, or any new additional information discovered by either Administrative Agent or each Lender after completion of such due diligence review, after Loan Document Effective Date regarding any Obligor that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) purports to adversely affect the Loan Facility (including Administrative Agent’s consideration of any Market Disruption).

8.1.13. Legal Opinions. Administrative Agent shall have received customary legal opinions regarding this A&R Agreement and each other A&R Loan Document executed on or prior to the A&R Effective Date, as follows, (a) an opinion of Morrison & Foerster, as counsel to Borrower Parties, in the form of Exhibit D-1A, (b) an opinion of the General Counsel of HA LLC, in the form of Exhibit D-2A, and (c) an opinion of Clifford Chance US LLP, as counsel to Obligors, in the form of Exhibit D-3A, in each case in form and substance, and from counsel, satisfactory to Administrative Agent.

8.1.14. Organizational and Capital Structure. Administrative Agent shall have received a description of the organizational structure and capital structure of each Borrower Party, in each case satisfactory to Administrative Agent. Such organizational structure and capital structure is attached hereto as Schedule 8.1.14.

8.1.15. Separateness Undertakings. Borrowers shall have delivered to Administrative Agent a compliance certificate as evidence that the Organizational Documents of the New Borrower and each New Borrower Subsidiary include the provisions for bankruptcy remoteness set forth in Schedule 6.1.15 including independent director or member requirements, or otherwise acceptable to Administrative Agent.

8.1.16. Fees. Administrative Agent shall have received all fees and amounts payable on or before the A&R Effective Date referred to herein and all expenses payable pursuant to any A&R Loan Document which have accrued to the A&R Effective Date.

8.1.17. Solvency Certificate. Administrative Agent shall have received a Solvency Certificate each Obligor in scope and substance satisfactory to Administrative Agent and each Lender, and demonstrating that after giving effect to the transactions contemplated by the A&R Loan Documents and any rights of contribution, each Obligor will be Solvent.

Amended & Restated Loan Agreement (G&I)

8.1.18. No Litigation. There shall not exist any Adverse Proceeding in respect of any Obligor (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

8.1.19. Equity Ownership. Administrative Agent shall have received satisfactory evidence that (a) HA LLC shall have established HAT Holdings II as a wholly-owned subsidiary of HA LLC, (b) HA LLC shall have caused to be established Borrower HAT II as a wholly-owned subsidiary of HAT Holdings II and (c) Borrower HAT II shall have established each of Borrower Sub HAT II A, Borrower Sub HAT II 5 and Borrower Sub HAT II 7 as a wholly-owned subsidiary, in each case satisfactory to Administrative Agent.

8.1.20. Other Loan Facility A&R Effective Date: The A&R Effective Date (as defined under the Other Loan Facility) shall have occurred, or will occur simultaneously with, the A&R Effective Date hereunder (and the same shall have been certified by the Borrowers to the Administrative Agent in a certificate signed by an Authorized Officer of the Borrowers).

8.1.21. New Collateral. In order to create in favor of Collateral Agent (for the benefit of the Secured Parties) valid, perfected First Priority Liens in the New Collateral, subject to Permitted Liens, Borrowers shall have delivered to Collateral Agent evidence satisfactory to Collateral Agent of the compliance by the Obligors of their respective obligations under the Security Agreement, and the other Security Documents to which they are a party (including their obligations to execute and deliver (a) UCC financing statements and the results of a recent search by a Person satisfactory to Administrative Agent that there are no UCC or Tax or other Lien filings on any of the assets of Borrower Parties except for Liens pursuant to the A&R Loan Documents, (b) originals of securities, (c) instruments and chattel paper, and (d) any agreements governing deposit and/or securities accounts as provided therein).

8.1.22. Service of Process Appointment: Satisfactory evidence that the New Borrower, each New Borrower Subsidiary, and HAT Holdings II has irrevocably appointed an agent for service of process in the State of New York in accordance with Section 15.15.1, together with evidence of payment of all required appointment fees for each Obligor for a period of one (1) year from the A&R Effective Date.

8.1.23. A&R Effective Date Flow of Funds. Administrative Agent shall have received a fully executed A&R Effective Date Flow of Funds Memo.

8.1.24. Insurance, Policies and Certificates. Administrative Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by or for the benefit of the New Borrower, each New Borrower Subsidiary, and HAT Holdings II all in compliance with the Insurance Requirements and other A&R Loan Documents.

8.1.25. Other Documents. Administrative Agent shall have received such other documents, certifications, consents, or other items relating to any Obligor, the A&R Loan Documents, or the matters contemplated by the A&R Loan Documents as Administrative Agent reasonably requests and such other documents as mutually agreed by the parties hereto in advance.

Amended & Restated Loan Agreement (G&I)

SECTION 9. COLLATERAL ADMINISTRATION

9.1. Borrowing Base Certificates.

9.1.1. Borrowing Base Certificate. Borrowers shall calculate Borrowing Base and Availability and deliver to Administrative Agent (and Administrative Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate (a) no later than five (5) days following the last day of each calendar month during the term hereof (a “Payment Date Borrowing Base Certificate”), showing valuations as of the close of business of the last day of the calendar month just ended, (b) within three (3) Business Days of any event or circumstance in which an Approved Financing has become a Zero Value Approved Financing, showing valuations as of the date such Approved Financing became a Zero Value Approved Financing, (c) within three (3) Business Days following any other demand by Administrative Agent (which may be requested up to one (1) time per week), showing valuations as of the date of demand, (d) on the date on which any Notice of Borrowing is delivered or as otherwise required pursuant to Section 4.1.1, showing valuations as of a date not more than five (5) Business Days earlier than the actual date of Advance, (e) within three (3) Business Days after any Removal Date, or (f) upon Borrowers’ request for an Additional Collateral Event, showing valuations as of a date not more than five (5) Business Days prior to the actual inclusion of such Approved Financing in the Borrowing Base. Each Borrowing Base Certificate shall include a valuation of the Approved Financings taking into account the benefit of any Permitted Interest Rate Hedge Agreement pursuant to a methodology to be agreed among Administrative Agent and Borrowers at the time such Permitted Interest Rate Hedge Agreement is entered into.

9.1.2. Certificate Requirements. Each Borrowing Base Certificate shall:

(a) describe (i) for each Approved Financing, the name of each Underlying Borrower, Underlying Obligor and the Underlying Financing; (ii) the activity on each Approved Financing since the date of the last Borrowing Base Certificate delivered to Administrative Agent, including the beginning balance of each Underlying Financing, cash flows (including payments, accrued interest and other adjustments) of each Underlying Borrower and the ending balance of each Underlying Financing; (iii) the anticipated cash flows from each Approved Financing for the current period; (iv) the Applicable Valuation Percentage of each Approved Financing; (v) the proposed principal balance of each proposed Intercompany Note together with the principal balance of all previously issued Intercompany Notes; (vi) with respect to each Delayed Draw Financing, the Delayed Draw Commitment Amount, the Additional DD Amount, the Scheduled DD Amount, the Pre-Joining Amount, the Scheduled Pre-Joining Amount, and the Unfunded Financing Commitment Amount, in each case, for such Delayed Draw Financing; (vii) the then Borrowing Base, Aggregate Usage and Availability calculations for the Loans both before and after giving effect to any requested Advance and (viii) the aggregate principal amount, if any, required to be pre-paid by the Borrowers to the Lenders based on any such calculation as well as, in the case of the Payment Date Borrowing Base Certificate, the amount of excess cash, if any, in the Revenue Account (as defined in the Depositary Agreement) that would be available for transfer to the Distribution Account (as defined in the Depositary Agreement) as of the date of such certificate;

Amended & Restated Loan Agreement (G&I)

(b) identify any Approved Financing (i) that is subject to a default under its corresponding Underlying Financing Documents as a result of the failure by any Underlying Borrower or any other obligor to make any payment when due under the terms of such Underlying Financing Agreement or any other Underlying Financing Documents, following the expiration of any grace or cure period expressly permitted for such default in such Underlying Financing Agreement; (ii) that is subject to a bankruptcy default as a result of an Insolvency Proceeding; (iii) that is subject to any Deteriorating Credit Condition or (iv) where an Other Material Underlying Event has occurred (any Approved Financing described in clauses (i) through (iv) above, a “Watched Loan”). Administrative Agent may in its discretion designate any Approved Financing as a Watched Loan to the extent Administrative Agent reasonably believes such Approved Financing is subject to any of the events set forth in the definition of “Watched Loans”;

(c) include a reconciliation of the activity under the Loan Facility since the most recently delivered Borrowing Base Certificate, including any Advances, any payments of principal or interest made under this Agreement;

(d) in connection with each Payment Date Borrowing Base Certificate, include as part of such certificate a true, correct and complete: list of all Approved Financings as of such Payment Date; and

(e) with respect to a Payment Date Borrowing Base Certificate, include a certification that the Borrowers are in compliance with the Interest Service Coverage Ratio Threshold as of the end of the applicable Interest Coverage Calculation Period and include all calculations and information supporting such certification.

9.1.3. Borrowing Base Calculations.

(a) Upon receipt of each fully executed and completed Borrowing Base Certificate, certified by the Borrower Agent in a certificate signed by an Authorized Officer of the Borrower Agent, Administrative Agent shall, not later than five (5) Business Days after receipt thereof, review and provide written notice to Borrower Agent of either (i) its approval of the Borrowing Base Certificate, or (ii) its (A) disapproval of any Eligible Collateral proposed to be included in the Borrowing Base, (B) disapproval of any portion of any information, calculation or determination set forth in the Borrowing Base Certificate, together in each case with a description in reasonable detail of the reasons therefor, including with respect to any Watched Loan, (C) adjustment to Borrowers’ calculation of Borrowing Base or Availability as a result of an adjustment to the Applicable Valuation Percentage of a Watched Loan; (D) disapproval to the extent the calculation is not made in accordance with this Agreement or the Borrowing Base Certificate or (E) rejection of the characterization of an Approved Financing as a Delinquent U.S. Federal Government Contract.

(b) Each Borrower and Administrative Agent will negotiate in good faith to adjust the Applicable Valuation Percentage of each Watched Loan, and any such adjustment shall be applied to the Borrowing Base, except as set forth in the immediately succeeding sentence, effective as of the next succeeding Payment Date Borrowing Base Certificate or, if sooner, a Borrowing Base Certificate delivered pursuant to Section 9.1.1(c). Any Approved

Amended & Restated Loan Agreement (G&I)

Financing that becomes a Zero Value Approved Financing shall immediately have its Applicable Valuation Percentage reduced to 0% and the Borrowers shall deliver a revised Borrowing Base Certificate reflecting the adjusted valuation of the Eligible Collateral resulting from such reduction in accordance with Section 9.1.1(b); provided that if the Borrowers believe that an Approved Financing that would otherwise constitute a Zero Value Approved Financing satisfies the conditions set forth in clause (A) of the first sentence of the definition of Delinquent U.S. Federal Government Contract, Borrowers shall notify the Administrative Agent of such fact. If the Administrative Agent agrees in writing with the Borrowers that such Approved Financing is a Delinquent U.S. Federal Government Contract, the Applicable Valuation Percentage of such Approved Financing will not be immediately reduced to zero but will instead be reduced in accordance with the timeline set forth in the second sentence of the definition of Delinquent U.S. Federal Government Contract. Each such Applicable Valuation Percentage will be applied to the Borrowing Base Certificate and any valuations contained therein as set forth in such second sentence of such definition. If the Administrative Agent, acting reasonably, does not agree that such Approved Financing qualifies as a Delinquent U.S. Federal Government Contract, the Applicable Value Percentage for such loan shall be immediately reduced to 0% and treated as a Zero Value Approved Financing and the Borrowers shall deliver a revised Borrowing Base Certificate reflecting such reduction and revised Borrowing Base calculation in accordance with Section 9.1.1.

(c) The adjusted Borrowing Base calculation and corresponding valuations made by Administrative Agent pursuant to Section 9.1.3 shall be binding absent manifest error on the Borrowers; provided that Borrowers shall have the right, at their cost and expense, to request, on not more than three occasions annually, a valuation of a Watched Loan by an Independent Appraiser and the Midpoint Valuation of such Watched Loan shall be binding.

(d) Any notice delivered by Administrative Agent to Borrower Agent pursuant to Section 9.1.3(a)(ii)(C) or 9.1.3(b) adjusting the Applicable Valuation Percentage, or any component of any of the foregoing shall be deemed, without further act by any party hereto, to be an amendment to the related Underlying Financing Specification.

(e) With respect to any Approved Financing that has become a Watched Loan as a result of the occurrence of an Other Material Underlying Event described in any of clauses (iv) through (viii) of the definition thereof, if either (I) such Approved Financing has not been Resolved prior to the sixtieth (60th) day following such occurrence or (II) the Administrative Agent has otherwise notified the Borrowers in writing that such financing must be removed from the Borrowing Base and released from the Collateral (such sixtieth day or the date of receipt of such notice by any Borrower, “Removal Date”), then Borrowers shall not later than three (3) Business Days after such Removal Date cause such Approved Financing to be sold to another Person other than a Borrower Party, HA LLC, HAT Holdings I or HAT Holdings II; provided that and for the avoidance of doubt, any such sale of such Approved Financing may be to a Subsidiary of HA LLC, HAT Holdings I or HAT Holdings II (other than a Borrower Party). Upon request thereof from a Borrower Party, the Administrative Agent will take all actions reasonably necessary to approve and release any such transaction. Such Approved Financing shall be disregarded for purposes of calculating the Borrowing Base from and after the Removal Date. Borrowers shall deliver a new Borrowing Base Certificate to the Administrative Agent no later than three (3) Business Days after the Removal Date calculating the Borrowing Base as of such date without regard to such Approved Financing.

Amended & Restated Loan Agreement (G&I)

9.1.4. Interest Rate Hedge Agreements. If (x) the Aggregate Usage is over 100% of the current Borrowing Base amount as determined by reference to a Borrowing Base Certificate, and (y) no Borrower has obtained an Interest Rate Hedge Agreement prior to Administrative Agent’s approval of the Borrowing Base, Administrative Agent shall have the option to provide such Interest Rate Hedge Agreement, on terms and conditions that reasonably reflect market pricing and terms for such Interest Rate Hedge Agreements and that are otherwise satisfactory to Administrative Agent.

9.1.5. Release of Collateral.

(a) If a Payment Date Borrowing Base Certificate is approved by Administrative Agent pursuant to Section 9.1.3(a)(i) and such approved certificate indicates that the Aggregate Usage is less than the Borrowing Base and that the Borrowers are in compliance with the Interest Service Coverage Ratio Threshold at such time, Borrowers may request (each such request, a “Collateral Release Request”) in writing that Collateral Agent release its Lien on one or more Approved Financings (a “Collateral Release”).

(b) Any such Collateral Release Request shall be subject to the following conditions:

(i) simultaneously with the delivery of the Collateral Release Request, Borrowers shall deliver a pro forma Borrowing Base Certificate demonstrating that no mandatory prepayment of the Loans pursuant to Section 5.2.1 or otherwise will be required as a result of the Collateral Release and Administrative Agent shall have approved such certificate;

(ii) simultaneously with the delivery of the Collateral Release Request, Borrowers shall certify in writing that such Collateral Release will not result in a Default or Event of Default; and

(iii) no Default or Event of Default shall have occurred and be continuing as of the date of the Collateral Release Request (unless the purpose of such Collateral Release is to cure any such Default or Event of Default) and as of the date of, and after giving effect to, the Collateral Release.

(c) In the event that each of the conditions set forth in clauses (a) and (b) above have been satisfied as determined by Administrative Agent, Administrative Agent, Collateral Agent and Borrowers shall promptly thereafter enter into definitive documentation (in form and substance reasonably satisfactory to each such party) giving effect to the Collateral Release.

9.2. Administration of Accounts.

9.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of each Related Borrower Subsidiary’s Receivables, including all

Amended & Restated Loan Agreement (G&I)

payments and collections thereon, and shall submit to Administrative Agent reports in form satisfactory to Administrative Agent, on such periodic basis as Administrative Agent may request.

9.2.2. Taxes. If a Receivable of any Borrower includes a charge for any Taxes, each Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge such Borrower therefor; provided, however, that neither Agents nor Lenders shall be liable for any Taxes that may be due from any Borrower or with respect to any Collateral.

9.2.3. Account Verification. Administrative Agent shall have the right at any time, in the name of Administrative Agent, any designee of Administrative Agent, or any Borrower, to verify the validity, amount or any other matter relating to any Receivables of any Borrower by mail, telephone or otherwise. The Administrative Agent shall use reasonable efforts to notify the Borrower Agent of such action, and each Borrower Party shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

9.2.4. Maintenance of Borrower Collateral Accounts. Each Borrower shall and shall cause each Related Borrower Subsidiary to maintain, or cause to be maintained, in full force and effect the Borrower Collateral Accounts subject to the Depositary Agreement. Each Borrower shall take all actions necessary to establish Collateral Agent’s control of each such Borrower Collateral Account. The Borrowers shall be the sole account holder of each Borrower Collateral Account and shall not allow any other Person (other than Collateral Agent and Other Collateral Agent as provided in the Depositary Agreement) to have control over a Borrower Collateral Account or any amounts or assets deposited therein or credited thereto.

9.2.5. Proceeds of Collateral. Each Borrower shall ensure and take all necessary steps to ensure that all payments of Receivables or otherwise relating to Collateral are made directly to the Revenue Account (as defined in the Depositary Agreement), or such other Borrower Collateral Account identified in writing by Administrative Agent to Borrower Agent. If any Borrower receives cash or Payment Items with respect to any Collateral, it shall hold same in trust in favor of Collateral Agent for the benefit of the Secured Parties and promptly (not later than the next Business Day) deposit same into the Borrower Collateral Account or such other identified in writing by Administrative Agent to Borrower Agent.

9.3. Administration of Deposit Accounts. Schedule 9.3 sets forth all Deposit Accounts maintained by Borrowers as of the A&R Effective Date, as the same may be supplemented, modified, amended, restated or replaced from time to time. No Borrower will open or close any Deposit Account without the written consent of the Administrative Agent (except that Borrowers will open the Borrower Collateral Accounts).

9.4. General Provisions.

9.4.1. Location of Collateral. All tangible items of Collateral shall at all times be kept by Borrowers or their respective Subsidiaries at The Bank of New York Mellon Corporate Trust - Asset-Backed Securities, 101 Barclay St - 7W, New York, NY 10286, Attn: Antonio Vayas, or such other location as the Administrative Agent may designate in writing to the Borrower.

Amended & Restated Loan Agreement (G&I)

9.4.2. [Reserved]

9.4.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agents to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. No Agent shall be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

9.4.4. Defense of Title. Each Borrower shall (i) defend its title to Collateral and Collateral Agent’s Liens therein against all Persons, and all other material claims and demands, except Permitted Liens, and (ii) cause its Related Borrower Subsidiary to defend its title to the collateral securing each Intercompany Note and each Intercompany Loan and Borrower’s Liens therein (except Permitted Liens) against all Persons.

9.5. Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints each Agent (and all Persons designated by any such Agent) as Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 9.5. Any Agent’s designee, may, without notice and in either its or any Borrower’s name, but at the cost and expense of such Borrower:

(a) endorse any Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Collateral Agent’s possession or control in the event that such Borrower does not so endorse; and

(b) during an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as such Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign any Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Administrative Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts or other Collateral; (viii) use any Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as

Amended & Restated Loan Agreement (G&I)

may be reasonably necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which any Borrower is a beneficiary; and (xii) take all other actions as Administrative Agent reasonably deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

Without limiting any Agent’s right or power to take any action, each Agent shall use reasonable efforts to provide written notice to the Borrower Agent of any action taken by it under this Section 9.5; provided that Borrowers’ agree that any failure to provide such notice shall not result in any liability to the Agent or any of its Affiliates.

SECTION 10. REPRESENTATIONS AND WARRANTIES

10.1. Representations and Warranties of Each Borrower. In order to induce the Agents and Lenders to enter into this Agreement and to make each Advance to be made thereby, each Borrower represents and warrants, as to itself and each Borrower Subsidiary owned by it (each, a “Related Borrower Subsidiary” and, together with such Borrower, a “Related Borrower Party”) to each Agent and each Lender, on the A&R Effective Date and each Credit Date, as applicable, that the following statements are true and correct:

10.1.1. Organization and Qualification. Each Related Borrower Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Related Borrower Party is duly qualified, authorized to do business and in good standing as foreign corporations in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

10.1.2. Power and Authority. Each Related Borrower Party is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate, limited liability company or partnerships, as applicable, action on the part of each Related Borrower Party.

10.1.3. Enforceability. Each Loan Document, and, as of each Credit Date, each Material Underlying Financing Document is a legal, valid and binding obligation of each Borrower Party party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

10.1.4. Capital Structure. The Equity Interests of each Related Borrower Party have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which any Related Borrower Party is a party requiring, and there is no membership interest, partnership interest, or other Equity Interests of any Related Borrower Party outstanding which upon conversion or exchange would require, the issuance by such Related Borrower Party of any additional membership interests, partnership interests or other Equity Interests of such Related Borrower Party or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest, partnership interest or other Equity Interests of such Related Borrower Party. Schedule 6.1.14 correctly sets forth the ownership interest of each Related Borrower Party as of the Loan Document Effective Date. Schedule 8.1.14 correctly sets forth the ownership interest of each Related Borrower Party as of the A&R Effective Date with and each Credit Date.

Amended & Restated Loan Agreement (G&I)

10.1.5. No Existing Debt; Priority of Liens. Neither the Collateral nor any Borrower Party is subject to any Liens other than Permitted Liens, and no Related Borrower Party has Debt other than Permitted Debt. All Liens of Collateral Agent in the Collateral related to such Related Borrower Parties are duly perfected, First Priority Liens.

10.1.6. No Conflict. The execution, delivery and performance by each Related Borrower Party of the Loan Documents, and, as of each Credit Date, the Material Underlying Financing Documents to which it is a party, and the consummation of the transactions contemplated by the Loan Documents, and, as of each Credit Date, the Material Underlying Financing Documents do not and will not (a) violate in any material respect (i) any provision of any Applicable Law with respect to such Related Borrower Party, (ii) any of the Organizational Documents of any Related Borrower Party, or (iii) any order, judgment or decree of any court or other agency of government binding on any Related Borrower Party; (b) conflict with, result in a breach of or constitute (immediately or upon the giving of notice) a default in any material respect under any Contractual Obligation of any Related Borrower Party; (c) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Related Borrower Party (other than any Liens permitted by or created under any of the Loan Documents in favor of Collateral Agent, on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Related Borrower Party, except for Required Approvals and such approvals or consents which were obtained on or before the Loan Document Effective Date (or will be obtained on or before the A&R Effective Date with respect to the New Borrower and the New Borrower Subsidiaries).

10.1.7. No Material Adverse Effect. (a) No Material Adverse Effect has occurred and is continuing nor (b) to Borrower’s Knowledge, does any development or event exist that could reasonably be expected to result in a Material Adverse Effect which is not covered in full (subject to customary deductibles) by insurance maintained in accordance with the Insurance Requirements fully secured or bonded.

10.1.8. Financial Statements. The consolidated and consolidating balance sheets, and related statements of income of each Related Borrower Party that have been and are hereafter delivered to Administrative Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of Related Borrower Parties at the dates and for the periods indicated. Since April 3, 2013, there has been no change in the condition, financial or otherwise, of Related Borrower Parties taken as a whole that could reasonably be expected to have a Material Adverse Effect.

10.1.9. Payment of Taxes. Each Related Borrower Party has filed all federal, state and local Tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested or could not reasonably be expected to have a Material Adverse Effect.

Amended & Restated Loan Agreement (G&I)

10.1.10. Tax Classification. Each Related Borrower Subsidiary is classified, for U.S. federal income Tax purposes, either as an entity disregarded as separate from its owner, a partnership, a QRS or a TRS. Commencing with its taxable year ending December 31, 2013, HA INC has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable HA INC to meet the requirements for qualification and taxation as a REIT under the Code; HA LP, HA LLC, and each Borrower are classified either as partnerships or entities disregarded as separate from their owners (in each case, for U.S. federal income Tax purposes). Each of HAT Holdings I and HAT Holdings II is a limited liability company that has elected to be taxed as a corporation for U.S. federal income Tax purposes. HA INC and HAT Holdings I, and HA INC and HAT Holdings II have jointly elected for each of HAT Holdings I and HAT Holdings II to be treated as a TRS of HA INC.

10.1.11. Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable by any Borrower Party in connection with any transactions contemplated by the Loan Documents, other than (x) those payable to a Lender, Administrative Agent or Collateral Agent pursuant hereto or (y) those brokerage commissions, finder’s fees and investment banking fees payable with respect to Underlying Financings in the Ordinary Course of Business.

10.1.12. Governmental Approvals; Other Consents. . Each of

(i) the execution and delivery by each Related Borrower Party of (A) the Loan Documents to which it is a party, and (B) as of each Credit Date, the Material Underlying Financing Documents to which it is a party, and

(ii) the consummation by each Related Borrower Party of the transactions contemplated by (A) the Loan Documents to which it is a party and, (B) as of each Credit Date, such Material Underlying Financing Documents to which it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the related Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of (x) the Loan Document Effective Date (or the A&R Effective Date with respect to the New Borrower and the New Borrower Subsidiaries), or (y) with respect to any Underlying Financing, the Advance of each Loan or (z) as otherwise contemplated by the Agreement, and except in all cases for (1) those Consents listed on Schedule 10.1.12, and (2) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect as of the date hereof.

10.1.13. Compliance with Laws. Each Related Borrower Party is in compliance with all Applicable Laws and all applicable restrictions and regulations imposed by all Governmental Authorities in respect of the conduct of its businesses and the ownership of its Properties (other than OFAC, Sanctions, Anti-Terrorism Laws, United States Foreign Corrupt Practices Act of 1977 and Foreign Asset Control Regulations), except as could not reasonably be expected to have a Material Adverse Effect. Each Related Borrower Party is in compliance in all

Amended & Restated Loan Agreement (G&I)

material respects with OFAC, Sanctions, Anti-Terrorism Laws, United States Foreign Corrupt Practices Act of 1977 and Foreign Asset Control Regulations. There have been no citations of, notices of or orders of, material noncompliance issued by any Governmental Authority to any Borrower or its Related Borrower Subsidiary under any securities laws.

10.1.14. Litigation. Except as shown on Schedule 10.1.14, there are no proceedings or investigations pending or, to Borrower’s Knowledge, threatened against any Related Borrower Party that (a) relate to any Loan Documents to which it is a party or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Related Borrower Party. Except as shown on Schedule 10.1.14 or as any Obligor has notified Administrative Agent in writing, no Related Borrower Party has a Commercial Tort Claim in excess of $100,000. No Related Borrower Party is in default with respect to any order, injunction or judgment of any Governmental Authority, except as could not reasonably be expected to have a Material Adverse Effect.

10.1.15. No Defaults. No Default or Event of Default has occurred and is continuing. As of any Credit Date on which this representation is made, no Related Borrower Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Material Underlying Financing Documents to which they are a party, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

10.1.16. [Reserved]

10.1.17. [Reserved]

10.1.18. Payable Practices. Since the Loan Document Effective Date (or the A&R Effective Date with respect to the New Borrower and the New Borrower Subsidiaries), no Related Borrower Party has made any change in its accounts payable practices that could reasonably be expected to have a Material Adverse Effect.

10.1.19. Governmental Regulation. No Related Borrower Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

10.1.20. Margin Stock. No Related Borrower Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by such Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock

10.1.21. OFAC and Corrupt Practices Laws.

(a) No Related Borrower Party nor any Subsidiary of any Related Borrower Party, nor any director, officer or employee thereof, nor to the Knowledge of Borrowers, any agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Related Borrower Party nor any Subsidiary of a Related Borrower Party located, organized or resident in a Designated Jurisdiction.

Amended & Restated Loan Agreement (G&I)

10.1.22. Anti-money Laundering Compliance. No Related Borrower Party is a “financial institution” as defined under 31 USC § 5312(a)(1).

10.1.23. Solvency. Each Borrower Party is and, upon the incurrence of any obligation by each such party on any date on which this representation and warranty is made, will be, Solvent and has or is expected to have sufficient funds or assets to satisfy all of its Contractual Obligations and to pay all of its debts and liabilities from its own assets (taking into account the proceeds of any Advance that have already been received and such other equity contributions made or Project cash flows available to Borrower).

10.1.24. Patriot Act. No Related Borrower Party or any Subsidiary of any Related Borrower Party nor director, officer or employee thereof, nor to the Knowledge of Borrower, any agent, affiliate or representative thereof is in violation in any material respect of any laws relating to terrorism, “know your customer” obligations or money laundering including the Patriot Act and the Anti-Terrorism Order (the “Anti-Terrorism Laws”) applicable to it. No part of the proceeds of the Loans will be used, directly or indirectly, by any Related Borrower Party for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.1.25. United States Trading with the Enemy Act. Neither the making of any disbursement of the Loan Facility nor the use of the proceeds thereof by any Related Borrower Party will violate in any material respect the United States Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Department of the Treasury (31 C.F.R. Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefore (the “Foreign Asset Control Regulations”).

10.1.26. Intercompany Documents. As of each Credit Date, each related Intercompany Document has been negotiated and agreed on an arm’s length basis and each such document is set forth on Schedule 10.1.26.

10.1.27. Business of Borrowers. The business of such Borrower is limited to the ownership of Applicable Borrower Subsidiaries and related activities permitted under the related Loan Documents and Underlying Financing Documents.

10.1.28. Business of Related Borrower Subsidiaries. The business of each Applicable Borrower Subsidiary is limited to the ownership and management of the Approved Financings, and “Approved Financings” under and as defined in the Other Loan Facility, and activities contemplated under the Loan Documents and activities reasonably related thereto.

10.1.29. No Subsidiaries. Such Borrower has no subsidiaries other than Related Borrower Subsidiaries.

Amended & Restated Loan Agreement (G&I)

10.1.30. Use of Proceeds. The proceeds from Loans shall be used only as described in Section 2.3.

10.1.31. Intellectual Property. Each Related Borrower Party owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except as could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to such Borrower’s Knowledge, threatened Intellectual Property Claim with respect to any Related Borrower Party or any of its Property (including any Intellectual Property), except as could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 10.1.31, Related Borrower Parties do not pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property. All registered Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Related Borrower Party is shown on Schedule 10.1.31 (as such Schedule 10.1.31 may have been updated in accordance with Section 6.2.18).

10.1.32. Environmental Compliance. Except as disclosed on Schedule 10.1.32 (as such Schedule 10.1.32 may have been updated in accordance with Section 6.2.18), or as could not reasonably be expected to have a Material Adverse Effect, none of any Related Borrower Party’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Related Borrower Party has received any Environmental Notice that could reasonably be expected to have a Material Adverse Effect. No Related Borrower Party has contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it that could reasonably be expected to have a Material Adverse Effect.

10.1.33. Title to Property; Priority of Liens. Each Related Borrower Party has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Administrative Agent or Lenders, except as could not reasonably be expected to have a Material Adverse Effect and, on each Credit Date, each Intercompany Document, in each case free of Liens except Permitted Liens.

10.1.34. Required Approvals. Each Related Borrower Party has obtained, and has duly complied with, all Required Approvals, except to the extent that failure to obtain or comply with such Required Approval could not reasonably be expected to have a Material Adverse Effect.

10.1.35. Additional Representations. Each Borrower confirms that the representations and warranties made by each Related Borrower Subsidiary in each Intercompany Document, each Underlying Financing Document to which it is a party and the Underlying Financing Specification for such Approved Financing are true and correct in all material respects (unless qualified as to materiality, in which case such representations and warranties are true and correct) when made and are incorporated herein by reference as if fully set forth and made in this Section 10.1.

Amended & Restated Loan Agreement (G&I)

10.1.36. Insurance. All insurance required pursuant to the Insurance Requirements is in full force and effect and in compliance with the Insurance Requirements.

10.1.37. ERISA.

(a) Each Related Borrower Party has never (i) had any employees (whether under common law, as a joint employer or otherwise) or (ii) sponsored or maintained, or been contractually obligated to contribute to, any Plan, including a Title IV Plan or Multiemployer Plan, or other compensatory plan, program, arrangement or agreement for employees, directors or consultants. No ERISA Affiliate of any Related Borrower Party sponsors or maintains, nor has any such entity ever sponsored or maintained, a Title IV Plan or a plan subject to Part 3 of Subtitle B of Title I of ERISA or to Section 412 of the Code. No such ERISA Affiliate contributes to, nor has any such entity ever contributed to, a Multiemployer Plan.

(b) No Plan maintained by the ERISA Affiliates of any Related Borrower Party which is a welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides or represents any liability to provide retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, other than as required by Code Section 4980B or Sections 601 et seq. of ERISA, the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time (such provisions of law collectively referred to herein as “COBRA”), and no such ERISA Affiliate has represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that any such employee or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, other than as required by COBRA.

10.1.38. Disclosure. All factual information furnished by or on behalf of any Obligor to the Administrative Agent in connection with the negotiation and diligence of this Agreement and the transactions contemplated hereby or otherwise delivered hereunder for use in connection with the transactions contemplated hereby does not contain, as of the date of delivery of such factual information so furnished, any untrue statement of a material fact and does not omit to state any material fact necessary to make each statement therein not misleading in light of the circumstances under which it was made; provided, however, that with respect to any such information that (x) relates specifically to the Underlying Financing and not to the Related Borrower Party or any of its rights or interests in any such Underlying Financing and (y) was not prepared by the Obligors (other than information that was prepared by a representative of the Obligors at the direction of the Obligors), the foregoing statement is made to the Borrower’s Knowledge. Any forward-looking statements, including any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Related Borrower Party to be reasonable at the time made, it being recognized by Administrative Agent that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Amended & Restated Loan Agreement (G&I)

SECTION 11. COVENANTS AND CONTINUING AGREEMENTS

11.1. Affirmative Covenants. Each Borrower covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Borrower shall perform all covenants in this Section 11.1.

11.1.1. Financial Statements and Other Reports. Each Borrower will deliver to Administrative Agent and each Lender:

(a) [Reserved];

(b) [Reserved];

(c) Quarterly Financial Statements.

(i) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited balance sheet and related statements of operations and cash flows showing the consolidated financial position of HA INC (including all subsidiaries on a consolidated basis) as of the close of such Fiscal Quarter and the results of its operations during such fiscal quarter and the then-elapsed portion of the Fiscal Year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior Fiscal Year, all certified by a Financial Officer of HA INC as fairly presenting, in all material respects, the consolidated financial position and results of operations of the HA INC in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes); and

(ii) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited balance sheet and related statements of operations showing the consolidated financial position of Borrowers (including all subsidiaries on a consolidated basis) as of the close of such Fiscal Quarter and the results of its operations during such fiscal quarter and the then-elapsed portion of the Fiscal Year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior Fiscal Year, all certified by a Financial Officer of Borrowers as fairly presenting, in all material respects, the consolidated financial position and results of operations of Borrowers in accordance with GAAP (subject to normal year-end consolidation entries, audit adjustments and the absence of footnotes and other required statements).

(d) Annual Financial Statements.

(i) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Loan Document Effective Date occurs, (i) all audited financial statements of HA INC (including all Subsidiaries on a consolidated basis) required pursuant to the Exchange Act, including without limitation, its consolidated balance sheets, statements of income, stockholders’ equity and cash flows of the HA INC

Amended & Restated Loan Agreement (G&I)

(including all subsidiaries on a consolidated basis) as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, commencing with the first Fiscal Year for which such corresponding figures are available, in reasonable detail, together with a Financial Officer Certification and management discussions and analysis with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of the independent accounting or auditing firm (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of HA INC (including all subsidiaries on a consolidated basis) as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements).

(ii) Within ninety (90) days after the end of each Fiscal Year, an unaudited balance sheet and related statements of operations showing the consolidated financial position of Borrowers (including all subsidiaries on a consolidated basis) as of the close of such Fiscal Year and the results of its operations during such Fiscal Year and setting forth in comparative form the corresponding figures for the prior Fiscal Year, all certified by a Financial Officer of Borrowers as fairly presenting, in all material respects, the consolidated financial position and results of operations of Borrowers in accordance with GAAP (subject to normal year-end audit adjustments, consolidation entries and the absence of footnotes and other required statements).

(iii) Documents required to be delivered pursuant to Section 11.1.1(c) or 11.1.1(d) (to the extent any such documents are included in materials otherwise filed with the U.S. Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which HA INC posts such documents, or provides a link thereto on HA INC’s website on the Internet at the following website address: www.hannonarmstong.com; or (ii) on which such documents are posted on HA INC’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) HA INC shall deliver paper copies of such documents to Administrative Agent on behalf of any Lender that reasonably requests delivery of such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) HA INC shall notify Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents. Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by HA INC with any request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining copies of such documents.

Amended & Restated Loan Agreement (G&I)

(e) Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 11.1.1(c) and 11.1.1(d), a duly executed and completed Compliance Certificate; provided that each Compliance Certificate issued in connection with Section 11.1.1(d) shall also include an updated organizational structure and capital structure for HA INC, including the ownership interest that each such entity owns and holds;

(f) Borrowing Base Certificate. Each Borrowing Base Certificate when required by Section 9.1.1 and in form and substance substantially similar to the Form of Borrowing Base Certificate;

(g) Notice of Default. Promptly (but in any event within five (5) Business Days) after a Borrower obtaining Knowledge (i) of any development or event that constitutes a Default or an Event of Default or that notice has been given to such Borrower with respect thereto; or (ii) any development or event that has caused or evidences the existence of, singly in any case or in the aggregate, a Material Adverse Effect, a certificate of a Borrower signed by an Authorized Officer of a Borrower specifying in reasonable detail the nature and period of existence of such development, event or change, or specifying in reasonable detail the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or development, and what action the applicable Obligor has taken, is taking and proposes to take with respect thereto;

(h) Notice of Litigation. Promptly (but in any event within five (5) Business Days) after (i) a Borrower obtaining Knowledge of any Adverse Proceeding (including, not previously disclosed in writing by an Obligor to Administrative Agent) in respect of any Obligor, or (ii) any Borrower obtaining Knowledge of any Adverse Proceeding in respect of a related Material Underlying Financing Participant not previously disclosed in writing by an Obligor to Administrative Agent, written notice thereof together with such other information as may be reasonably available to the applicable Obligor (including by request to the applicable Material Underlying Financing Participant) to enable Administrative Agent and its counsel to evaluate such matters;

(i) Notice Regarding Material Underlying Financing Documents; Required Approval; Material Adverse Effects. Promptly, and in any event within five (5) Business Days after a Borrower obtaining Knowledge (i) that any (A) Intercompany Document, Material Underlying Financing Document or Required Approval of any Related Borrower Party is amended in a manner that could reasonably be expected to have a Material Adverse Effect or, with respect to Material Underlying Financing Documents, a Underlying Material Adverse Effect or, terminated, or (B) that any new Intercompany Document, Underlying Financing Document that is material or Required Approval is entered into or received, a written statement describing in reasonable detail such event, with copies of such material amendments or new contracts, delivered to Administrative Agent, (ii) of any material event of force majeure asserted under any Intercompany Document or Material Underlying Financing Document, to the extent reasonably available to Borrower, copies of related material notices and other documentation delivered under such Intercompany Document or Material Underlying Financing Document and subject to compliance with the applicable confidentiality provisions therein, and an explanation in reasonable detail of any actions being taken with respect thereto, and (iii) of discovery of any event or circumstance that could reasonably be expected to have a material adverse effect on the

Amended & Restated Loan Agreement (G&I)

ability of any Related Borrower Party to carry out its obligations under a related Intercompany Document or Material Underlying Financing Document, a written statement describing in reasonable detail such condition, delivered to Administrative Agent;

(j) Information Regarding Collateral. Each Borrower will furnish to each Agent prompt written notice of any change (i) in any Related Borrower Party’s corporate name, (ii) in any Related Borrower Party’s identity or corporate structure, (iii) in any Related Borrower Party’s jurisdiction of organization, or (iv) in any Related Borrower Party’s Federal Taxpayer Identification Number or state organizational identification number. Such Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Security Documents;

(k) Additional Reporting. Promptly, and in any event within five (5) Business Days (or such different period provided below) of a Borrower obtaining Knowledge of the occurrence thereof, notify Administrative Agent of:

(i) any Change of Law specifically affecting the Collateral, Approved Financings, any Related Borrower Party, any of their respective property or Equity Interests or any related Material Underlying Financing Participant that, in each case, could reasonably be expected to have a Material Adverse Effect or an Underlying Material Adverse Effect, including any developments with respect to any of the foregoing;

(ii) within thirty (30) days, any change in the Authorized Officers of any Related Borrower Party, including certified specimen signatures of any new Person so appointed and satisfactory evidence of the authority of such Person;

(iii) within ten (10) Business Days of receipt thereof, any written notice received or initiated by such Borrower relating to the Approved Financings, Collateral, any related Intercompany Document or any related Material Underlying Financing Document, or any written notice received or initiated by such Borrower relating to any related Required Approval, in each case, with respect to any act, event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(iv) obtaining Knowledge of any Lien (other than a Permitted Lien) being granted or established or becoming enforceable over any of the related Collateral, together with a description thereof;

(v) any act, event or circumstance having occurred with respect to any related Approved Financing that could reasonably be expected to have a Material Adverse Effect or an Underlying Material Adverse Effect;

(vi) any event or circumstance in which an Approved Financing has become a Watched Loan and the remedial measures that Borrowers intend to take with respect to any such Watched Loans; or

(vii) the failure of HA INC to maintain REIT Status.

Amended & Restated Loan Agreement (G&I)

(l) Monthly Reports. Borrowers shall, or shall cause each Related Borrower Subsidiary to, deliver via a database or similar data storage platform to Administrative Agent no later than ten (10) Business Days after the end of each month all Written Materials and Notices delivered to a Related Borrower Subsidiary during such month.

(m) [Reserved]

11.1.2. Existence. (a) Except as otherwise permitted under Section 11.2.13, Borrower shall, and shall cause each Related Borrower Subsidiary to, at all times preserve and keep in full force and effect their respective existence and (b) such Borrower will at all times, and will cause each Related Borrower Subsidiary to, preserve and keep in full force and effect their respective rights and franchises, licenses and permits material to their respective business and the Eligible Collateral (taken as a whole), except as could not reasonably be expected to have a Material Adverse Effect.

11.1.3. Inspections. Each Borrower shall at all times permit representatives and independent contractors of Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and files, including all financial, corporate and operating records and files concerning the Project Portfolio, Loan Documents, Underlying Financing Documents and Underlying Financings, and make copies thereof or abstracts therefrom, and to discuss its affairs, business (including, without limitation, all matters concerning the Project Portfolio and Underlying Financings), finances and accounts with its directors, officers, independent public accountants, its legal counsel and other independent agents and experts, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrowers; provided that all reasonable and documented third-party charges, costs and expenses of Administrative Agent and its representatives and independent contractors in connection with such visits, examinations and discussions shall be reimbursed by the Borrowers only in connection with two (2) such visits, examinations and discussions per fiscal year; provided, however, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrowers at any time during normal business hours and without advance notice.

11.1.4. Compliance with Laws. Each Borrower shall, and shall cause each Related Borrower Subsidiary to, at all times, comply with all Applicable Laws and regulations (including Environmental Laws, FLSA, FATCA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes) and maintain all Governmental Approvals necessary to the conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws, OFAC, Sanctions, United States Foreign Corrupt Practices Act of 1977, and Foreign Asset Control Regulations) or maintain could not reasonably be expected to have a Material Adverse Effect. Each Borrower shall, and shall cause each Related Borrower Subsidiary to, at all times, comply in all material respects with Anti-Terrorism Laws, OFAC, Sanctions, United States Foreign Corrupt Practices Act of 1977, and Foreign Asset Control Regulations and regulations thereto.

Amended & Restated Loan Agreement (G&I)

11.1.5. Taxes. Each Borrower shall, and shall cause each Related Borrower Subsidiary to, at all times, pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless the amount is not material to it or its financial condition or such Taxes are being Properly Contested.

11.1.6. Special Purpose and Separateness. Each Borrower shall, and shall cause each Related Borrower Subsidiary to, at all times, comply with the requirements of Schedule 6.1.15.

11.1.7. [Reserved]

11.1.8. [Reserved]

11.1.9. Independent Manager. Each Borrower shall, and shall cause each Related Borrower Subsidiary to, at all times, (a) cooperate with the Independent Manager and (b) ensure that the Independent Manager is provided with all information reasonably requested by the Independent Manager in fulfilling its duties to Administrative Agent and ensure that any information that it may supply to the Independent Manager is, taken as a whole, accurate in all material respects and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided.

11.1.10. Further Assurances.

(a) At any time or from time to time upon the request of Administrative Agent, each Borrower shall, and shall cause each Related Borrower Subsidiary to, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents.

(b) In furtherance of Section 11.1.10(a), each Borrower shall, and shall cause each Related Borrower Subsidiary to, at its own expense, take all actions that have been or shall be requested by Administrative Agent or Collateral Agent, or that such Borrower knows are necessary, to establish, maintain, protect, perfect and continue the perfection of the First Priority Liens of the Secured Parties created by the related Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required or reasonably requested to enable any appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each Related Borrower Subsidiary to, at its own expense, (i) execute or cause to be executed and shall file or cause to be filed or register or cause to be registered such financing statements, continuation statements and fixture filings in all places necessary or advisable (in the reasonable opinion of counsel for Administrative Agent or Collateral Agent) to establish, maintain and perfect such security interests and in all other places that Administrative Agent or Collateral Agent shall reasonably request, (ii) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the related Collateral and (iii) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to the related Security Documents.

Amended & Restated Loan Agreement (G&I)

(c) In furtherance of Section 11.1.10(a), if any Related Borrower Party shall at any time acquire any interest in property not covered by the related Security Documents or enter into any additional related Underlying Financing Documents that are material, such Borrower shall, and shall cause any Related Borrower Subsidiary to, promptly (i) as applicable; execute, deliver and record a supplement to such Security Documents, reasonably satisfactory in form and substance to Administrative Agent, and if reasonably requested, enter into a direct agreement with Collateral Agent in form and substance satisfactory to Administrative Agent and Collateral Agent and (ii) ensure that such security interest shall be valid and effective.

11.1.11. Performance of Obligations. Each Borrower shall, and shall cause each Related Borrower Subsidiary to, (i) perform and observe all of its respective covenants and obligations contained in any Intercompany Document or Material Underlying Financing Document to which it is a party or related Required Approval to the extent that failure to do so could reasonably be expected to have a Material Adverse Effect or an Underlying Material Adverse Effect and (ii) take all reasonable and necessary actions to enforce against any Related Borrower Party, in the case of any such Intercompany Document or the relevant Material Underlying Financing Participant, in the case of any related Material Underlying Financing Document, each covenant or obligation under each such Intercompany Document or Material Underlying Financing Document, as applicable, to which such Person is a party in accordance with its terms as and to the extent such enforcement actions are in the best interest of the related Eligible Collateral and to the extent that failure to do so could reasonably be expected to have a Material Adverse Effect or Underlying Material Adverse Effect.

11.1.12. Insurance. HA INC shall maintain and shall maintain on behalf of and for the benefit of each Related Borrower Party insurance with insurers satisfactory to Agent, with respect to the Properties, Collateral and business of Obligors of such type (including general liability, umbrella policy, D&O and workers compensation coverages), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

11.1.13. Intellectual Property. Each Borrower shall, and shall use all commercially reasonable efforts to cause each Related Borrower Subsidiary to, keep each License affecting any Collateral or any other material Property of such Borrower and Related Borrower Subsidiary in full force and effect as is customary for companies similarly situated, except as could not reasonably be expected to have a Material Adverse Effect.

11.1.14. Accounts. Borrower shall, and shall cause each Related Borrower Subsidiary to, instruct each Person remitting cash to or for the account of Borrowers or an Applicable Borrower Subsidiary to deposit such cash directly into the Borrower Collateral Accounts for application in accordance with the terms of the Depositary Agreement and each Borrower shall, and shall cause each Related Borrower Subsidiary to promptly deposit all proceeds received from an equity contribution (other than those equity proceeds being used to fund an Intercompany Loan) as well as all Revenues (as defined in the Depositary Agreement) into the Borrower Collateral Accounts. Each Borrower shall, and shall cause each Related Borrower Subsidiary to, promptly remit any amounts received by it or received by third parties on its behalf to Collateral Agent for deposit in the Borrower Collateral Accounts in accordance with the terms of the Depositary Agreement.

Amended & Restated Loan Agreement (G&I)

11.1.15. Books and Records. Each Borrower shall, and shall cause each Related Borrower Subsidiary to, keep proper books of record and accounts in conformity in all material respects with GAAP.

11.1.16. Collateral. Each Borrower shall, and shall cause each Related Borrower Subsidiary to promptly (a) deliver after its receipt thereof (i) each note issued to the Related Borrower Party in connection with each of its Approved Financings and (ii) the Underlying Financing Documents in respect of each such Approved Financing, to the extent originals are available and to the extent that originals are not available then copies of the same, in each such case, to the Collateral Agent and (b) take any other action reasonably requested by the Administrative Agent in order to ensure that the copies of the Intercompany Note and the other Intercompany Documents and Underlying Financing Documents are at all times held by the Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties.

11.1.17. Security Interest. Each Borrower shall cause its security interest in the collateral securing the Intercompany Note and Intercompany Loan to at all times be a perfected, first priority security interest enforceable against the applicable Related Borrower Subsidiary.

11.1.18. Intercreditor Agreement. The Borrowers will cause each Person that, from time to time, becomes a Borrower under this Agreement to become a party to the Intercreditor Agreement, by causing such Person to execute and deliver to the parties thereto a joinder agreement in form and substance satisfactory to such parties, whereupon such Person will be bound by the terms of the Intercreditor Agreement as a Borrower to the same extent as if it had executed and delivered the Intercreditor Agreement as of the original execution date thereof.

11.2. Negative Covenants. Each Borrower covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, it shall not, and shall not permit any Related Borrower Subsidiary to:

11.2.1. Debt. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Debt, except for the following Debt (“Permitted Debt”):

(a) with respect to the Borrowers, the Obligations and the Other Obligations;

(b) with respect to each Related Borrower Subsidiary, the Debt owed to its Related Borrower as evidenced by the Intercompany Note and Intercompany Loan for so long as such Debt shall be subject to a First Priority Lien granted by such Borrower, in each case, in favor of Collateral Agent with such First Priority Lien consented to by such Applicable Borrower Subsidiary; or

(c) Debt arising under Permitted Interest Rate Hedge Agreements.

11.2.2. Permitted Liens. Directly or indirectly, create, incur, assume or permit to exist, any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Related Borrower Party, whether now owned or hereafter acquired or licensed, or any income, profits or royalties

Amended & Restated Loan Agreement (G&I)

therefrom, or file or permit the filing of any financing statement or other similar notice of any Lien, or permit to remain in effect, any financing statement or other similar notice of any Lien of which it has Knowledge, with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except for the following Liens (collectively, “Permitted Liens”):

(a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties or the Other Collateral Agent for the benefit of the Secured Parties (as defined in the Other Loan Agreement) granted pursuant to the related Loan Documents, the Other Loan Documents or the Intercompany Documents and Liens in favor of a Borrower granted to it by any of its Related Borrower Subsidiaries pursuant to the Intercompany Documents;

(b) Liens for Taxes if obligations with respect to such Taxes are not material with respect to it or its financial condition or are being Properly Contested; and

(c) Liens securing obligations that are not at any time in the aggregate greater than $100,000.

11.2.3. Use of Proceeds. Directly or indirectly, use any of the proceeds from any Advance for any purpose other than as set forth in Section 2.3.

11.2.4. Subsidiaries. Form or have any subsidiaries, other than the formation of a Related Borrower Subsidiary as the subsidiary of such Borrower in accordance with Section 6.1.19 or Section 8.1.19 or a Related Borrower Subsidiary (as defined in the Other Loan Agreement) as the subsidiary of such Borrower in accordance with Section 6.1.19 or Section 8.1.19 of the Other Loan Agreement.

11.2.5. Ordinary Course of Conduct; No Other Business. (a) Engage in any business other than the acquisition, ownership, financing, implementation and maintenance of the Approved Financings that are Eligible Collateral in accordance with the related Loan Documents and other than the acquisition, ownership, financing, implementation and maintenance of the Approved Financings (as defined in the Other Loan Agreement) that are Eligible Collateral (as defined in the Other Loan Agreement) in accordance with the related Loan Documents (as defined in the Other Loan Agreement), or (b) undertake any action that could reasonably be expected to lead to a material alteration of the nature of its business or the nature or scope of such Approved Financings.

11.2.6. Accounts. Establish or maintain any bank accounts other than the Borrower Collateral Accounts.

11.2.7. Other Agreements. Enter into any material Contractual Obligation other than, with respect to Borrowers, the Loan Documents and Intercompany Documents, the Loan Documents (as defined in the Other Loan Agreement) and Intercompany Documents (as defined in the Other Loan Agreement), with respect to any Applicable Borrower Subsidiary, the related Intercompany Documents and Material Underlying Financing Documents and, with respect to any Applicable Borrower Subsidiary (as defined in the Other Loan Agreement), the related Intercompany Documents (as defined in the Other Loan Agreement) and Material Underlying Financing Documents (as defined in the Other Loan Agreement).

Amended & Restated Loan Agreement (G&I)

11.2.8. [Reserved]

11.2.9. Assignment. Assign or otherwise transfer its rights under any Intercompany Documents or Material Underlying Financing Documents to any Person other than the assignment of the related Intercompany Documents and Material Underlying Financing Documents to the Collateral Agent as security for the benefit of the Secured Parties and to the Other Collateral Agent as security for the benefit of the Secured Parties (as defined in the Other Loan Agreement).

11.2.10. Margin Regulations. Directly or indirectly apply any part of the proceeds of any Advance or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder.

11.2.11. Restrictions on Employees and Employee Plans. (a) Hire, retain or otherwise incur any liability with respect to any employees (whether under common law or otherwise) or leased employees, or (b) adopt, sponsor, maintain, or otherwise contribute to, any Plan, including a Title IV Plan or Multiemployer Plan, or other compensatory plan, program, arrangement or agreement for employees, directors or consultants.

11.2.12. Investment Company Act. Take any action that would result in any Related Borrower Party being required to register as an “investment company” under the Investment Company Act of 1940.

11.2.13. Merger; Bankruptcy; Dissolution; Transfer of Assets. Agree to or permit any other Related Borrower Party to:

(a) enter into any transaction of merger or consolidation;

(b) dispose of all or any part of its Property, including its interest in the Eligible Collateral, whether now owned or hereafter acquired, except for Permitted Dispositions;

(c) acquire by purchase or otherwise the business, Property or fixed assets of, or Equity Interests or other evidence of beneficial ownership interests in any Person (other than Approved Financings permitted by Section 11.2.14).

(d) transfer or release (other than as permitted by clause (b) above) any of the Collateral.

11.2.14. Restricted Investments. Make any Restricted Investment.

11.2.15. Restricted Payments. Make or authorize any Restricted Payment unless, with respect to Borrowers, each of the following conditions has been satisfied as determined by Administrative Agent in its discretion:

(a) The applicable Payment Date Borrowing Base Certificate has been delivered and approved by Administrative Agent and, after giving effect to any required principal pre-payments identified on such certificate, such certificate indicates that (i) the Borrowing Base exceeds the Aggregate Usage and (ii) the Borrowers are in compliance with the Interest Service Coverage Ratio Threshold for the then applicable Interest Coverage Calculation Period;

Amended & Restated Loan Agreement (G&I)

(b) any principal due and payable by the Borrowers based on the certificate referred to in clause (a) of this Section 11.2.15 and otherwise pursuant to Section 5.2.1 has been paid in full to the Lenders;

(c) no Default or Event of Default has occurred and is continuing or would exist after giving effect to any such Restricted Payment; and

(d) no Watched Loan not otherwise identified in the Borrowing Base Certificate referred to in Section 11.2.15(a) has been identified between the period beginning on the date of delivery of such certificate and ending on the payment date of the Restricted Payment, or, if such a Watched Loan has been identified, Administrative Agent and Borrowers have agreed as to the BB Nominal Value and BB Adjusted Value for such Watched Loan and a revised Borrowing Base Certificate reflecting such new value and indicating that the Borrowing Base exceeds the Aggregate Usage has been submitted and approved by Administrative Agent.

Each Borrower may make Restricted Payments to HA LLC in accordance with this Section 11.2.15 and the Depositary Agreement or Section 11.2.15 and the Depositary Agreement (as defined in the Other Loan Agreement).

11.2.16. Redemption or Issuance of Stock. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests now or hereafter outstanding or set aside any funds for any of the foregoing, or issue any Equity Interests to any other Person (other than with respect to equity contributions made in cash by Guarantors to any Borrower for the limited purpose of maintaining adequate capitalization of a Borrower Party so long as the provisions set forth in clause (d) of the definition of Permitted Investments have been satisfied).

11.2.17. Transactions with Shareholders and Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of such Related Borrower Party on terms that are less favorable to such Related Borrower Party than those that might be obtained at the time from a Person who is not such a holder or Affiliate, excluding any transactions under any Loan Document, Intercompany Documents, Organizational Documents or Material Underlying Financing Document or any Loan Document (as defined in the Other Loan Agreement), Intercompany Documents (as defined in the Other Loan Agreement), Organizational Documents (as defined in the Other Loan Agreement) or Material Underlying Financing Document (as defined in the Other Loan Agreement).

11.2.18. Amendments or Waivers of Organizational Documents. Agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Loan Document Effective Date (or the A&R Effective Date

Amended & Restated Loan Agreement (G&I)

with respect to the New Borrower and the New Borrower Subsidiaries) if such amendment, restatement, supplement, modification or waiver would be adverse to Lenders or could be reasonably expected to result in a Material Adverse Effect without in each case obtaining the prior written consent of Administrative Agent to such material amendment, restatement, supplement or other modification or waiver (which consent shall not be unreasonably withheld, conditioned or delayed).

11.2.19. Amendment of and Notices Under Material Underlying Financing Documents. Unless with the prior written consent of Administrative Agent (which consent shall not be unreasonably delayed) directly or indirectly:

(a) permit (other than the termination of a Material Underlying Financing Document in the ordinary course in accordance with any right of termination for convenience, buyout, prepayment or similar termination right under and in accordance with the Material Underlying Financing Documents and so long as, in each such case, such right is not being exercised as a result of a default or failure to perform by any of the parties to the applicable document) or issue any notice or take any other action which would reasonably be expected to lead to the abrogation, cancellation, suspension or termination of any Material Underlying Financing Document;

(b) permit or issue any notice or take any other action which would reasonably be expected to result in the cancellation, suspension or termination of any Required Approval, the effect of which could reasonably be expected to have a Material Adverse Effect;

(c) sell, transfer, assign or otherwise dispose of all or any part of its material rights or interests in any Material Underlying Financing Document or Required Approval (except for a Permitted Disposition);

(d) subject to clause (a) above, waive any default under or breach of any Material Underlying Financing Document (other than waivers that are of a formal, minor or technical nature and do not change materially any Person’s rights or obligations thereunder; provided that any such waiver shall be delivered to the Administrative Agent in accordance with Section 11.1.1(l));

(e) subject to clause (a) above, waive, fail to enforce, forgive or release any material right, interest or entitlement whatsoever arising under or in respect of any Material Underlying Financing Document;

(f) subject to clause (a) above, exercise any right to initiate an arbitration proceeding or expert decision under any Material Underlying Financing Document or take any action with respect to any arbitration proceeding or expert decision commenced under any Material Underlying Financing Document;

(g) replace any Material Underlying Financing Participant under any Material Underlying Financing Document or agree to or permit the assignment of any material rights or the delegation of any material obligations of any Material Underlying Financing Participant under any Material Underlying Financing Document or Required Approval except as may be required by the Security Documents; or

Amended & Restated Loan Agreement (G&I)

(h) agree to amend, supplement or otherwise modify any Material Underlying Financing Document or any rights or obligations of any Material Underlying Financing Participant thereunder (other than such modifications as are required to correct a manifest error or are of a formal, minor or technical nature and do not change materially any Person’s rights or obligations thereunder; provided that any such modification shall be delivered to the Administrative Agent in accordance with Section 11.1.1(l));

provided that any action taken or not taken by Administrative Agent pursuant to this Section 11.2.19 shall be independent of and shall not in any way negatively affect or otherwise limit Administrative Agent’s rights under and pursuant to Section 9.1.

11.2.20. Tax Classification. Take, or cause or permit any other Person to take, any action that could reasonably be expected to change the classification, for U.S. federal income Tax purposes, of any Obligor as a partnership, an entity disregarded as separate from its owner, a REIT, a QRS or a TRS, as the case may be.

11.2.21. [Reserved]

11.2.22. Collateral. Take any action to cause the original Intercompany Note, other Intercompany Loan Documents and Underlying Financing Documents to be held by any party other than the Collateral Agent on behalf of the Administrative Agent for the benefit of the Secured Parties or the Other Collateral Agent on behalf of the Other Administrative Agent for the benefit of the Secured Parties (as defined in the Other Loan Agreement), except with the written consent of the Administrative Agent.

11.2.23. Loans. Make any loans or other advances of money to any Person except, in respect of the Borrower, to a Related Borrower Subsidiary in connection with an Approved Financing pursuant to the terms of the Intercompany Documents or to a Related Borrower Subsidiary (as defined in the Other Loan Agreement) in connection with an Approved Financing (as defined in the Other Loan Agreement) pursuant to the terms of the Intercompany Documents (as defined in the Other Loan Agreement), and with respect to each Related Borrower Subsidiary, to the respective Underlying Borrower in respect of an Approved Financing pursuant to the terms of the Underlying Financing Agreements (as defined in the Other Loan Agreement) or an Approved Financing pursuant to the terms of the Underlying Financing Agreements (as defined in the Other Loan Agreement).

11.2.24. Hedge Agreements. Enter into any Hedge Agreement other than a Permitted Interest Rate Hedge Agreement or a Permitted Interest Rate Hedge Agreement (as defined in the Other Loan Agreement); provided that, no such agreement may be entered into unless and until the Borrowers and Administrative Agent have agreed on a methodology in which to ascribe value to the payments proposed to be made under any such agreement.

11.2.25. Intercompany Documents. Agree to amend, supplement or otherwise modify any Intercompany Document or any rights or obligations of any party thereunder except for modifications as are required to correct a manifest error.

11.2.26. Borrower Subsidiary Assets. Cause or permit (i) any Related Borrower Subsidiary to own directly or indirectly any assets other than Approved Financings

Amended & Restated Loan Agreement (G&I)

(and all documents executed in connection therewith) that are included within the Borrowing Base as Eligible Collateral and any Approved Financings (as defined in the Other Loan Agreement) that are included within the Borrowing Base (as defined in the Other Loan Agreement) as Eligible Collateral (as defined in the Other Loan Agreement) under the Other Loan Facility and, in each case, pledged to the Collateral Agent by Borrowers as security for the outstanding Obligations and (ii) any Related Borrower Subsidiary to own an Approved Financing or an Approved Financing (as defined in the Other Loan Agreement) under the Other Loan Facility unless such loan was originally acquired by such Related Borrower Subsidiary with the proceeds received from an Intercompany Note.

11.2.27. Sanctions. Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions.

11.2.28. Interest Service Coverage Ratio. Permit the Interest Service Coverage Ratio as of the end of any Semi-annual Period to be less than the Interest Service Coverage Ratio Threshold as of the last day of such period.

SECTION 12. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

12.1. Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

12.1.1. REIT and Partnership Status. HA INC shall, for any reason, lose or fail to maintain its REIT Status; any of HA LP, HA LLC, HAT Holdings I, HAT Holdings II or a Borrower shall, for any reason, lose or fail to maintain its status as a partnership or an entity disregarded as separate from its owner (or, in the case of each of HAT Holdings I and HAT Holdings II, its status as a TRS of HA INC) for U.S. federal income Tax purposes.

12.1.2. Failure to Make Payments When Due. Failure by a Borrower to pay (i) any interest due on the Loans or any fee or any other amount (other than amounts referred to in clauses (ii) and (iii) of this Section 12.1.2) due hereunder within five (5) Business Days after the date due, (ii) any principal amount due on the Loans, including without limitation, pursuant to Section 5.2.1(a), Section 5.2.1(b) and Section 5.2.1(c), on the date such payment is due or (iii) any fee or other amount payable pursuant to Sections 3.4.2, 3.4.3, 3.6, 3.7, 3.9 and 5.7 on the date such payment is due.

12.1.3. Default in Other Agreements. Any failure by any Guarantor (a) to pay any amount due under the Guaranty; provided that if the amount being claimed under the Guaranty is solely in respect of interest, fees or such other amounts that, in each such case, are referred to and payable by Borrowers in accordance with clause (i) of Section 12.1.2, then any Guarantors failure to pay any such amount under the Guaranty shall not be an immediate Event

Amended & Restated Loan Agreement (G&I)

of Default but shall mature into an Event of Default immediately upon the expiration, without payment by the Borrowers, of the five (5) Business Day cure period provided to Borrowers in such clause (i) of Section 12.1.2, (b) to perform or observe any of its obligations under Section 15(b)(ii)(B) (Existence) or Section 15(b)(iii) (Inspections; Books and Records) of the Guaranty, which failure, if capable of being cured, remains uncured for a period of five (5) Business Days after the date that any such Guarantor receives notice or otherwise Knows of any such failure, (c) to perform or observe any of the covenants set forth in Sections 15(b)(ii)(A) (Existence), (vii) (Financial Covenants), (x) (Margin Regulations), (xi) (Investment Company Act), (xii) (Merger; Bankruptcy), (xiii) (Liquidation, Etc.) or (xiv) (Acquisitions) of the Guaranty, or (d) (i) to make any payment (other than under the Guaranty) when due (whether by scheduled maturity, required payment, acceleration, demand, or otherwise) in respect of any Debt or other obligation or guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000, or (ii) to observe or perform any other agreement or condition relating to any Debt, obligation or guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure or other event results in the delivery to and receipt by a Guarantor of a written notice of default of such Debt, obligation or guaranty relating thereto.

12.1.4. ERISA Event. Either (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan or (ii) an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, in each case, to the extent such event, liability or failure has or could reasonably be expected to have a Material Adverse Effect.

12.1.5. Covenants Without Cure Period. (a) Any failure by any Borrower to perform or observe any of its obligations under Section 9.1.2, 9.1.3, 9.1.5, clauses (g), (h), (i), (k)(iv), (k)(v), (k)(vi) or (k)(vii) of Section 11.1.1, 11.1.2(b), 11.1.3, 11.1.6, 11.1.11, 11.1.14, 11.1.17, 11.2.2, 11.2.3, 11.2.5, 11.2.15, 11.2.17 and 11.2.19, which failure, if capable of being cured, remains uncured for a period of five (5) Business Days after the date that any Borrower receives notice or otherwise Knows of such failure; or (b) any failure by any Borrower to perform or observe any of its obligations under Sections 9.2.4, 11.1.1(f), 11.1.2(a), 11.1.9, or 11.2 (other than those clauses of Section 11.2 specified in clause (a) of this Section 12.1.5).

12.1.6. Covenants and Other Agreements with Cure Period. Any failure by a Borrower or Guarantor to perform or observe any of the covenants or provisions set forth in any Loan Document to which it is a party (exclusive of any events specified as an Event of Default in any other clause of this Section 12.1), which failure, if capable of being cured, remains uncured for a period of thirty (30) days (the “Initial Cure Period”) after the date that such Borrower or Guarantor receives notice or otherwise Knows of such failure; provided that an event specified in this Section 12.1.6 which is capable of being cured shall not constitute an Event of Default until an additional thirty (30) days following the Initial Cure Period has elapsed, if such Borrower or Guarantor began taking actions to cure such event during the Initial Cure Period and reasonably expects that such cure will be accomplished within such additional thirty (30) days.

Amended & Restated Loan Agreement (G&I)

12.1.7. Breach of Representations, Etc. Any representation or warranty herein or in any other Loan Document or in any written statement, report, financial statement or certificate made or delivered to any Agent or Lender by or on behalf of any Obligor shall be false or misleading in any material respect (without duplication of other materiality qualifiers) as of the date made.

12.1.8. Involuntary Bankruptcy; Appointment of Receiver, Etc. (a) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Obligor in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (b) an involuntary case shall be commenced against any Obligor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect and any such event described in this clause (b) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or (c) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Obligor, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Obligor for all or a substantial part of its property, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Obligor.

12.1.9. Voluntary Bankruptcy; Appointment of Receiver, Etc. (a) Any Obligor shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Obligor shall make any assignment for the benefit of creditors; or (b) any Obligor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Obligor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 12.1.8.

12.1.10. Judgments and Attachments. One or more Governmental Judgments shall be entered against any Obligor and (a) such Governmental Judgments shall not be vacated, discharged or stayed or bonded pending appeal for a period of sixty (60) days and (b)(i) the aggregate amount of all such Governmental Judgments outstanding at any time (except to the extent the Borrowers have provided Administrative Agent with evidence satisfactory to Administrative Agent that a bona fide claim exists under its insurance policies in respect of such judgment and no insurer has disputed coverage for such claim or such Obligor has posted collateral satisfactory to the Administrative Agent) exceeds $1,000,000 and (ii) such Governmental Judgments could reasonably be expected to have a Material Adverse Effect.

Amended & Restated Loan Agreement (G&I)

12.1.11. Dissolution. Any order, judgment or decree shall be entered against any Obligors decreeing the dissolution, liquidation or winding up or split up of such Person.

12.1.12. Change of Control. A Change of Control shall have occurred.

12.1.13. Unenforceability, Termination, Repudiation or Transfer of Any Loan Document. Any Loan Document or any material provision hereof or thereof (a) is terminated (other than in accordance with its terms), (b) ceases to be valid and binding and in full force and effect, or the performance of any material obligation under any such document by any Obligor becomes unlawful, (c) is declared to be void or is repudiated or is the subject of a challenge to its validity or enforceability by any Obligor, or (d) shall be assigned or otherwise transferred or terminated by any Obligor party thereto prior to the repayment in full of all Obligations in any manner except as provided for herein.

12.1.14. Security Interests. Any of the Security Documents shall fail in any respect to provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby or such Lien in respect of all or any portion of the Collateral shall fail to have the priority contemplated therefore in such Security Documents, or any such Security Document or Lien in respect of all or any portion of the Collateral shall cease to be in full force and effect, or the validity thereof or the applicability thereof to the Advances, the Obligations or any other obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed by or on behalf of any Obligor party thereto (other than Administrative Agent or Collateral Agent).

12.1.15. Governmental Approvals and Required Approvals. Any Borrower Party shall fail to obtain, renew, maintain or comply in all material respects with any Required Approval or any such Required Approval shall be rescinded, terminated, suspended, modified, withdrawn or withheld or shall be determined to be invalid or shall cease to be in full force and effect and such circumstances could reasonably be expected to result in a Material Adverse Effect; or any proceedings shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying, withdrawing or withholding any such Required Approval and such proceedings could reasonably be expected to result in a Material Adverse Effect.

12.1.16. Foreign Asset Control Regulations. Any disbursements of the Loan Facility or the use of the proceeds thereof shall violate the Foreign Asset Control Regulations in any material respect.

12.1.17. [Reserved]

12.1.18. Anti-Terrorism Laws. Any Obligor or any of their respective Principal Persons shall fail to comply in any material respects with the Anti-Terrorism Laws.

12.1.19. Investment Company Act of 1940. Any failure by the any Obligor to qualify for an exclusion from registration as an investment company under the Investment Company Act of 1940.

12.1.20. [Reserved]

Amended & Restated Loan Agreement (G&I)

12.1.21. Watched Loans. At any time prior to the Revolver Termination Date, fifty percent (50%) or more of the total Approved Financings are Watched Loans.

12.1.22. [Reserved]

12.1.23. Other Loan Facility. An Event of Default (as defined under the Other Loan Facility).

12.2. Remedies upon Default.

12.2.1. Upon the occurrence of (a) any Event of Default described in Section 12.1.8 or 12.1.9 in respect of any Borrower, automatically, and (b) during the continuance of any other Event of Default and notice to Borrower Agent by Administrative Agent, (i) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower: (A) the unpaid principal amount of and accrued interest on the Loans and (B) all other Obligations; (ii) Administrative Agent may direct Collateral Agent to enforce any and all Liens and security interests created in the Collateral of Borrowers pursuant to the Security Documents; and (iii) Administrative Agent may exercise any and all rights and remedies available to it with respect to the Eligible Collateral, any Obligor under any Intercompany Document or Material Underlying Financing Document to which such Obligor is a party, or any Material Underlying Financing Participant under any Material Underlying Financing Document or otherwise under Applicable Laws.

12.2.2. In addition to the rights and remedies provided to Administrative Agent in Section 12.2.1, upon the occurrence of and during the continuation of any Event of Default, Administrative Agent shall have the right to exercise all rights of each Borrower with respect to each Approved Financing.

12.2.3. Each Borrower acknowledges and agrees that Administrative Agent shall have the continuing and exclusive right to apply and reapply proceeds of Collateral against the Obligations, in such manner as Administrative agent deems advisable.

12.2.4. In addition to the rights and remedies provided to Administrative Agent in Sections 12.2.1, 12.2.2 and 12.2.3, upon the occurrence of and during the continuation of any Event of Default described in Section 12.1.21, Administrative Agent shall have the right to exercise all rights of each Borrower under the Loan Documents, including to control all decisions with respect to each Approved Financing.

12.3. Sub-License. Each Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, for the purpose, upon the occurrence and during the continuation of any Event of Default, of advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral or other Property of any Borrower Party. Each Borrower’s rights and interests under Intellectual Property shall inure to Agents’ benefit.

Amended & Restated Loan Agreement (G&I)

12.4. Setoff. At any time during an Event of Default, Administrative Agent, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Administrative Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, whether or not Administrative Agent, such Lender or such Affiliate shall have made any demand under any Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Administrative Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Administrative Agent, each Lender and each such Affiliate under this Section 12.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have. Administrative Agent and each Lender agrees to use reasonable efforts to notify the Borrower Agent and Administrative Agent promptly after any such setoff and application; provided, however, that (i) the failure to give such notice shall not affect the validity of such setoff and (ii) neither the Administrative Agent nor any Lender shall have any liability in the event of any failure to give such notice.

12.5. Remedies Cumulative; No Waiver.

12.5.1. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agents and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

12.5.2. Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of any Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by any Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 13. AGENT

13.1. Appointment and Authority. Each of Lenders hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 13 are solely for the benefit of Administrative Agent and Lenders and neither Borrowers nor any other Obligor shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not

Amended & Restated Loan Agreement (G&I)

intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

13.2. Exculpatory Provisions.

13.2.1. No Duty. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

13.2.2. Required Lenders. Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 15.1 and 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to Administrative Agent by Borrowers or a Lender.

13.2.3. Reliance. Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

Amended & Restated Loan Agreement (G&I)

13.3. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

13.4. Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 13 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

13.5. Resignation of Administrative Agent.

13.5.1. Resignation. Administrative Agent may at any time give notice of its resignation to Lenders and Borrowers; provided that Bank of America will not resign as Administrative Agent unless otherwise required by law or in order to comply with regulatory requirements applicable to it; provided, further, that any successor to Bank of America by merger or acquisition of stock shall continue to be Administrative Agent hereunder without further act on the part of any Secured Party or Obligor. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

Amended & Restated Loan Agreement (G&I)

13.5.2. Removal. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to Borrower Agent and such Person remove such Person as Administrative Agent and, in consultation with Borrowers, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

13.5.3. Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 5.7.6 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 13.5). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 13 and Section 15.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

13.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished hereunder or thereunder.

Amended & Restated Loan Agreement (G&I)

13.7. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, Collateral Agent, or a Lender hereunder.

13.8. Administrative Agent May File Proofs of Claim.

13.8.1. Authorization. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower or Guarantor, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and Advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Sections 3.2, 3.4 and 15.2) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 3.2, 3.4 and 15.2.

13.8.2. No Reorganization Authorization. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

13.9. Collateral and Guaranty Matters.

13.9.1. Further Authorization. Without limiting the provisions of Section 13.8, Lenders irrevocably authorize Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon Commitment Termination Date and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection

Amended & Restated Loan Agreement (G&I)

with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by Required Lenders; and

(b) to subordinate any Lien on any property granted to or held by Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 11.2.2.

13.9.2. Confirmation of Release Authority. Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 13.9.

13.9.3. Reliance. Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Borrower or Guarantor in connection therewith, nor shall Administrative Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS

14.1. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 14.3 or (ii) by way of participation in accordance with the provisions of Section 14.2 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.2 and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

14.2. Participations.

14.2.1. Participations. Any Lender may at any time, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or Borrowers or any of Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 15.2.3 without regard to the existence of any participation.

Amended & Restated Loan Agreement (G&I)

14.2.2. Participation Instruments. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 15.1.1 that affects such Participant. Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9 and 5.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.3 (it being understood that the documentation required under Section 5.8 shall be delivered to Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 5.10, 14.4 and 15.13 as if it were an assignee pursuant to Section 14.3 and (B) shall not be entitled to receive any greater payment under Sections 3.7, 3.9 and 5.7, with respect to any participation, than Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrowers’ request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 5.10.1 or 5.10.2, with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.1.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

14.2.3. Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Borrower Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Amended & Restated Loan Agreement (G&I)

14.3. Assignments.

14.3.1. Permitted Assignments. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a) the aggregate amount of the Commitments retained by Bank of America, N.A., as Lender, is at least 50.1% of all Commitments

(b)

(i) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (ii) below in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund administered or managed by a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(ii) in any case not described in clause (i) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower Agent otherwise consents (such consent not to be unreasonably withheld or delayed).

(c) Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(d) No consent shall be required for any assignment except to the extent required by clause (b)(ii) above and, in addition:

(i) the consent of Borrower Agent (such consent not to be unreasonably withheld or delayed) required pursuant to clause (b)(ii) above shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that consent of Borrower Agent shall not be required during the primary syndication of the credit facility provided herein; and

(ii) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund administered or managed by a Lender or an Affiliate of a Lender.

Amended & Restated Loan Agreement (G&I)

(e) The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(f) No such assignment shall be made (i) to any Borrower or any Affiliate or Subsidiary of any Borrower, (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) to a natural Person.

(g) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or other compensating actions, including funding, with the consent of Borrower Agent and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (g), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

14.3.2. Accession; Survival. Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 14.3.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.7, 3.9, 5.7, 5.10.1, 5.10.2 and 15.2 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrowers (at their expense) shall execute and deliver a Borrower Note(s) to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this

Amended & Restated Loan Agreement (G&I)

Agreement that does not comply with this Section 14.3.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.2.

14.3.3. Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and the Register. The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

14.4. Replacement of Certain Lenders.

14.4.1. Replacement. If Borrowers are entitled to replace a Lender pursuant to the provisions of Section 5.10, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower Agent may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.1), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.7 and 5.7) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 14.1;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 5.7 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with Applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

14.4.2. No Assignment for Waiver. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Amended & Restated Loan Agreement (G&I)

SECTION 15. MISCELLANEOUS

15.1. Consents, Amendments and Waivers.

15.1.1. Amendment. No amendment or waiver of any provision of any Loan Document, and no consent to any departure by any Borrower or any other Obligor therefrom, shall be effective unless in writing signed by Required Lenders and each Borrower or the applicable Obligor, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 6, without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 12.2) without the written consent of such Lender;

(c) postpone or extend any date fixed by or any Loan Document for any payment (including Mandatory Prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document or postpone or extend any scheduled Commitment reduction without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the proviso to this clause (d)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e) change Section 5.5.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section 15.1 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral or substantially all of the value of the Guaranty, in each case, without the written consent of each Lender; or

(h) without the prior written consent of Required Lenders, change the definition of the terms “Availability” or “Borrowing Base” or any component definition used

Amended & Restated Loan Agreement (G&I)

therein if, as a result thereof, the amounts available to be borrowed by Borrowers would be increased; provided that the foregoing shall not limit the discretion of Administrative Agent to add new Approved Financings to the Borrowing Base as provided herein;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under any Loan Document; and (ii) the Agent Commitment Document may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

15.1.2. Limitations. The agreement of any Borrower shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and Administrative Agent as among themselves. Any waiver or consent granted by Administrative Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

15.1.3. Payment for Consents. Each Borrower shall not, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a pro rata basis to all Lenders providing their consent.

15.2. Expenses; Indemnity; Damage Waiver.

15.2.1. [Reserved]

15.2.2. Borrowers shall indemnify the Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrowers and other Obligor) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 5.7), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or

Amended & Restated Loan Agreement (G&I)

from any property owned or operated by any Obligor or any of its Subsidiaries, or any Environmental Notice related in any way to Borrowers or other Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Obligor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrowers or any other Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 5.7, this Section 15.2.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

15.2.3. To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under Section 3.4 or 15.2.2 to be paid by it to Administrative Agent (or any sub-agent thereof) or any of its Related Parties, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Outstanding Amount at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or against any Related Party acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this Section 15.2.3 are subject to the provisions of Section 5.1.6.

15.2.4. To the fullest extent permitted by Applicable Law, Borrowers shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 15.2.2 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

15.2.5. All amounts due under this Section 15.2 shall be payable not later than ten (10) Business Days after demand therefor.

Amended & Restated Loan Agreement (G&I)

15.2.6. The agreements in this Section 15.2 and the indemnity provisions herein shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the aggregate Outstanding Amount and Commitments and the repayment, satisfaction or discharge of all the other Obligations.

15.3. Notices and Communications.

15.3.1. Notice Address. All notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Loan Document Effective Date, at the address shown on its Assignment and Assumption), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three (3) Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by Personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Sections 2.5, 3.5, 3.7, 3.9, 4.1, 5.2, 5.7, 5.10.1, 11.1.1, 13.2 and 14.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

15.3.2. Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters, and distribution of Loan Documents. Administrative Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

15.3.3. Platform. Borrowers hereby acknowledge that (a) Administrative Agent may, but shall not be obligated to, make available to Lenders the Borrower Materials by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrowers shall be deemed to have authorized Administrative Agent and Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 15.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent shall be entitled to

Amended & Restated Loan Agreement (G&I)

treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrowers, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrowers’, any other Obligor’s or Administrative Agent’s transmission of Borrower Materials through the Internet; except to the extent that a court of competent jurisdiction by final and non-appealable judgment has determined that such losses, claims, damages, liabilities or expenses arising out of Administrative Agent’s transmission of Borrower Materials resulted from the gross negligence or willful misconduct of such Agent Party.

15.3.4. Non-Conforming Communications. Agents and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

15.4. Performance of Borrowers’ Obligations. Each Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully and reasonably requested by Administrative Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Collateral Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of any Agent under this Section 15.4 shall be reimbursed to such Agent by Borrowers on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Loans. Any payment made or action taken by Agents under this Section 15.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

15.5. Credit Inquiries. Administrative Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor.

15.6. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

Amended & Restated Loan Agreement (G&I)

15.7. Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

15.8. Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Administrative Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

15.9. Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

15.10. Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

15.11. Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Administrative Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Administrative Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Administrative Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

15.12. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers and each Obligor acknowledge and agree, and acknowledges their respective Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and

Amended & Restated Loan Agreement (G&I)

Lenders are arm’s-length commercial transactions between Borrowers and their respective Affiliates, on the one hand, and the Agents and Lenders, on the other hand, (B) each of Borrowers have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents and each Lender are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Agents nor any Lender have any obligation to Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their respective Affiliates, and neither the Agents nor any Lender have any obligation to disclose any of such interests to Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Agents or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

15.13. Confidentiality. Each of Agents and Lenders shall maintain the confidentiality of all Information, except that Information may be disclosed (except and to the extent restricted by any letter agreement entered into on the date hereof) (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section 15.13, to any transferee or any actual or prospective party (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or an Obligor’s obligations; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 15.13 or (ii) is available to any Agent, any Lender or any of their Affiliates on a non-confidential basis from a source other than Borrowers. Notwithstanding the foregoing, Administrative Agent and Lenders may publish or disseminate general information (but not details concerning individual Underlying Financings) concerning this credit facility for league table, tombstone and advertising purposes, and may use any Borrower’s logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Underlying Borrower or Underlying Obligor relating to it or its business that is not identified as being Public when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section 15.13 shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information. Each of Agents and Lenders acknowledges that (x) Information may include material non-public information; (y) it has developed compliance procedures regarding the use of material non-public information; and (z) it will handle such material non-public information in accordance with Applicable Law.

Amended & Restated Loan Agreement (G&I)

15.14. GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS.

15.15. Consent to Forum.

15.15.1. Forum. EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, THE STATE OF NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE, EACH BORROWER IRREVOCABLY APPOINTS CORPORATION SERVICE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK; EACH BORROWER AGREES THAT FAILURE BY ITS AGENT FOR SERVICE OF PROCESS TO NOTIFY SUCH BORROWER OF THE SERVICE OF PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED; AND EACH BORROWER CONSENTS TO THE SERVICE OF PROCESS RELATING TO ANY SUCH PROCEEDINGS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH HEREIN. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

15.15.2. Other Jurisdictions. Nothing herein shall limit the right of Administrative Agent or any Lender to bring proceedings against any Borrower in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agents of any judgment or order obtained in any forum or jurisdiction.

15.16. Waivers by each Borrower. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agents and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and

Amended & Restated Loan Agreement (G&I)

guaranties at any time held by any Agent on which any Borrower may in any way be liable, and hereby ratifies anything Agents may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agents to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agents or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Administrative Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.17. Patriot Act Notice. Each Lender that is subject to the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the Patriot Act , it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the Patriot Act. Borrowers shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

15.18. NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

15.19. AMENDMENT AND RESTATEMENT; NO NOVATION. This A&R Agreement constitutes an amendment and restatement of the Original Loan Agreement, effective from and after the A&R Effective Date. The execution and delivery of this A&R Agreement shall not constitute a novation of any Obligation, indebtedness or other obligations owing to the Secured Parties under the Original Loan Agreement based on facts or events occurring or existing prior to the execution and delivery of this A&R Agreement. On the A&R Effective Date, the loan facility described in the Original Loan Agreement shall be amended, supplemented, modified and restated in its entirety by the facility described herein, and all Obligations of Borrowers outstanding as of such A&R Effective Date shall be deemed to be Obligations under the Loan Facility, without any further action by any Person.

[Remainder of page intentionally left blank; signatures begin on following page]

Amended & Restated Loan Agreement (G&I)

IN WITNESS WHEREOF, this A&R Agreement has been executed and delivered as of the date set forth above.

HASI CF I BORROWER LLC:

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President

Address:
1906 Towne Centre Blvd, Suite 370
Annapolis, MD 21401
Attn: Legal Department
Telecopy: 410-571-6199
Electronic Mail:
legaldepartment@hannonarmstrong.com

HAT CF I BORROWER LLC:

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President

Address:
1906 Towne Centre Blvd, Suite 370
Annapolis, MD 21401
Attn: Legal Department
Telecopy: 410-571-6199
Electronic Mail:
legaldepartment@hannonarmstrong.com

HAT CF II BORROWER LLC:

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President

Address:
1906 Towne Centre Blvd, Suite 370
Annapolis, MD 21401
Attn: Legal Department
Telecopy: 410-571-6199
Electronic Mail:
legaldepartment@hannonarmstrong.com

[Signature Page to Amended & Restated Loan Agreement (G&I)]

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maria McClain
Name:	Maria McClain
Title:	Vice President, Agency Management

Address:
Bank of America, N.A.
Agency Management
101 S. Tryon Street
Mail Code: NC 1-002-15-36
Charlotte, NC 28255
Attention: Maria A. McClain
Telephone: 980-388-1935
Telecopier: 704-409-0913

BANK OF AMERICA, N.A., as Lender

By:	/s/ Sheikh Omer-Farooq
Name:	Sheikh Omer-Farooq

Title:	Director

Address:
Bank of America, N.A.
One Bryant Park
Mail Code: NY1-100-14-01
New York, NY 10036
Attention: Omer Farooq
Telephone: 646-855-2927
Telecopier: 646-855-5067

[Signature Page to Amended & Restated Loan Agreement (G&I)]